                                                                    EXHIBIT 4(c)






                          SECOND AMENDED AND RESTATED

                         CREDIT ACCEPTANCE CORPORATION

                          $150,000,000 LINE OF CREDIT

                                      AND

                    $100,000,000 REVOLVING CREDIT AGREEMENT

                          DATED AS OF DECEMBER 4, 1996

                            COMERICA BANK, AS AGENT

                     LASALLE NATIONAL BANK AND THE BANK OF
                             NEW YORK, AS CO-AGENTS



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                               TABLE OF CONTENTS
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
         1.      DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

         2.      LINE OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

                 2.1         Commitment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 2.2         Accrual of Interest and Maturity.  . . . . . . . . . . . . . . . . . . . . . . . . .   33
                 2.3         Requests for and Refundings and Conversions
                              of Advances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                 2.4         Disbursement of Advances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 2.5         Prime-based Interest Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                 2.6         Eurocurrency-based Interest Payments.  . . . . . . . . . . . . . . . . . . . . . . .   38
                 2.7         Interest Payments on Conversions.  . . . . . . . . . . . . . . . . . . . . . . . . .   39
                 2.8         Interest on Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                 2.9         Prepayment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                 2.10        Determination, Denomination and
                              Redenomination of Alternative Currency
                              Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                 2.11        Prime-based Advance in Absence of Election
                              or Upon Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                 2.12        Line of Credit Facility Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                 2.13        Currency Appreciation; Sublimits; Mandatory
                              Reduction of Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
                 2.14        Optional Reduction or Termination of Line
                              of Credit Maximum Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
                 2.15        Extension of Line of Credit Maturity Date. . . . . . . . . . . . . . . . . . . . . .   44
                 2.16        Line of Credit as Renewal; Application of
                              Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

         3.      REVOLVING CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

                 3.1         Commitment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
                 3.2         Accrual of Interest and Maturity.  . . . . . . . . . . . . . . . . . . . . . . . . .   46
                 3.3         Requests for and Refundings and Conversions
                              of Advances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
                 3.4         Disbursement of Advances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
                 3.5         (a)  Swing Line Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
                             (c)  Requests for Swing Line Advances. . . . . . . . . . . . . . . . . . . . . . . .   52
                             (d)  Disbursement of Swing Line
                                            Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
                             (e)  Refunding of or Participation
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                               TABLE OF CONTENTS

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
                                            Interest in Swing Line Advances.  . . . . . . . . . . . . . . . . . .   55
                 3.6         Prime-based Interest Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                 3.7         Eurocurrency-based Interest Payments and
                              Quoted Rate Interest Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . .   57
                 3.8         Interest Payments on Conversions.  . . . . . . . . . . . . . . . . . . . . . . . . .   58
                 3.9         Interest on Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
                 3.10        Prepayment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59

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                                  (Continued)

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
                 3.11        Determination, Denomination and
                              Redenomination of Alternative Currency
                              Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                 3.12        Prime-based Advance in Absence of Election
                              or Upon Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
                 3.13        Revolving Credit Facility Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                 3.14        Currency Appreciation; Sublimits; Mandatory
                              Reduction of Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
                 3.15        Optional Reduction or Termination of
                              Revolving Credit Maximum Amount.  . . . . . . . . . . . . . . . . . . . . . . . . .   63
                 3.16        Extensions of Revolving Credit Maturity
                              Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
                 3.17        Revolving Credit as Renewal; Application of
                              Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

         3A.     LETTERS OF CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

                 3A.1        Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
                 3A.2        Conditions to Issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
                 3A.3        Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
                 3A.4        Letter of Credit Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
                 3A.5        Issuance Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
                 3A.6        Draws and Demands for Payment Under Letters
                              of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
                 3A.7        Obligations Irrevocable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
                 3A.8        Risk Under Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
                 3A.9        Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
                 3A.10       Right of Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
                 3A.11       Existing Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76

         4.      MARGIN ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

                 4.1         Margin Adjustments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

         5.      CONDITIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

                 5.1         Execution of Notes, this Agreement and the
                              other Loan Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
                 5.2         Corporate Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
                 5.3         Company Guaranty.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
                 5.4         Subsidiary Guaranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78





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                                  (Continued)
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
                 5.5         Representations and Warranties -- All
                              Parties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
                 5.6         Compliance with Certain Documents and
                              Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
                 5.7         Opinion of Counsel.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
                 5.8         Company's Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
                 5.9         Payment of Agent's and Other Fees. . . . . . . . . . . . . . . . . . . . . . . . . .   79
                 5.10        Other Documents and Instruments. . . . . . . . . . . . . . . . . . . . . . . . . . .   79
                 5.11        Continuing Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80

         6.      REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80

                 6.1         Corporate Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
                 6.2         Due Authorization - Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
                 6.3         Due Authorization -- Permitted Borrowers
                              and CACI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
                 6.4         Title to Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
                 6.5         Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
                 6.6         Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
                 6.7         Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
                 6.8         No Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
                 6.9         Enforceability of Agreement and Loan
                              Documents -- Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
                 6.10        Enforceability of CACI Guaranty -- CACI. . . . . . . . . . . . . . . . . . . . . . .   82
                 6.11        Enforceability of Loan Documents --
                              Permitted Borrowers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
                 6.12        Non-contravention -- Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
                 6.13        Non-contravention -- CACI. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
                 6.14        Non-contravention -- Permitted Borrowers.  . . . . . . . . . . . . . . . . . . . . .   83
                 6.15        No Litigation -- Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
                 6.16        No Litigation -- Other Parties.  . . . . . . . . . . . . . . . . . . . . . . . . . .   84
                 6.17        Consents, Approvals and Filings, Etc.  . . . . . . . . . . . . . . . . . . . . . . .   85
                 6.18        Agreements Affecting Financial Condition.  . . . . . . . . . . . . . . . . . . . . .   85
                 6.19        No Investment Company; No Margin Stock.  . . . . . . . . . . . . . . . . . . . . . .   85
                 6.20        ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
                 6.21        Environmental Matters and Safety Matters.  . . . . . . . . . . . . . . . . . . . . .   86
                 6.22        Accuracy of Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88

         7.      AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88

                 7.1         Preservation of Existence, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .   88
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                 7.2         Keeping of Books.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
                 7.3         Reporting Requirements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89
                 7.4         Maintain Total Debt to Tangible Net Worth
                              Level.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
                 7.5         Maintain Senior Funded Debt Level. . . . . . . . . . . . . . . . . . . . . . . . . .   90
                 7.6         Maintain Subordinated Funded Debt Level. . . . . . . . . . . . . . . . . . . . . . .   91
                 7.7         Minimum Tangible Net Worth.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
                 7.8         Maintain Senior Funded Debt to Gross
                              Installment Contracts Level.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
                 7.9         Maintain Fixed Charge Coverage Ratio.  . . . . . . . . . . . . . . . . . . . . . . .   91
                 7.10        Inspections. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
                 7.11        Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
                 7.12        Further Assurances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
                 7.13        Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
                 7.14        Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
                 7.15        Governmental and Other Approvals.  . . . . . . . . . . . . . . . . . . . . . . . . .   93
                 7.16        Compliance with Contractual Obligations and
                              Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
                 7.17        ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
                 7.18        Environmental Matters. 94
                 7.19        Maintain Debt Rating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
                 7.20        Installment Contract Standards.  . . . . . . . . . . . . . . . . . . . . . . . . . .   95
                 7.21        Financial Covenant Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
                 7.22        Subsidiaries; Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97

         8.      NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97

                 8.1         Capital Structure and Redemptions. . . . . . . . . . . . . . . . . . . . . . . . . .   97
                 8.2         Business Purposes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
                 8.3         Mergers or Dispositions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
                 8.4         Guaranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
                 8.5         Debt.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
                 8.6         Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
                 8.7         Acquisitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
                 8.8         Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
                 8.9         Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
                 8.10        Transactions with Affiliates.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
                 8.11        No Further Negative Pledges. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
                 8.12        Prepayment of Debts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
                 8.13        Amendment of Senior Debt or Future Debt
                              Documents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
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                 8.14        Amendment of Subordinated Debt Documents . . . . . . . . . . . . . . . . . . . . . .  102

         9.      DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102

                 9.1         Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
                 9.2         Exercise of Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
                 9.3         Rights Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
                 9.4         Waiver by Company and Permitted Borrowers
                              of Certain Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
                 9.5         Waiver of Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
                 9.6         Cross-Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106

         10.     PAYMENTS, RECOVERIES AND COLLECTIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  107

                 10.1        Payment Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  107
                 10.2        Application of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
                 10.3        Pro-rata Recovery. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
                 10.4        Deposits and Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  110

         11.     CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.  . . . . . . . . . . . . . . . . . . . . . . .  110

                 11.1        Reimbursement of Prepayment Costs. . . . . . . . . . . . . . . . . . . . . . . . . .  110
                 11.2        Eurocurrency Lending Office. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
                 11.3        Availability of Alternative Currency.  . . . . . . . . . . . . . . . . . . . . . . .  111
                 11.4        Refunding Advances in Same Currency. . . . . . . . . . . . . . . . . . . . . . . . .  111
                 11.5        Circumstances Affecting Eurocurrency-based
                              Rate Availability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
                 11.6        Laws Affecting Eurocurrency-based Advance
                              Availability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112
                 11.7        Increased Cost of Eurocurrency-based
                              Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113
                 11.8        Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  114
                 11.9        Judgment Currency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  114
                 11.10       Other Increased Costs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  115

         12.     AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116

                 12.1        Appointment of Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
                 12.2        Deposit Account with Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
                 12.3        Exculpatory Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
                 12.4        Successor Agents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
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
                                                                                                                  Page
                                                                                                                  ----
                 12.5        Loans by Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
                 12.6        Credit Decisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
                 12.7        Notices by Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
                 12.8        Agent's Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
                 12.9        Nature of Agency.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
                 12.10       Authority of Agent to Enforce Notes and
                              This Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118
                 12.11       Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
                 12.12       Knowledge of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
                 12.13       Agent's Authorization; Action by Banks.  . . . . . . . . . . . . . . . . . . . . . .  119
                 12.14       Enforcement Actions by the Agent.  . . . . . . . . . . . . . . . . . . . . . . . . .  120
                 12.15       Co-Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120

         13.     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120

                 13.1        Accounting Principles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120
                 13.2        Consent to Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
                 13.3        Law of Michigan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
                 13.4        Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
                 13.5        Closing Costs; Other Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
                 13.6        Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  122
                 13.7        Further Action.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  122
                 13.8        Successors and Assigns; Assignments and
                              Participations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  123
                 13.9        Indulgence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
                 13.10       Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
                 13.11       Amendment and Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
                 13.12       Taxes and Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128
                 13.13       Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128
                 13.14       Withholding Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128
                 13.15       Effective Upon Execution.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  129
                 13.16       Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  129
                 13.17       Table of Contents and Headings.  . . . . . . . . . . . . . . . . . . . . . . . . . .  130
                 13.18       Construction of Certain Provisions.  . . . . . . . . . . . . . . . . . . . . . . . .  130
                 13.19       Independence of Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  130
                 13.20       Reliance on and Survival of Various
                              Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  130
                 13.21       Complete Agreement; Amendment and
                              Restatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  130

                               TABLE OF CONTENTS
                                  (Continued)

                                                                                                                  Page
                                                                                                                  ----


EXHIBITS
--------
         FORM OF REQUEST FOR ADVANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A

         FORM OF LINE OF CREDIT NOTE -- COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1

         FORM OF LINE OF CREDIT NOTE -- PERMITTED BORROWERS . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-2

         FORM OF REVOLVING CREDIT NOTE -- COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  C-1

         FORM OF REVOLVING CREDIT NOTE -- PERMITTED BORROWERS . . . . . . . . . . . . . . . . . . . . . . . . . .  C-2

         PERCENTAGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  D

         FORM OF SWING LINE NOTE -- COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  E-1

         FORM OF SWING LINE NOTE -- PERMITTED BORROWERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  E-2

         FORM OF REQUEST FOR SWING LINE ADVANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F

         FORM OF ASSIGNMENT AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  G

         FORM OF COVENANT COMPLIANCE CERTIFICATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  H

         FORM OF NOTICE OF LETTER OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I

         FORM OF COMPANY GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  J-1

         FORM OF DOMESTIC GUARANTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  J-2

         FORM OF FOREIGN GUARANTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  J-3

         FORM OF CACI GUARANTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  J-4

                               TABLE OF CONTENTS
                                  (Continued)

                                                                               Page
                                                                               ----
Schedules
---------
         4.1     -           Pricing Matrix

         6.6     -           Subsidiaries

         6.15    -           Litigation - Company

         6.16    -           Litigation - Other Parties

         8.5     -           Permitted Debt

         8.6     -           Liens

         8.8     -           Permitted Investments

         13.6    -           Notices

                          SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT


         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is made as of the 4th day of December, 1996, by and among the Banks signatory hereto (individually, "Bank", and collectively "Banks"), Comerica Bank, as agent for the Banks (in such capacity, "Agent"), Credit Acceptance Corporation, a Michigan corporation ("Company") and Credit Acceptance Corporation UK Limited, a corporation organized under the laws of England ("CAC UK"), CAC of Canada Limited, a corporation organized under the laws of Canada ("CAC Canada") and Credit Acceptance Corporation Ireland Limited, a corporation organized under the laws of the Republic of Ireland ("CAC Ireland").

         RECITALS:

         A. Company has requested that the Banks amend, renew and/or extend to it and to the Permitted Borrowers (as defined below), credit in the aggregate amount of up to Two Hundred Fifty Million Dollars ($250,000,000) consisting of the Line of Credit and the Revolving Credit (each as defined below) previously extended to Company and CAC UK pursuant to that certain Amended and Restated Credit Acceptance Corporation $120,000,000 Credit Agreement dated as of January 8, 1996 (as amended, the "Prior Credit Agreement") by and among Company, CAC UK, the Banks signatory thereto and Comerica Bank, individually and in its capacity as Agent, and also consisting of letters of credit, on the terms and conditions set forth herein.

         B. The Banks are prepared to extend such credit as aforesaid by amendment and renewal (but not in novation) of the Prior Credit Agreement, but only on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, COMPANY, PERMITTED BORROWERS, AGENT AND THE BANKS
AGREE:

         1.      DEFINITIONS

         For the purposes of this Agreement the following terms will have the following meanings:

         "Account Party(ies)" shall mean, with respect to any Letter of Credit, the account party or parties (which shall be Company and/or any Permitted Borrower) as named in an application to the Agent for the issuance of such Letter of Credit.

         "Advance(s)" shall mean, as the context may indicate, a borrowing requested by Company or by a Permitted Borrower, and made by Banks under
Section 2.1 or 3.1 of this Agreement, as the case may be, or requested by the Company or by a Permitted Borrower and made by the Swing Line Bank under
Section 3.5 hereof (including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3, 3.3 or 3.5(c) hereof) and any advance in respect of a Letter of Credit under Section 3A.6 hereof (including without limitation the unreimbursed amount of any draws under Letters of Credit) and shall include, as applicable, a Eurocurrency-based Advance, a Quoted Rate Advance, a Prime-based Advance and a Swing Line Advance.

         "Advances to Dealers" shall mean, as of any applicable date of determination, the dollar amount of advances, as such amount would appear in the footnotes to the financial statements of the Company and its Subsidiaries prepared in accordance with GAAP at such time, provided that "Advances to Dealers" shall not include Charged-Off Advances to the extent that such Charged-Off Advances exceed the portion of the Company's allowance for credit losses related to reserves against advances not expected to be recovered, as such allowance would appear in the footnotes to the financial statements of the Company and its Subsidiaries prepared in accordance with GAAP at such time. For purposes of this definition, (i) "Charged-Off Advances" shall mean, with respect to an Established Dealer, at any time, the Dollar amount of the advance balance related to the pool of installment contract receivables of such Established Dealer which exceeds the Trailing Twelve Months Payments for such pool multiplied by three (3); and (ii) "Established Dealer" shall mean, at any time, a dealer that has participated in the Company's program of financing and collecting Installment Contract receivables for the immediately preceding period of twelve (12) consecutive complete calendar months and has an advance balance in excess of Ten Thousand Dollars ($10,000) at such time; and (iii) "Trailing Twelve Months Payments" shall mean, at any time, the gross amount of payments on Installment Contract receivables received by the Company for the account of an Established Dealer during the immediately preceding period of twelve (12) consecutive complete calendar months.

         "Affiliate" shall mean, at any time, a Person (other than a Subsidiary) (a) that directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, the Company;
(b) that beneficially owns or holds five percent (5%) or more of any class of the voting stock of the Company; (c) five percent (5%) or more of the voting stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary; or (d) that is an officer or director (or a member of the immediate family of an officer or director) of the Company or any Subsidiary; in each case, at such time. As used in this definition, "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" shall mean Comerica Bank, a Michigan banking corporation, or any successor appointed in accordance with Section 12.4 hereof.

         "Agent's Correspondent" shall mean:

                 (a) for Advances in Sterling, Midland Bank plc., London, Great Britain;

                 (b)       for Advances in Canadian Dollars, Bank of Montreal,
         Canada;

                 (c) for Advances in Irish Punts, Ulster Bank Limited, Ireland; and

                 (d) for Advances in Eurodollars, Agent's Grand Cayman Branch (or for the account of said branch office, at Agent's main office in Detroit, Michigan, United States);

or at such other bank or banks as Agent may from time to time designate by written notice to Company, the Permitted Borrowers and the Banks.

         "Agent's Fees" shall mean those fees and expenses required to be paid by Company to Agent under Section 12.8 hereof.

         "Aggregate Sublimit" shall mean, as of any applicable date of determination, (a) from the effective date hereof until July 31, 1997, that amount equal to fifteen percent (15%), and (b) on and after August 1, 1997, that amount equal to twenty percent (20%), of Company's Consolidated Tangible Net Worth, determined as of the end of each fiscal quarter based upon the financial statements required to be delivered under Section 7.3(b) or 7.3(c) hereof, as the case may be, or (subject to the terms hereof) determined on a monthly basis at the request of the Company based on monthly financial statements to be delivered pursuant to Sections 2.13(b) and 3.14(b) hereof, (and giving effect to any changes in net worth shown in the applicable financial statements on the required date of delivery thereof).

         "Allowances for Credit Losses" shall mean those allowances or reserves established by Company or its Subsidiaries in arriving at installment contracts receivable, net on its Consolidated balance sheets, as disclosed in the footnotes thereto.

         "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

         "Alternative Currency" shall mean British Pounds Sterling ("Sterling"), Canadian Dollars (C$), Irish Punts ("Irish Punts"), and, subject to the prior written approval of Agent and each of the Banks and to the terms and conditions of this Agreement, such other freely convertible foreign currencies (which, when referred to herein or in any of the other Loan Documents, shall be referred to using the currency codes in effect from time to time under ISO International Standard 4217, or any such successor publication or standard) as requested by the Company or a Permitted Borrower.

         "Applicable Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate certain of the fees due and payable hereunder, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as Schedule 4.1.

         "Applicable Interest Rate" shall mean the Eurocurrency-based Rate, the Prime-based Rate or, with respect to Swing Line Advances, the Quoted Rate, as selected by Company or a Permitted Borrower from time to time subject to the terms and conditions of this Agreement.

         "Applicable Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin, determined by reference to the appropriate columns in the Pricing Matrix attached to this Agreement as
Schedule 4.1.

         "Applicable Sublimit" shall mean the Canadian Sublimit, the Irish Sublimit or the Aggregate Sublimit, as the context may require.

         "Assignment Agreement" shall have the meaning ascribed to such term in
Section 13.8(c) hereof.

         "August Note Purchase Agreement" shall mean that certain Credit Acceptance Corporation Note Purchase Agreement dated as of August 1, 1996 ($70,000,000) 7.99% Senior Notes due July 1, 2001.

         "Banks" shall mean the Banks signatory hereto (including the New Banks) and any assignee which becomes a Bank pursuant to Section 13.8(c) hereof.

         "Business Day" shall mean any day on which commercial banks are open for domestic and international business (including dealings in foreign exchange) in Detroit, London (except with respect to any Prime-based Advances), and New York and if funds are to be paid or made available in any Alternative Currency, on such day in the place where such funds are to be paid or made available.

         "CAC Canada" is defined in the Preamble.

         "CAC Ireland" is defined in the Preamble.

         "CAC Life" shall mean Credit Acceptance Corporation Life Insurance Company, an Arizona corporation and a wholly-owned Subsidiary of Company.

         "CAC UK" is defined in the Preamble.

         "CACI" shall mean CAC International, Inc., a Michigan corporation.

         "CACI Guaranty" shall mean that certain amended and restated guaranty of all Indebtedness outstanding from the Company or the Permitted Borrowers hereunder, executed and delivered by CACI to the Agent, on behalf of the Banks, dated as of the date hereof, as amended from time to time.

         "Canadian Domestic Rate" shall mean, with respect to the relevant Eurocurrency-based Advance of C$ to CAC Canada for the related
Eurocurrency-Interest Period, the per annum interest rate which is determined by the Agent in accordance with the following formula (such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%):

                          1            1          z
                                =
                         ---          ---   --   ---
                          x            y         365

                           where:

                           "x" is the Canadian Domestic Rate;

                           "y" is the discount rate (expressed as a decimal)
quoted by the Agent's Correspondent, at its main office in Toronto at 10:00 a.m. (Toronto time) two (2) Business Days prior to the first day of such Eurocurrency-Interest Period as the discount rate at which the Agent's Correspondent would purchase Bankers Acceptances having an aggregate face amount the same as such Eurocurrency-based Advance and a tenor the same as the Eurocurrency-Interest Period applicable thereto; and

                           "z" is the duration in days of such
Eurocurrency-Interest Period.

         "Canadian Sublimit" shall mean, as of any applicable date of determination, that amount equal to the lesser of

                   (a) five percent (5%) of Company's Consolidated Tangible Net Worth, determined as of the end of each fiscal quarter based upon the financial statements required to be delivered under Section 7.3(b) or 7.3(c) hereof, as the case may be, or (subject to the terms hereof) determined on a monthly basis at the request of the Company based on monthly financial statements to be delivered pursuant to Sections 2.13(b) and 3.14(b) hereof, (and giving effect to any changes in net worth shown in such financial statements on the required date of delivery thereof); and

                   (b) the Aggregate Sublimit minus the sum of the aggregate principal amount of Advances outstanding to the Permitted Borrowers, including CAC Canada, (after giving effect to any such Advances being requested by any Permitted Borrower, including CAC Canada, on such date, using the Current Dollar Equivalent of any such Advances outstanding or requested in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance), plus the aggregate undrawn portion of any Letters of Credit issued for the account of the Permitted Borrowers (including CAC Canada) which shall be outstanding as of the date of such requested Advance (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency), the aggregate face amount of Letters of Credit requested but not yet issued for the account of such Permitted Borrowers (determined as aforesaid) and the aggregate amount of all drawings made under any Letter of Credit for which the Agent has not received full reimbursement from such Permitted Borrowers (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency).

         "Capital Assets" shall mean all assets of a Person other than intangible assets (so classified in accordance with GAAP), inventories, accounts receivable and Investments in and securities of any other Person.

         "Closing Fee" shall mean the closing fee payable by Company to Agent, for distribution to the Banks, in the amounts previously agreed to between Agent and each of the Banks.

         "Co-Agents" shall mean LaSalle National Bank and The Bank of New York and "Co-Agent" shall mean either of them.

         "Company" is defined in the Preamble.

         "Company Guaranty" shall mean that certain amended and restated guaranty of all of the Indebtedness outstanding from the Permitted Borrowers hereunder, executed and delivered by the Company to the Agent, on behalf of the Banks, in the form annexed hereto as Exhibit J-1, as of the date hereof, as amended from time to time.

         "Consolidated" or "Consolidating" shall, when used with reference to any financial information pertaining to (or when used as a part of any defined term or statement pertaining to the financial condition of) Company and its Subsidiaries, mean the accounts of Company and its Subsidiaries determined on a consolidated or consolidating basis, as the case may be, all determined as to principles of consolidation and, except as otherwise specifically required by the definition of such term or by such statements, as to such accounts, in accordance with GAAP applied on a consistent basis and consistent with the financial statements as at and for the fiscal year ended December 31, 1995.

         "Consolidated Current Debt" shall mean, as of any applicable date of determination, all Current Debt of the Company and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP as of such date.

         "Consolidated Fixed Charges" shall mean, for any period, the sum of
(a) Consolidated Interest Expense for such period, plus (b) Operating Rentals payable by the Company and its Subsidiaries in respect of such period under Operating Leases, determined after eliminating intercompany transactions among the Company and its Subsidiaries.

         "Consolidated Income Available for Fixed Charges" shall mean, for any period, the sum of (a) Consolidated Net Income, plus (b) the aggregate amount of income taxes, depreciation, amortization and Consolidated Fixed Charges (to the extent, and only to the extent, that such aggregate amount was reflected in the computation of Consolidated Net Income for such period), determined on a Consolidated basis for such Persons in accordance with GAAP.

         "Consolidated Interest Expense" shall mean, for any period, the amount of interest charged or chargeable to the Consolidated Statement of Operations of Company and its Subsidiaries in respect of such period, as determined in accordance with GAAP.

         "Consolidated Net Income" shall mean, for any period, net earnings (or loss) after income taxes of Company and its Subsidiaries, determined on a Consolidated basis for such Persons, as defined according to GAAP, but excluding:

         (a) net earnings (or loss) of any Subsidiary accrued prior to the date it became a Subsidiary;

         (b) any gain or loss (net of tax effects applicable thereto) resulting from the sale, conversion or other disposition of Capital Assets other than in the ordinary course of business;

         (c)       any extraordinary or non-recurring gains or losses;

         (d)       any gain arising from any reappraisal or write-up of assets;

         (e) any portion of the net earnings of any Subsidiary that for any reason is unavailable for payment of dividends to the Company or any other Subsidiary, provided that the net earnings of CAC Life that are unavailable (due to regulatory requirements applicable to CAC Life) for the payment of dividends to the Company may be included in the determination of Consolidated Net Income, to the extent that such unavailable net earnings do not exceed five percent (5%) of Consolidated Net Income (determined without giving effect to this proviso), and provided, further that so long as the net earnings of CAC Life shall be included in Consolidated Net Income pursuant to the preceding proviso, CAC Life shall not have outstanding any debt, regardless of whether any other Subsidiary may be permitted to have debt outstanding at such time by reason of a waiver of or an amendment to this Agreement;

         (f) any gain or loss (net of tax effects applicable thereto) during such period resulting from the receipt of any proceeds of any insurance policy;

         (g) except as set forth herein, any earnings of any Person acquired by Company or any Subsidiary through the purchase, merger or consolidation or otherwise, or earnings of any Person substantially all of the assets of which have been acquired by Company or any Subsidiary, for any period prior to the date of acquisition;

         (h) net earnings of any Person (other than a Subsidiary) in which Company or any Subsidiary shall have an ownership interest unless such net earnings shall actually have been received by the Company or such Subsidiary in the form of cash distributions; and

         (i) any restoration during such period to income of any contingency reserve, except to the extent that provision for such reserve

                   (i) was made during such period out of income accrued during such period,

                   (ii) was made in connection with the Company's program of financing Installment Contracts

                           (A) to provide for warranty claims for which the Company may be responsible, or

                           (B) to cover credit losses in connection with Advances to Dealers, or

               (iii) is required by applicable law with respect to reserve for claims related to the operation of CAC Life,

provided that the aggregate restoration to income during any period from reserves described in clause (ii) and clause (iii) above shall not exceed ten percent (10%) of Consolidated Net Income for such period, prior to giving effect to such restoration.

         "Consolidated Senior Funded Debt" shall mean, as of any applicable date of determination, the aggregate amount of Funded Debt of the Company and its Subsidiaries, other than Subordinated Funded Debt, determined on a Consolidated basis according to GAAP as of such date.

         "Consolidated Subordinated Funded Debt" shall mean, as of any applicable date of determination, the aggregate amount of

Subordinated Funded Debt of the Company and its Subsidiaries, determined on a Consolidated basis according to GAAP as of such date.

         "Consolidated Tangible Net Worth" shall mean the total preferred shareholders' investment and common shareholders' investment (common stock, paid in capital and retained earnings) as computed under GAAP, less assets properly classified as intangible assets according to GAAP.

         "Consolidated Total Assets" shall mean the Consolidated total assets of Company and its Subsidiaries as determined according to GAAP.

         "Consolidated Total Debt" shall mean, as of any applicable date of determination, the aggregate amount of Funded Debt and Current Debt of the Company and its Subsidiaries, determined on a Consolidated basis according to GAAP as of such date.

         "Covenant Compliance Report" shall mean the report to be furnished by the Company to the Agent, in substantially the form attached to this Agreement as Exhibit H and certified by the chief financial officer of the Company pursuant to Section 7.3(c) hereof, as to whether the Company and its Subsidiaries are in compliance with the financial covenants contained in Sections 7.4 through 7.9, inclusive, of this Agreement, in which report the Company shall set forth its calculations and the resultant ratios or financial tests determined thereunder, and certifying that no Default or Event of Default has occurred and is continuing.

         "Current Debt" shall mean, with respect to any Person (as of any applicable date of determination), all Debt of such Person, other than Funded Debt, determined as of such date according to GAAP.

         "Current Dollar Equivalent" shall mean, as of any applicable date of determination, with respect to any Advance or Letter of Credit in an Alternative Currency, the amount of Dollars which is equivalent to the then outstanding principal amount of such Advance or Letter of Credit at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency for delivery at approximately 11:00 A.M. (Detroit time) two (2) Business Days after such date.

Alternative Currency equivalents of Advances or Letters of Credit in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

         "Dealer(s)" shall mean a Person engaged in the business of the retail sale of used motor vehicles, including both businesses exclusively selling used motor vehicles and businesses principally selling new motor vehicles, but having a used vehicle department, including any such Person which constitutes an Affiliate of Company.

         "Dealer Agreement(s)" shall mean the servicing agreements between the Company or its Subsidiaries and a participating Dealer which sets forth the terms and conditions under which the Company or its Subsidiaries accepts, as nominee for such Dealer, the assignment of Installment Contracts for purposes of administration, servicing and collection and under which the Company or its Subsidiary may make Advances to such Dealers, as such agreements may be in effect from time to time.

         "Debt" shall mean, with respect to any Person, without duplication,
(a) its liabilities for borrowed money (whether or not evidenced by a security), (b) any liabilities secured by any Lien existing on property owned by such Person (whether or not such liabilities have been assumed), (c) its liabilities consisting of Capital Lease Obligations, (d) the present value of all payments due under any arrangement for retention of title or any conditional sale agreement (other than a Capital Lease) discounted at the implicit rate, if known, with respect thereto or, if unknown, at eight and eighty-seven one-hundredths percent (8.87%) per annum, and (e) its guaranties of any liabilities of another Person constituting liabilities of a type set forth above; provided however that dealer holdbacks shall not be considered Debt of the Company or its Subsidiaries; and provided further that, solely for purposes of Section 8.5 hereof, "Debt" shall also include reimbursement obligations (contingent or otherwise) in respect of letters of credit, obligations in respect of bankers acceptances, and payment obligations, if any, under interest rate protection agreements (including without limitation interest rate swaps and similar agreements) and currency swaps and hedges and similar agreements.

         "Debt Rating" shall mean the debt rating of Company's long term, non-credit enhanced senior unsecured debt (a) so long as no debt rating from S&P or from Moody's has been obtained by the Company, by Fitch and (b) in the event that the Company has obtained a debt rating from S&P and/or from Moody's, by S&P and/or Moody's.

         "Default" shall mean any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         "Dollar Amount" shall mean (i) with respect to each Advance or Letter of Credit made, issued or carried (or to be made, issued or carried) in Dollars, the principal amount thereof and (ii) with respect to each Advance or Letter of Credit made, issued or carried (or to be made or carried) in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Advance or Letter of Credit at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at approximately 11:00 A.M. (Detroit time) two (2) Business Days before such Advance or Letter of Credit is made or issued (or to be made or issued), as such Dollar Amount may be adjusted from time to time pursuant to Section 2.12, 3.12 or 4.3 hereof. When used with respect to any Alternative Currency portion of an Advance or Letter of Credit being repaid or remaining outstanding at any time or with respect to any other sum expressed in an Alternative Currency, "Dollar Amount" shall mean the amount of Dollars which is equivalent to the principal amount of such Advance or Letter of Credit, or the amount so expressed in such Alternative Currency, at the most favorable spot exchange rate determined by the Agent to be available to it for the sale of Dollars for such Alternative Currency at the relevant time. Alternative Currency amounts of Advances or Letters of Credit made, issued, carried or expressed in Dollars (to the extent used herein) shall be determined by Agent in a manner consistent herewith.

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "Domestic Advance" shall mean any Advance other than a Eurocurrency-based Advance or any other Advance denominated in an Alternative Currency.

         "Domestic Guaranty" shall mean that certain guaranty of all Indebtedness outstanding from the Company and the Permitted Borrowers hereunder, executed and delivered (or to be executed and delivered) by each of the Significant Domestic Subsidiaries (whether by execution thereof, or by execution of the Joinder Agreement attached as "Exhibit A" to the form of such Guaranty), to the Agent, on behalf of the Banks, in the form annexed hereto as Exhibit J-2, as amended from time to time.

         "Domestic Subsidiaries" shall mean those Subsidiaries of the Company incorporated under the laws of the United States of America, or any state thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code, and the regulations in effect from time to time thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and would be treated as a single employer under Section 414 of the Internal Revenue Code, and any Domestic Subsidiary.

         "Eurocurrency-based Advance" shall mean any Advance (including a Swing Line Advance) which bears interest at the Eurocurrency-based Rate.

         "Eurocurrency-based Rate" shall mean a per annum interest rate which is equal to the sum of (a) the Applicable Margin (subject, if applicable, to adjustment under Section 4.1 hereof), plus (b)(i) in the case of any Eurocurrency-based Advance other than an Advance of C$ to CAC Canada described in clause (ii) below, the quotient of:

                   (A) the per annum interest rate at which deposits in the relevant eurocurrency are offered to Agent's Eurocurrency Lending Office by other prime banks in the eurocurrency market in an amount comparable to the relevant Eurocurrency- based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 A.M. Detroit time two
                           (2) Business Days prior to the first day of such Eurocurrency-Interest Period, divided by

                   (B) a percentage equal to 100% minus the maximum rate on such date at which Agent is required to maintain reserves on `Eurocurrency Liabilities' as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Agent is required to maintain reserves against a category of liabilities which includes eurocurrency deposits or includes a category of assets which includes eurocurrency loans, the rate at which such reserves are required to be maintained on such category, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%; or (ii) in the case of any Advances of C$ to CAC Canada, the greater of (C) the rate determined in the manner set forth under clause (b)(i), above, and (D) the Canadian Domestic Rate.

         "Eurocurrency-Interest Period" shall mean, (a) for Swing Line Advances, an Interest Period of one month (or any lesser number of days agreed to in advance by Company or a Permitted Borrower, Agent and the Swing Line
Bank) and (b) for all other Eurocurrency-based Advances, an Interest Period of one, two, three or six months and, in addition, in the case of Advances of the Revolving Credit only, twelve months (or any lesser or greater number of days agreed to in advance by Company or a Permitted Borrower, Agent and the Banks) as selected by Company or such Permitted Borrower, as applicable, for a Eurocurrency-based Advance pursuant to Section 2.3, 3.3, or 3.5 hereof, as the case may be.

         "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at its Grand Caymans Branch or such other branch of Agent, domestic or foreign, as it may hereafter designate as its Eurocurrency Lending Office by notice to Company, the Permitted Borrowers and the Banks and (b) as to each of the Banks, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as its Eurocurrency Lending Office), or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to Company and Agent.

         "Event of Default" shall mean any of the events specified in Section
9.1 hereof.

         "Existing Letter of Credit" shall mean a letter of credit issued under the Prior Credit Agreement which is outstanding on the effective date hereof.

         "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

         "Fees" shall mean the Agent's Fees, the Line of Credit Facility Fee, the Revolving Credit Facility Fee and the Letter of Credit Fees.

         "Fitch" shall mean Fitch Investor Services, Inc. or its successors.

         "Fixed Charge Coverage Ratio" shall mean, as of any applicable date of determination, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four (4) consecutive fiscal quarters of the Company most recently ended at such time to (b) Consolidated Fixed Charges for such period.

         "Floor Plan Receivables" shall mean, as of any applicable date of determination, the aggregate amount outstanding from Dealers pursuant to financing extended to such Dealers by Company or any of its Subsidiaries for used motor vehicle inventories, such financing to be secured by the related motor vehicle inventories and any future cash collections owed by Company or its Subsidiaries to the Dealer under the applicable Dealer Agreement in respect of outstanding Installment Contracts.

         "Foreign Guaranty" shall mean that certain guaranty of all Indebtedness outstanding from the Permitted Borrowers hereunder, executed and delivered (or to be executed and delivered) by each of the Significant Foreign Subsidiaries (whether by execution thereof, or by execution of the Joinder Agreement attached as "Exhibit A" to the form of such Guaranty) to the Agent, on behalf of the Banks, in the form annexed hereto as Exhibit J-3, as amended from time to time.

         "Foreign Subsidiaries" shall mean all of the Company's Subsidiaries other than its Domestic Subsidiaries.

         "Funded Debt" shall mean, with respect to any Person (as of any applicable date of determination), all Debt of a Person which matures, or which at the election of such Person may mature, more than one (1) year after the date as of which such computation was made, determined as of such date according to GAAP.

         "Funding Conditions" shall mean those conditions required to be satisfied prior to or concurrently with the funding of any Future Debt, as follows:

                   (a) not less than thirty (30) days prior to the date any such Debt is to be incurred, Company provides to the Agent and the Banks pro forma projected financial information for the Company and its Subsidiaries (on a Consolidated and Consolidating basis), in form and substance satisfactory to the Majority Banks, taking into account the amount of additional Debt requested by the Company to be incurred as Future Debt and including sufficient detail for at least the four fiscal quarters immediately following the date such Debt is requested to be incurred so as to permit calculation of the financial ratios set forth in Sections 7.4 through 7.9 hereof (and a summary in reasonable detail describing all materialassumptions underlying such projections) and such projections demonstrate that the Company would be in compliance with such financial ratios were such Debt outstanding during the applicable reporting periods;

                   (b) both immediately before and immediately after such additional Debt is incurred, no Default or Event of Default (whether or not related to such additional

                           Debt, and taking into account the incurring of such additional Debt) has occurred and is continuing;

                   (c) if such additional Debt shall be issued pursuant to loan documents containing covenants which are more restrictive than the covenants contained in this Agreement, Company shall, upon the written request of the Majority Banks, enter into amendments to this Agreement to extend the benefit of such covenants to the Banks; and

                   (d) concurrently with the incurring of such additional Debt, the principal balance outstanding under the Line of Credit and the Revolving Credit (to the extent then outstanding, and including the aggregate amount of any outstanding Letters of Credit and the aggregate amount of drawings made under any Letter of Credit for which the Agent has not received full payment) shall be reduced by the amount of Debt so incurred, net of third-party expenses incurred by Company in connection with the issuance of such Debt, subject to the right to reborrow in accordance with this Agreement.

         "Future Debt" shall mean (i) Debt evidenced by Medium Term Notes and
(ii) Debt evidenced by Long Term Notes; provided that the aggregate principal amount of all such Debt incurred from and after the date hereof (tested as of each date Debt is incurred as Future Debt) shall not exceed the greater of Seventy-Five Million Dollars ($75,000,000) or fifty percent (50%) of Consolidated Tangible Net Worth; and provided further that, at the time any such Debt is incurred, the Funding Conditions have been satisfied.

For the purposes of this definition of "Future Debt",

                   (x) "Long Term Notes" shall mean unsecured promissory notes to be issued by the Company (other than Debt evidenced by Medium Term Notes) issued as part of a private placement or carrying a public debt rating by a Rating Agency and which Debt shall have a term extending at least beyond the Revolving Credit Maturity Date then in effect, with an amortization schedule not greater than level amortization to maturity (but with no principal payments required for a period of not less than 3 years) and with no call option or other provision for mandatory early repayment except for acceleration on default; and

                   (y) "Medium Term Notes" shall mean unsecured promissory notes to be issued by the Company pursuant to a shelf registration under the Securities Act of 1933, as amended from time to time, and carrying a public debt rating by a Rating Agency in an aggregate principal amount not to exceed Three Hundred Million Dollars ($300,000,000), and with maturities, amortization, and other terms and conditions acceptable to the Majority Banks.

         "Future Debt Documents" shall mean the promissory note(s), guaranty(ies), agreement(s) or other documents, instruments and certificates executed and delivered, subject to the terms of this Agreement, to evidence or secure (or otherwise relating to) Future Debt, as the same may be amended from time to time and any and all other documents executed in exchange therefor or replacement or renewal thereof.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date hereof, consistently applied.

         "Gross Dealer Holdbacks" shall mean the aggregate amount, as of any applicable date of determination, of dealer holdbacks utilized in arriving at Net Dealer Holdbacks on the Consolidated balance sheet of the Company and its Subsidiaries, as disclosed in the footnotes thereto.

         "Gross Installment Contract Receivables" shall mean, as of any applicable date of determination, the aggregate amount of Installment Contract receivables utilized in arriving at Net Installment Contract Receivables on the Consolidated balance sheet of the Company and its Subsidiaries, as determined in the footnotes thereto.

         "Guaranties" shall mean the Company Guaranty, the CACI Guaranty, the Domestic Guaranty and the Foreign Guaranty.

         "Guarantor(s)" shall mean CACI and each Significant Subsidiary which is required by the Banks to guarantee the obligations of the

Company and/or the Permitted Borrowers hereunder and under the other Loan Documents.

         "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws.

         "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to Hazardous Material on or about the Material Property or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; any so-called "superfund" or "superlien" law; and any other federal, state, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect. For the purposes of this definition "Material Property" shall mean any property, whether personal or real, owned, leased or otherwise used by the Company or any of the Subsidiaries which is material to the operations of the Company and the Subsidiaries, taken as a whole.

         "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement in its entirety and not to any particular paragraph or provision of this Agreement.

         "Indebtedness" shall mean all indebtedness and liabilities, whether direct or indirect, absolute or contingent, owing by Company or any of the Permitted Borrowers to the Banks (or any of them) or to the Agent, in any manner and at any time, under this Agreement or the other Loan Documents, whether evidenced by the Notes, the Guaranties, Letter of Credit Agreements or otherwise, due or hereafter to become due, now owing or that may hereafter be incurred by the Company, or any of the Permitted Borrowers to, or acquired by, the Banks or by Agent, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidations, amendments, renewals, replacements or extensions of any of the foregoing.

         "Installment Contract(s)" shall mean retail installment contracts for the sale of used motor vehicles, to be assigned by Dealers to Company or a Subsidiary of Company, as nominee for the Dealer, for administration, servicing and collection pursuant to an applicable Dealer Agreement.

         "Interest Period" shall mean

                   (a) with respect to a Eurocurrency-based Advance, a Eurocurrency-Interest Period commencing on the day a Eurocurrency-based Advance is made, or on the effective date of an election of the Eurocurrency-based Rate made under Section 2.3 or 3.3 hereof, as the case may be, and

                   (b) with respect to a Swing Line Advance, a period of one
         (1) to thirty (30) days agreed to in advance by Company and the Swing Line Bank as selected by Company pursuant to Section 3.5(c),

provided that (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, except that as to a Eurocurrency-Interest Period, if the next succeeding Business Day falls in another calendar month, such Eurocurrency- Interest Period shall end on the next preceding Business Day, and (ii) when a Eurocurrency-Interest Period begins on a day which has no numerically corresponding day in the calendar month during which such Eurocurrency-Interest Period is to end, it shall end on the last Business Day of such calendar month, and (iii) no Interest Period shall extend beyond the maturity date set forth in the Note to which such Interest Period is to apply.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Investment" shall mean, in respect of any Person, any loan, advance, extension of credit, guaranty or contribution of capital or any investment in, or purchase or other acquisition of, stocks, notes, debentures or other securities of such Person.

         "Irish Sublimit" shall mean, as of any applicable date of determination, that amount equal to the lesser of

                   (a) five percent (5%) of Company's Consolidated Tangible Net Worth, determined as of the end of each fiscal quarter based upon the financial statements required to be delivered under Section 7.3(b) or 7.3(c) hereof, as the case may be, or (subject to the terms hereof) determined on a monthly basis at the request of the Company based on monthly financial statements to be delivered pursuant to Section 2.13(b) and 3.14(b) hereof, (and giving effect to any changes in net worth shown in such financial statements on the required date of delivery thereof); and

                   (b) the Aggregate Sublimit minus the sum of the aggregate principal amount of Advances outstanding to the Permitted Borrowers, including CAC Ireland, (after giving effect to any such Advances being requested by any Permitted Borrower, including CAC Ireland, on such date, using the Current Dollar Equivalent of any such Advances outstanding or requested in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance), plus the aggregate undrawn portion of any Letters of Credit issued for the account of the Permitted Borrowers (including CAC Ireland) which shall be outstanding as of the date of such requested Advance (based on the Dollar Amount of the undrawn portion of any such Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any such Letters of Credit denominated in any Alternative Currency), the aggregate face amount of Letters of Credit requested but not yet issued (determined as aforesaid) and the aggregate amount of all drawings for the account of such Permitted Borrowers made under any Letter of Credit for which the Agent has not received full reimbursement from such Permitted Borrowers (using the Current Dollar Equivalent thereof for any such Letters of Credit denominated in any Alternative Currency).

         "Issuing Office" shall mean Agent's office located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48275 or such other office as Agent shall designate as its Issuing Office.

         "Joinder Agreement (Guaranty)" shall mean a joinder agreement in the form attached as "Exhibit A" to the form of the Domestic Guaranty and to the form of the Foreign Guaranty, to be executed and delivered by any Person required to be a Guarantor pursuant to Section 7.23 of this Agreement.

         "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Agent of an Account Party or Account Parties requesting Agent to issue such Letter of Credit, as amended from time to time.

         "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the Banks in connection with Letters of Credit pursuant to Section 3A.4 hereof.

         "Letter of Credit Maximum Amount" shall mean as of any date of determination the lesser of: (a) Ten Million Dollars ($10,000,000); or (b) the Revolving Credit Maximum Amount as of such date, minus the aggregate principal amount of Advances outstanding as of such date under the Revolving Credit Notes and the Swing Line Notes.

         "Letter of Credit Obligation(s)" shall mean the obligation of an Account Party or Account Parties under this Agreement and each Letter of Credit Agreement to reimburse the Agent for each payment made by the Agent under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing to the Agent under such Letter of Credit Agreement.

         "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Agent in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

         "Letter(s) of Credit" shall mean any standby or documentary letters of credit issued by Agent at the request of or for the account of an Account Party or Account Parties pursuant to Article 3A hereof, including without limitation any Existing Letters of Credit.

         "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, or any other type of lien, charge or encumbrance, whether based on common law, statute or contract; provided that the term "Lien" shall not include any negative pledge clauses in agreements relating to the borrowing of money or the obligation of Company or any of its Subsidiaries (a) to remit monies held by it in connection with dealer holdbacks, claims or refunds under insurance policies or claims or refunds under service contracts or (b) to make deposits in trust or otherwise as required under re-insurance agreements and pursuant to state regulatory requirements, unless the Company or any of its Subsidiaries, as the case may be, has encumbered its interest in such monies or deposits or in other property of the Company to secure such obligations.

         "Line of Credit" shall mean the line of credit facility to be advanced to the Company or a Permitted Borrower pursuant to Section 2.1 hereof, in an amount not to exceed the Line of Credit Maximum Amount.

         "Line of Credit Facility Fee" shall mean the facility fee payable to Agent for distribution to the Banks pursuant to Section 2.12 hereof.

         "Line of Credit Maturity Date" shall mean the earlier to occur of (i) December 3, 1997, as such date may be extended from time to time pursuant to
Section 2.15 hereof, and (ii) the date on which the Line of Credit Maximum Amount shall be terminated pursuant to Section 2.14 or 9.2 hereof.

         "Line of Credit Maximum Amount" shall mean One Hundred Fifty Million Dollars ($150,000,000), less any reductions in the Line of Credit Maximum Amount under Section 2.14 of this Agreement.

         "Line of Credit Notes" shall mean the Notes described in Section 2.1 hereof, made or to be made by Company or a Permitted Borrower to each of the Banks in the form annexed to this Agreement as Exhibit B-1 or B-2, as the case may be, as such Notes may be amended, renewed, replaced or extended from time to time.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Guaranties, the Letter of Credit Agreements and any other documents, instruments or agreements executed pursuant to or in connection with any such document, or this Agreement, as such documents may be amended, renewed, replaced or extended from time to time.

         "Majority Banks" shall mean at any time Banks holding 66-2/3% of the aggregate principal amount of the Indebtedness then outstanding under the Notes (provided that, for purposes of determining Majority Banks hereunder, Indebtedness outstanding under the Swing Line Notes shall be allocated among the Banks based on their respective Percentages of the Revolving Credit), or, if no Indebtedness is then outstanding, Banks holding 66-2/3% of the Percentages.

         "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

         "Multiemployer Plan" shall mean any Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Dealer Holdbacks" shall mean, as of any applicable date of determination, (a) Gross Dealer Holdbacks minus (b) Advances to Dealers, as such amounts would appear in the footnotes to the financial statements of the Company and its Subsidiaries prepared in accordance with GAAP at such time.

         "Net Installment Contract Receivables" shall mean, as of any date of determination thereof, Installment Contract receivables, net, as such amount would appear on the Consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP at such time and computed as the result of (a) Gross Installment Contract Receivables minus (b) Unearned Finance Charges minus (c) Allowances for Credit Losses.

         "Notes" shall mean the Line of Credit Notes, the Revolving Credit Notes or the Swing Line Notes, or any or all of the Line of Credit Notes, the Revolving Credit Notes, and the Swing Line Notes as the context indicates, and in the absence of such indication, all such notes.

         "Notes Receivable" shall mean, as of any applicable date of determination, the aggregate amount outstanding under promissory notes issued by Dealers to Company or its Subsidiaries to evidence working capital loans by Company or any of its Subsidiaries to Dealers.

         "Operating Lease" shall mean any lease other than a Capital Lease.

         "Operating Rental" shall mean all rental payments that the Company or any of its Subsidiaries, as lessee, is required to make under the terms of any Operating Lease.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation under ERISA, or any successor corporation.

         "Pension Plan(s)" shall mean all employee pension benefit plans of Company, any ERISA Affiliate or any Permitted Borrower, as defined in Section 3(2) of ERISA.

         "Percentage" shall mean, with respect to any Bank, its percentage share, as set forth on Exhibit D hereto, of the Letters of Credit, the Line of Credit, and/or the Revolving Credit, as the context indicates, as such Exhibit may be revised from time to time by Agent in accordance with Section 13.8(d) hereof.

         "Permitted Acquisition" shall mean the Tele-Track Acquisition, and any acquisition by the Company or any of its Subsidiaries of assets, businesses or business interests or shares of stock or other ownership interests of or in any Person primarily engaged in the provision of financing programs for the purchase of used motor vehicles, conducted in accordance with the following requirements:

                   (a) not less than thirty (30) nor more than ninety (90) days prior to the commencement of each such proposed acquisition, the Company provides written notice thereof to Agent (with drafts of all material documents pertaining to such proposed acquisition to be furnished to Agent within not less than thirty (30) days prior to such proposed acquisition);

                   (b) on the date of any such acquisition, all necessary or appropriate governmental, quasi-governmental, agency, regulatory or similar approvals of applicable jurisdictions (or the respective agencies, instrumentalities or political subdivisions, as applicable, of such jurisdictions) and all necessary or appropriate non-governmental and other third-party approvals which, in each case, are material to such acquisition have been obtained and are in effect, and the Company and its Subsidiaries are in full compliance therewith, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other person have been made;

                   (c) the aggregate value of all of such acquisitions, including the value of any proposed new acquisition, conducted while this Agreement remains in effect as Permitted Acquisitions (but excluding any acquisition conducted with the specific written approval of the Majority Banks, and not as a Permitted Acquisition hereunder) computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by the Company or its Subsidiaries with respect thereto, including all indebtedness which is assumed or to which such assets, businesses or business or ownership interests or shares, or any Person so acquired, is subject, shall not exceed Ten Million Dollars ($10,000,000) (or the Alternative Currency equivalent thereof, if applicable), determined as of the date of such acquisition;

                   (d) within thirty (30) days after any such acquisition has been completed the Company shall deliver to the Agent executed copies of all material documents pertaining to such acquisition, and the Company, its Subsidiaries and any of the corporate entities involved in such acquisition shall execute or cause to be executed, and provide or cause to be provided to Agent, for the Banks, such documents and instruments (including without limitation, the Guaranties as required by Section 7.23 hereof, and opinions of counsel, amendments, acknowledgments, consents and evidence of approvals or filings) as reasonably requested by Agent, if any; and

                   (e) both immediately before and after such acquisition, no Default or Event of Default (whether or not related to such acquisition), has occurred and is continuing.

         "Permitted Borrower" shall mean CAC UK, CAC Canada and/or CAC Ireland.

         "Permitted CAC UK Debt" shall mean additional Debt of CAC UK issued as part of any short term, working capital or overdraft loan facility denominated in an Alternative Currency in an aggregate amount at any time outstanding (determined on the date any such Debt is incurred) not to exceed the greater of
(a) twelve and one-half percent (12.5%) of Consolidated Tangible Net Worth or
(b) the
equivalent of Ten Million Dollars ($10,000,000) in such Alternative Currency, less the aggregate amount at any time outstanding of overdraft lines of credit or similar credit facilities in the name of CAC UK permitted under Section 8.5(d) hereof; provided that such Debt (i) is unsecured, except to extent of any Lien granted by CAC UK which is permitted under Section 8.6(d) hereof, (ii) is not guaranteed or otherwise supported by Company or any of its other Subsidiaries, and (iii) both immediately before and immediately after such additional Debt is incurred, no Default or Event of Default (whether or not related to such additional Debt, and taking into account the incurring of such additional Debt) has occurred and is continuing.

         "Permitted Currencies" shall mean Dollars or any Alternative Currency.

         "Permitted Guaranties" shall mean any guaranties or other support provided by the Company, for the benefit of the Permitted Borrowers, covering any overdraft lines of credit or similar credit arrangements maintained by the Permitted Borrowers under Section 8.5(d) hereof.

         "Permitted Investments" shall mean:

                   (a) Investments in direct obligations of, or obligations guarantied by, the United States of America or any agency of the United States of America the obligations of which agency carry the full faith and credit of the United States of America, provided that such obligations (other than Investments by CAC Life in such obligations made to match liabilities incurred in the ordinary course of business) mature within one (1) year from the date of acquisition thereof;

                   (b) Investments in any obligation of any state or municipality thereof that at the time of acquisition thereof have an assigned rating of "A" or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America), provided that such obligations (other than Investments by CAC Life in such obligations made to match liabilities incurred in the ordinary course of business) mature within one (1) year from the date of acquisition thereof;

                   (c) Investments in negotiable certificates of deposit issued by commercial banks organized under the laws of the United States of America or any state thereof, having capital, surplus and undivided profits aggregating at least Fifty Million Dollars ($50,000,000) and the long-term unsecured debt obligations of which are rated "A" or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America), provided that such certificates of deposit (other than Investments by CAC Life in such certificates of deposit made to match liabilities incurred in the ordinary course of business) mature within one (1) year from the date of acquisition thereof;

                   (d) Investments in corporate debt obligations of corporations organized under the laws of the United States of America or any state thereof that at the time of acquisition thereof have an assigned rating of "A" or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America); and

                   (e) Investments in preferred stock of corporations organized under the laws of the United States of America or any state thereof that have an assigned rating of "A" or higher by S&P (or an equivalent or higher rating by another credit rating agency of recognized national standing in the United States of America).

         "Permitted Liens" shall mean, with respect to any Person:

                   (a) any Liens granted under or established by this Agreement or the other Loan Documents;

                   (b) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that such provision for the payment of all such taxes known to such Person has been made on the books of such Person as may be required by GAAP;

                   (c) mechanics', materialmen's, banker's, carriers', warehousemen's and similar Liens arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (ii) such provision for the payment of such liens and encumbrances has been made on the books of such Person as may be required by GAAP;

                   (d) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions (subject to the applicable provisions of this Agreement) and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended; and (ii) such provision for the payment of such Liens has been made on the books of such Person as may be required by GAAP;

                   (e) (i) Liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States or any foreign government or any agency thereof entered into in the ordinary course of business and (ii) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (i) and
         (ii) has been made on the books of such Person as may be required by GAAP;

                   (f) Liens in the nature of any minor imperfections of title, including but not limited to easements, covenants, rights-of-way or other similar restrictions, which, either individually or in the aggregate, would not (i) materially adversely affect the present or future use of the property to which they relate, or (ii) have a material adverse effect on the sale or lease of such property, or (iii) render title thereto unmarketable;

                   (g) Liens (i) arising from judicial attachments and judgments, (ii) securing appeal bonds or supersedeas bonds, and (iii) arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose), provided that (1) the execution or other enforcement of such Liens is effectively stayed, (2) the claims secured thereby are being contested in good faith and by appropriate proceedings, (3) adequate book reserves in accordance with GAAP shall have been established and maintained and shall exist with respect thereto, (4) such Liens do not in the aggregate detract from the value of such property and (5) the title of the Company or a Subsidiary, as the case may be, to, and its right to use, such property, is not materially adversely affected thereby; and

                   (h) those Liens of the Company or its Subsidiaries identified in Schedule 8.6 hereto.

         "Permitted Merger(s)" shall mean any merger of (i) any Subsidiary (including, without limitation, a Permitted Borrower or Guarantor) or any Person which is being acquired pursuant to a Permitted Acquisition into Company or any Permitted Borrower or (ii) the merger of any Subsidiary or any Person which is being acquired pursuant to a Permitted Acquisition (other than a Permitted Borrower or Guarantor) into any other Subsidiary or any Person which is being acquired pursuant to a Permitted Acquisition, which, in each case, satisfies and/or is conducted in accordance with the following requirements:

                           (a) not less than thirty (30) nor more than ninety (90) days prior to the commencement of such proposed merger, Company provides written notice thereof to Agent (with drafts of all material documents pertaining to such proposed merger to be furnished to Agent not less than twenty (20) days prior to such proposed merger);

                           (b) immediately following and as the direct result of any such merger, the surviving or successor entity has succeeded by operation of applicable law (as confirmed by an opinion(s) of counsel in form and substance satisfactory to the Majority Banks) to all of the obligations of the non-surviving entity under this Agreement and the other Loan Documents, and to all of the property rights of such non-surviving entity subject to the applicable Loan Documents;

                           (c) concurrently with such proposed merger, the surviving entity involved in such merger shall execute or cause to be executed, and provide or cause to be provided to Agent, for the Banks, such documents and instruments (including without limitation opinions of counsel, amendments, acknowledgments and consents), if any, as reasonably requested by the Majority Banks; and

                           (d) both immediately before and immediately after such merger, no Default or Event of Default (whether or not related to such merger), has occurred and is continuing.

         "Permitted Prepayment" shall mean any prepayment of the Senior Debt or Future Debt which is funded solely with the proceeds of (x) new cash equity in the form of nonconvertible common shares, (y) Subordinated Debt, or (z) substitute long term Debt which satisfies the following conditions:

                (i) such Debt shall have a term extending at least beyond the Revolving Credit Maturity Date then in effect, with an amortization schedule not greater than level amortization to maturity (but with no principal payments required for a period of not less than 3 years) and with no call option or other provision for mandatory early repayment except for acceleration on default;

               (ii)        such Debt shall be unsecured;

              (iii) both immediately before and immediately after such additional Debt is incurred, no Default or Event of Default (whether or not related to such additional

                           Debt, and taking into account the incurring of such additional Debt) has occurred and is continuing; and

               (iv) if such additional Debt shall be issued pursuant to loan documents containing covenants which are more restrictive than the covenants contained in this Agreement, Company shall, upon the written request of the Majority Banks, enter into amendments to this Agreement to extend the benefit of such covenants to the Banks, in each case, issued concurrently with such prepayment.

         "Permitted Transfer(s)" shall mean any sale, assignment, transfer or other disposition of inventory or worn-out or obsolete machinery, equipment or other such personal property in the ordinary course of business.

         "Person" shall mean an individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

         "Prime Rate" shall mean the per annum interest rate established by Agent as its prime rate for its borrowers as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Agent at any such time.

         "Prime-based Advance" shall mean an Advance (including a Swing Line Advance) which bears interest at the Prime-based Rate.

         "Prime-based Rate" shall mean that rate of interest which is the greater of (i) the Prime Rate or (ii) the Alternate Base Rate.

         "Prior Credit Agreement" is defined in Recital A to this Agreement.

         "Prohibited Transaction" shall mean any transaction involving a Pension Plan which constitutes a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

         "Quoted Rate" shall mean the rate of interest per annum offered by the Swing Line Bank in its sole discretion with respect to a Swing Line Advance.

         "Quoted Rate Advance" means any Swing Line Advance which bears interest at the Quoted Rate.

         "Rating Agency" shall mean Fitch, or S&P, or Moody's, and "Rating Agencies" shall be the collective reference to any or all of the foregoing.

         "Rating Level 1" shall mean (a) so long as no Debt Rating from S&P or Moody's is obtained by the Company, then a Debt Rating of A- or higher from Fitch, and (b) in the event that a Debt Rating is obtained from S&P and Moody's, then a Debt Rating of BBB or higher from S&P and Baa2 or higher from Moody's.

         "Rating Level 2" shall mean (a) so long as no Debt Rating from S&P or Moody's is obtained by the Company, then a Debt Rating of BBB+ from Fitch, (b) in the event that a Debt Rating is obtained from either S&P or Moody's, then either, a Debt Rating of BBB or higher from S&P or Baa2 or higher from Moody's and (c) in the event that a Debt Rating is obtained from S&P and Moody's, then either (i) a Debt Rating of Baa3 from Moody's and BBB (or higher) from S&P or
(ii) a Debt Rating of BBB- from S&P and Baa2 (or higher) from Moody's.

         "Rating Level 3" shall mean (a) so long as no Debt Rating from S&P or Moody's is obtained by the Company, then a Debt Rating of BBB from Fitch, and
(b) in the event that a Debt Rating is obtained from S&P and/or Moody's, then
(i) if both ratings are obtained the lower of, and (ii) if only one rating is obtained then either, a Debt Rating of BBB- (or higher) from S&P or Baa3 (or higher) from Moody's.

         "Rating Level 4" shall mean (a) so long as no Debt Rating from S&P or Moody's is obtained by the Company, then a Debt Rating of BBB- from Fitch, and
(b) in the event that a Debt Rating is obtained from S&P and/or Moody's, then
(i) if both ratings are obtained the lower of, and (ii) if only one rating is obtained then either, a Debt Rating of BB+ (or higher) from S&P or Ba1 (or higher) from Moody's.

         "Rating Level 5" shall mean the rating level (if any) which exists whenever the Company does not qualify for Rating Level 1, 2, 3 or 4.

         "Refunded Swing Line Advance" is defined in Section 3.5(e) hereof.

         "Reportable Event" shall mean a "reportable event" within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder, which is material to the Company and its Subsidiaries, taken as a whole.

         "Request for Advance" shall mean a Request for Advance of the Line of Credit or the Revolving Credit issued by Company or by a Permitted Borrower and countersigned by the Company under Section 2.3 or 3.3 of this Agreement in the form annexed hereto as Exhibit A.

         "Revolving Credit" shall mean the revolving credit loan to be advanced to the Company or a Permitted Borrower by the Banks pursuant to Section 3 hereof, in an amount not to exceed the Revolving Credit Maximum Amount.

         "Revolving Credit Facility Fee" shall mean the facility fee payable to Agent for distribution to the Banks pursuant to Section 3.13, hereof.

         "Revolving Credit Maturity Date" shall mean the earlier to occur of
(i) December 4, 1999, as such date may be extended from time to time pursuant to Section 3.16 hereof, and (ii) the date on which the Revolving Credit Maximum Amount shall be terminated pursuant to Section 3.15 or 9.2 hereof.

         "Revolving Credit Maximum Amount" shall mean One Hundred Million Dollars ($100,000,000), less any reductions in the Revolving Credit Maximum Amount under Section 3.15 of this Agreement.

         "Revolving Credit Notes" shall mean the Notes described in Section 3.1, hereof, made or to be made by Company or a Permitted Borrower to each of the Banks in the form annexed to this Agreement as Exhibit C-1 or C-2, as the case may be, as such Notes may be amended, renewed, replaced or extended from time to time.

         "Senior Debt" shall mean the debt issued by the Company pursuant to the Senior Debt Documents in an aggregate principal amount of One Hundred Thirty Million Dollars ($130,000,000).

         "Senior Debt Documents" shall mean (i) that certain Credit Acceptance Corporation Note Purchase Agreement dated as of October 1, 1994 ($60,000,000 8.87% Senior Notes due November 1, 2001) as amended by the First Amendment to Note Purchase Agreement dated as of November 15, 1995 and the Second Amendment to Note Purchase Agreement dated as of August 29, 1996 and (ii) the August Note Purchase Agreement, and the senior notes issued thereunder, together with any and all other documents, instruments and certificates executed and delivered pursuant thereto, as the same may be amended from time to time and any and all other documents executed in exchange therefor or replacement or renewal thereof.

         "Senior Funded Debt" shall mean Funded Debt, other than Subordinated Funded Debt.

         "Shares", "share capital", "capital stock", "stock" and words of similar import shall mean and refer to the equity capital interest under applicable law of any Person in a corporation, howsoever such interest is created or arises, whether such capital consists of common stock, preferred stock or preference shares, or other stock, and whether such capital is evidenced by a certificate, share register entry or otherwise.

         "Significant Subsidiary(ies)" shall mean, as of any date of determination, any Subsidiary which is a Permitted Borrower or which has total assets in excess of five percent (5%) of Company's Consolidated Tangible Net Worth, determined as of the end of each fiscal quarter based upon the financial statements required to be delivered under Section 7.3(b) or 7.3(c) hereof, as the case may be (and giving effect to any changes in net worth shown in such financial statements on the required date of delivery thereof).

         "Significant Domestic Subsidiaries" shall mean those Domestic Subsidiaries identified as such on Schedule 6.6 hereto, and any Domestic Subsidiaries which become Significant Subsidiaries subsequent to the date hereof.

         "Significant Foreign Subsidiaries" shall mean those Foreign Subsidiaries identified as such on Schedule 6.6 hereto, and any

Foreign Subsidiaries which become Significant Subsidiaries subsequent to the date hereof.

         "Single Employer Plan" shall mean any Pension Plan which does not constitute a Multiemployer Plan.

         "Subordinated Debt" shall mean any unsecured Debt subordinated to the prior payment and discharge in full of the Indebtedness, on written terms and conditions approved by and acceptable to each of the Banks, in their sole discretion.

         "Subordinated Funded Debt" shall mean any unsecured Funded Debt which is subordinate in right of payment and priority to the Indebtedness and which has an average life and final maturity extending beyond the average life and final maturity of the Indebtedness.

         "Subsidiary(ies)" shall mean any other corporation or other entity, of which more than fifty percent (50%) of the outstanding voting stock or interests is owned either directly or indirectly by Company or one or more of its Subsidiaries or by Company and one or more of its Subsidiaries. "100% Subsidiary(ies)" shall mean any Subsidiary whose stock (other than directors' or qualifying shares to the extent required under applicable law) is owned directly or indirectly entirely by the Company and/or any of the Permitted Borrowers.

         "Swing Line" shall mean the revolving credit loan to be advanced to the Company or a Permitted Borrower by the Swing Line Bank pursuant to Section
3.5 hereof, in an aggregate amount (subject to the terms hereof) not to exceed, at any one time outstanding, the Swing Line Maximum Amount.

         "Swing Line Advance" shall mean an Advance made by Swing Line Bank to Company or a Permitted Borrower pursuant to Section 3.5 hereof.

         "Swing Line Bank" shall mean Comerica Bank, in its capacity as lender under Section 3.5 of this Agreement, and its successors and assigns.

         "Swing Line Maximum Amount" shall mean Seven Million Five Hundred Thousand Dollars ($7,500,000).

         "Swing Line Notes" shall mean the swing line notes described in
Section 3.5 hereof, made by Company or a Permitted Borrower to Swing Line Bank in the form annexed hereto as Exhibit E, as such Notes may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

         "S&P" shall mean Standard & Poor's Ratings Group, and its successors.

         "Tele-Track Acquisition" shall mean that certain acquisition by Company of Tele-Track, Inc., conducted in compliance with the terms and conditions set forth in the written consent of Agent (for and on behalf of the Banks) issued on November 18, 1996 under the Prior Credit Agreement.

         "Unearned Finance Charges" shall mean, as of any applicable date of determination, the unearned finance charges utilized in deriving Installment Contract receivables, net on the Consolidated balance sheet of the Company and its Subsidiaries, as disclosed in the footnotes thereto.

         2.        LINE OF CREDIT

         2.1 Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 2.3 hereof), each Bank severally and for itself alone agrees to make Advances of the Line of Credit in any one or more of the Permitted Currencies to the Company or to any of the Permitted Borrowers from time to time on any Business Day during the period from the effective date hereof until (but excluding) the Line of Credit Maturity Date in an aggregate amount, based on the Dollar Amount of any Advances outstanding in Dollars and the Current Dollar Equivalent of any Advances outstanding in Alternative Currencies, not to exceed at any one time outstanding such Bank's Percentage of the Line of Credit Maximum Amount. Except as provided in Section 2.11, for purposes of this Agreement, Advances in Alternative Currencies shall be determined, denominated and redenominated as set forth in Section 2.10 hereof. All of the Advances of the Line of Credit hereunder shall be evidenced by Line of Credit Notes made by Company or the Permitted Borrowers to each of the Banks in the form attached hereto as Exhibit B-1 or B-2, as the case may be, subject to the terms and conditions of this Agreement. Advances of the Line of Credit shall be subject to the following additional conditions and limitations:

                   (a) A Permitted Borrower shall not be entitled to request an Advance of the Line of Credit hereunder until it has executed and delivered to the Banks, as aforesaid, Line of Credit Notes and has become a party to the Domestic Guaranty or the Foreign Guaranty, as applicable, accompanied in each case by authority documents, legal opinions and other supporting documents as required hereunder.

                   (b) No Permitted Borrower shall be entitled to request or maintain (or, in the case of any Eurocurrency-based Advance, maintain beyond any applicable Interest Period then in effect) an Advance of the Line of Credit hereunder if it ceases to be a 100% Subsidiary of the Company.

                   (c) The maximum aggregate amount of Advances and Letters of Credit (including the unreimbursed amount of any draws under any Letters of Credit) available to each of the Permitted Borrowers at any time hereunder, using the Current Dollar Equivalent of any such Advances or Letters of Credit (or unreimbursed draws thereunder) outstanding in any Alternative Currency (determined and tested pursuant to and in accordance with Section 2.13 hereof), shall not exceed the Applicable Sublimit of each such Permitted Borrower.

         2.2 Accrual of Interest and Maturity. The Line of Credit Notes, and all principal and interest outstanding thereunder, shall mature and become due and payable in full on the Line of Credit Maturity Date, and each Advance of Indebtedness evidenced by the Line of Credit Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not relieve the Company or any applicable Permitted Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

         2.3 Requests for and Refundings and Conversions of Advances. Company or any Permitted Borrower (with the countersignature of Company hereunder) may request an Advance of the Line of Credit, refund any such Advance in the same type of Advance or convert any such Advance to any other type of Advance of the Line of Credit only after delivery to Agent of a Request for Advance executed by an authorized officer of Company or of such Permitted Borrower (with the countersignature of an authorized officer of the Company), subject to the following and to the remaining provisions hereof:

                   (a) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit A, including without limitation:

                        (i) the proposed date of such Advance, which must be a Business Day;

                       (ii) whether such Advance is a refunding or conversion of an outstanding Advance;

                      (iii) whether such Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto; and

                       (iv) in the case of a Eurocurrency-based Advance, the Permitted Currency in which such Advance is to be made.

                   (b) each such Request for Advance shall be delivered to Agent by 12 noon (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 12:00 noon (Detroit time) on such proposed date;

                   (c) the principal amount (or Dollar Amount of the principal amount, if such Advance of the Line of Credit is being initially funded in an Alternative Currency) of such requested Advance, plus the principal amount (or Dollar Amount of the principal amount, if any other such Advance of the Line of Credit is being initially funded in an Alternative Currency) of any other Advances of the Line of Credit being requested on such date, plus the principal amount of all other Advances of the Line of Credit then outstanding hereunder, in each case whether to Company or the Permitted Borrowers (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance), shall not exceed the Line of Credit Maximum Amount;

                   (d) in the case of CAC UK, the principal amount of the Advance of the Line of Credit being requested by CAC UK (determined and tested as aforesaid), plus the principal amount of any other Advances of the Line of Credit, of the Revolving Credit and of the Swing Line being requested on such date (determined and tested as aforesaid), plus the principal amount of any other Advances of the Line of Credit and all Advances of the Revolving Credit and of the Swing Line then outstanding, in each case to the Permitted Borrowers, including CAC UK, plus the aggregate undrawn portion of any Letters of Credit for the account of the Permitted Borrowers (including CAC UK) (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alterative Currency), plus the aggregate face amount of Letters of Credit requested by but not issued for the account of the Permitted Borrowers (including CAC UK), plus the aggregate amount of all drawings made under any Letters of Credit issued for the account of the Permitted Borrowers (including CAC UK) of which the Agent has not received full reimbursement (in each case, determined as aforesaid) shall not exceed the Aggregate Sublimit;

                   (e) in the case of either CAC Canada or CAC Ireland, the principal amount of the requested Advance of the Line of Credit (determined and tested as aforesaid), plus the principal amount of any Advance of the Revolving Credit and of the Swing Line being requested by such Permitted Borrower on such date (determined and tested as aforesaid), plus the principal amount of any other Advances of the Line of Credit and all Advances of the Revolving Credit and of the Swing Line then outstanding to such Permitted Borrower, plus the aggregate undrawn portion of any Letters of Credit for the account of such Permitted Borrower, plus the aggregate face amount of Letters of Credit requested by but not issued for the account of such Permitted Borrower, plus the aggregate amount of all drawings made under any Letters of Credit issued for the account of such Permitted Borrower for which the Agent has not received full reimbursement (in each case, determined as aforesaid) shall not exceed the Canadian Sublimit or the Irish Sublimit, as the case may be;

                   (f) the principal amount of such Advance, plus the amount of any other outstanding Advance of the Line of Credit to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Prime-based Advance at least Two Million Five Hundred Thousand Dollars ($2,500,000) and (ii) in the case of a Eurocurrency-based Advance at least Five Million Dollars ($5,000,000) or the equivalent thereof in an Alternative Currency (or a larger integral multiple of One Million Dollars ($1,000,000), or the equivalent thereof in the Applicable Alternative Currency), and at any one time there shall not be in effect more than (x) for Advances in Dollars, five (5) Applicable Interest Rates and Interest Periods, and (y) for Advances in any Alternative Currency, three (3) Applicable Interest Rates and Interest Periods for each such currency;

                   (g) a Request for Advance, once delivered to Agent, shall not be revocable by Company or the Permitted Borrowers;

                   (h) each Request for Advance shall constitute and include a certification by the Company and the applicable Permitted Borrower, if any, as of the date thereof that:

                        (i) both before and after such Advance, the obligations of the Company and the Permitted Borrowers set forth in this Agreement and the other Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the Company and the Permitted Borrowers, as the case may be;

                       (ii) all conditions to Advances of the Line of Credit have been satisfied, and shall remain satisfied to the date of such Advance (both before and after giving effect to such Advance);

                      (iii) there is no Default or Event of Default in existence, and none will exist upon the making of such Advance (both before and after giving effect to such Advance);

                       (iv) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance (both before and after giving effect to such Advance); and

                        (v) the execution of such Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or the Permitted Borrowers.

         2.4       Disbursement of Advances.

                   (a) Upon receiving any Request for Advance from Company or a Permitted Borrower under Section 2.3 hereof, Agent shall promptly notify each Bank by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount and currency of such Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of such Advance. Unless such Bank's commitment to make Advances of the Line of Credit hereunder shall have been suspended or terminated in accordance with this Agreement, each Bank shall make available the amount of its Percentage of each Advance in immediately available funds in the currency of such Advance to Agent, as follows:

                        (i) for Domestic Advances, at the office of Agent located at One Detroit Center, Detroit, Michigan 48226, not later than 2:00 p.m.

                                  (Detroit time) on the date of such Advance;
                                  and

                       (ii) for Eurocurrency-based Advances, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 noon (the time of the Agent's Correspondent) on the date of such Advance.

                   (b) Subject to submission of an executed Request for Advance by Company or a Permitted Borrower (with the counter signature of the Company as aforesaid) without exceptions noted in the compliance certification therein, Agent shall make available to Company or to the applicable Permitted Borrower, as the case may be, the aggregate of the amounts so received by it from the Banks in like funds and currencies:

                        (i) for Domestic Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of Company or such Permitted Borrower maintained with Agent or to such other account or third party as Company or such Permitted Borrower may reasonably direct; and

                       (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of Company or such Permitted Borrower maintained with Agent's Correspondent or to such other account or third party as Company or such Permitted Borrower may reasonably direct.

                   (c) Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order. Unless Agent shall have been notified by any Bank prior to the date of any proposed Advance that such Bank does not intend to make available to Agent such Bank's Percentage of such Advance, Agent may assume that such Bank has made such amount available to Agent on such date and in such currency, as aforesaid and may, in reliance upon such assumption, make available to Company or to the applicable Permitted Borrower, as the case may be, a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company and Company or the applicable Permitted Borrower shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or Company or the applicable Permitted Borrower, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to Company or such Permitted Borrower to the date such amount is recovered by Agent, at a rate per annum equal to:

                        (i) in the case of such Bank, with respect to Domestic Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount; and

                       (ii) in the case of Company or such Permitted Borrower, the rate of interest then applicable to such Advance of the Line of Credit.

         The obligation of any Bank to make any Advance of the Line of Credit hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to the Company or any of its Subsidiaries, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Advance hereunder.

         2.5 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances of the Line of Credit from time to time outstanding shall accrue from the date of such Advance to the Line of Credit Maturity Date (and until paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds quarterly commencing on the first day of the calendar quarter next succeeding the calendar quarter during which the initial Advance hereunder is made and on the first day of each calendar quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         2.6 Eurocurrency-based Interest Payments. Interest on each Eurocurrency-based Advance of the Line of Credit shall accrue at its Applicable Interest Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto (and, if any Interest Period shall exceed three months, then on the last Business Day of the third month of such Interest Period and at three month intervals thereafter). Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year (except that any such Advances made in Sterling or any other Alternative Currency with respect to which applicable law or market custom so requires shall be calculated based on a 365 day year, or as otherwise required under applicable law or market custom) and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof. Interest due on a Eurocurrency- based Advance made in an Alternative Currency shall be paid in such Alternative Currency.

         2.7 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Advance converted pursuant to Section 2.3 hereof shall be due and payable in full on the date such Advance is converted.

         2.8 Interest on Default. In the event and so long as any Event of Default shall exist, interest shall be payable daily on all Advances of the Line of Credit from time to time outstanding at a per annum rate equal to the Applicable Interest Rate plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to Domestic Advances thereof from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus three percent (3%), and, with respect to Eurocurrency-based Advances thereof in any

Alternative Currency from time to time outstanding, (i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant eurocurrency in the amount of such overdue payment due to the Agent are offered by the Agent's Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by such Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance) of carrying the amount of such Eurocurrency-based Advance.

         2.9 Prepayment. Company or the Permitted Borrowers may prepay all or part of the outstanding balance of any Prime-based Advance(s) under the Line of Credit Notes at any time, provided that the amount of any partial prepayment shall be at least One Million Dollars ($1,000,000) and, after giving effect to any such partial prepayment, the aggregate balance of Prime-based Advance(s) remaining outstanding under the Line of Credit Notes, if any, shall be at least One Million Dollars ($1,000,000). Company or the Permitted Borrowers may prepay all or part of any Eurocurrency-based Advance of the Line of Credit (subject to not less than three (3) Business Days' notice to Agent) only on the last day of the Interest Period therefor, provided that the amount of any such partial prepayment shall be at least One Million Dollars ($1,000,000), or the equivalent thereof in an Alternative Currency, and, after giving effect to any such partial prepayment, the unpaid portion of such Advance which is refunded or converted under Section 2.3 hereof shall be at least Five Million Dollars ($5,000,000) or the equivalent thereof in an Alternative Currency. Any prepayment made in accordance with this Section shall be without premium, penalty or prejudice to the right to reborrow under the terms of this Agreement. Any other prepayment of all or any portion of the Line of Credit shall be subject to Section 11.1 hereof, but otherwise without premium, penalty or prejudice.

         2.10 Determination, Denomination and Redenomination of Alternative Currency Advances. Whenever, pursuant to any provision of this
Agreement:

                   (a) an Advance of the Line of Credit is initially funded, as opposed to any refunding or conversion thereof, in an Alternative Currency, the amount to be advanced hereunder will be the equivalent in such Alternative Currency of the Dollar Amount of such Advance;

                   (b) an existing Advance of the Line of Credit denominated in an Alternative Currency is to be refunded, in whole or in part, with an Advance denominated in the same Alternative Currency, the amount of the new Advance shall be continued in the amount of the Alternative Currency so refunded;

                   (c) an existing Advance of the Line of Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in another Alternative Currency, the amount of the new Advance shall be that amount of the Alternative Currency of the new Advance which may be purchased, using the most favorable spot exchange rate determined by Agent to be available to it for the sale of Dollars for such other Alternative Currency at approximately 11:00 a.m. (Detroit time) two (2) Business Days prior to the last day of the Eurocurrency Interest Period applicable to the existing Advance, with the Dollar Amount of the existing Advance, or portion thereof being converted; and

                   (d) an existing Advance of the Line of Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in Dollars, the amount of the new Advance shall be the Dollar Amount of the existing Advance, or portion thereof being converted (determined as aforesaid).

         2.11 Prime-based Advance in Absence of Election or Upon Default. If, (a) as to any outstanding Eurocurrency-based Advance of the Line of Credit, Agent has not received payment on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Advance meeting the requirements of Section 2.3 hereof with respect to the refunding or conversion of such Advance, or (b) if any Advance denominated in an Alternative Currency cannot be refunded or made, as the case may be, in such

Alternative Currency by virtue of Section 11.3 hereof, or (c) subject to
Section 2.8 hereof, if on such day a Default or an Event of Default shall have occurred and be continuing, then the principal amount thereof which is not then prepaid in the case of a Eurocurrency-based Advance shall, absent a contrary election of the Majority Banks, be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company and the Banks of said action. If a Eurocurrency-based Advance converted hereunder is payable in an Alternative Currency, the Prime-based Advance shall be in an amount equal to the Dollar Amount of such Eurocurrency-based Advance at such time and the Agent and the Banks shall use said Prime-based Advance to fund payment of the Alternative Currency obligation, all subject to the provisions of Section 2.13 hereof. The Company and the Permitted Borrowers, if applicable, shall reimburse the Agent and the Banks on demand for any costs incurred by the Agent or any of the Banks, as applicable, resulting from the conversion pursuant to this
Section 2.11 of Eurocurrency-based Advances payable in an Alternative Currency to Prime-based Advances.

         2.12 Line of Credit Facility Fee. From the date hereof to the Line of Credit Maturity Date, the Company shall pay to the Agent, for distribution to the Banks (as set forth below), a Line of Credit Facility Fee determined by multiplying the Applicable Fee Percentage per annum times the Line of Credit Maximum Amount then applicable under Section 2.14 hereof (whether used or unused), computed on a daily basis. The Line of Credit Facility Fee shall be payable quarterly in arrears commencing January 1, 1997 (in respect of the prior calendar quarter or portion thereof), and on the first day of each calendar quarter thereafter and on the Line of Credit Maturity Date, and shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Line of Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment Agent shall make prompt payment to each Bank of its share of the Line of Credit Facility Fee based upon its respective Percentage.

         2.13 Currency Appreciation; Sublimits; Mandatory Reduction of Indebtedness. (a) If at any time and for any reason, the aggregate principal amount (tested in the manner set forth below) of all Advances of the Line of Credit hereunder to the Company and to the Permitted Borrowers made in Dollars and the aggregate Current Dollar Equivalent of all Advances hereunder to the Company and to the Permitted Borrowers in any Alternative Currency as of such time, exceeds the Line of Credit Maximum Amount (as used in this clause (a), the "Excess"), the Company and the Permitted Borrowers shall:

                        (i) immediately repay that portion of such Indebtedness then carried as a Prime-based Advance, if any, by the Dollar Amount of such Excess, and/or reduce any pending request for an Advance in Dollars on such day by the Dollar Amount of the Excess, to the extent thereof; and

                       (ii) on the last day of each Interest Period of any Eurocurrency-based Advance outstanding as of such time, until the necessary reductions of Indebtedness under this Section 2.13(a) have been fully made, repay the Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by the Company or the applicable Permitted Borrower in respect of such Advances, by the amount in Dollars or the applicable Alternative Currency, as the case may be, of the Excess, to the extent thereof.

Compliance with this Section 2.13(a) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion, provided that, so long as no Default or Event of Default has occurred and is continuing, at any time while the aggregate Advances of the Line of Credit available to be borrowed hereunder (based on the Line of Credit Maximum Amount then in effect) equal or exceed Five Million Dollars ($5,000,000), compliance with this Section 2.13(a) shall be tested as of the last day of each calendar quarter. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Default or Event of Default, or if any Excess remains after recalculating said Excess based on ninety-five percent (95%) of the Current Dollar Equivalent of any Advances denominated in Alternative Currencies (and one hundred percent (100%) of any Advances denominated in Dollars), Company and the Permitted Borrowers shall be obligated immediately to reduce the foregoing Indebtedness hereunder by an amount sufficient to eliminate such Excess.

         (b)       If at any time and for any reason with respect to:

                   (X) CAC UK, the aggregate principal amount (tested in the manner set forth below) of all Advances of the Line of Credit, of the Revolving Credit and of the Swing Line outstanding hereunder to the Permitted Borrowers (including CAC UK), plus the aggregate undrawn portion of any Letters of Credit, the face amount of any Letters of Credit requested but not yet issued, and the unreimbursed amount of any draws under any Letters of Credit to or for the account of the Permitted Borrowers (including CAC UK), which Advances and Letters of Credit are made or issued, or to be made or issued, in Dollars and ninety percent (90%) of the aggregate Current Dollar Equivalent of all such Advances and Letters of Credit (including unreimbursed draws) hereunder for the account of the Permitted Borrowers (including CAC
         UK) in any Alternative Currency as of such time, exceeds the Aggregate Sublimit, or

                   (Y) either CAC Canada or CAC Ireland, as the case may be, the aggregate principal amount (tested in the manner set forth below) of all Advances of the Line of Credit, of the Revolving Credit and of the Swing Line outstanding hereunder to such Permitted Borrower plus the aggregate undrawn portion of any Letters of Credit, the face amount of any Letters of Credit requested but not yet issued, and the unreimbursed amount of any draws under any Letters of Credit to or for the account of such Permitted Borrower, which Advances and Letters of Credit are made or issued in Dollars and ninety percent (90%) of the aggregate Current Dollar Equivalent of all such Advances and Letters of Credit (including unreimbursed draws) hereunder for the account of such Permitted Borrower in any Alternative Currency as of such time, exceeds the Canadian Sublimit or the Irish Sublimit, as the case may be, then, in each case, such Permitted Borrower shall (i) immediately repay that portion of the Indebtedness outstanding to such Permitted Borrower then carried as a Prime-based Advance, if any, by the Dollar Amount of such excess, and/or reduce on such day any pending request for an Advance in Dollars submitted by such Permitted Borrower by the Dollar Amount of such excess, to the extent thereof; and (ii) on the last day of each Interest Period of any Eurocurrency-based Advance outstanding to such Permitted Borrower as of such time, until the necessary reductions of Indebtedness under this Section 2.13(b) have been fully made, repay such Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by such Permitted Borrower in respect of such Advances, by the amount in Dollars or the applicable Alternative Currency, as the case may be, of such excess, to the extent thereof.

Provided that no Default or Event of Default has occurred and is continuing, each Permitted Borrower's compliance with this Section 2.13(b) shall be tested as of the last day of each calendar quarter or, upon the written request of the Company from time to time, as of the last day of each calendar month, provided the Company furnishes Agent with current monthly financial statements complying with the requirements set forth subparagraphs (i) and (ii) of Section 7.3(c) hereof. Upon the occurrence and during the continuance of any Default or Event of Default, compliance with this Section 2.13(b) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion.

         2.14 Optional Reduction or Termination of Line of Credit Maximum Amount. Provided that no Default or Event of Default has occurred and is continuing, the Company may upon at least five Business Days' prior written notice to the Agent, permanently reduce the Line of Credit Maximum Amount in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Line of Credit Maximum Amount shall be in an aggregate amount equal to Ten Million Dollars ($10,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); (ii) each reduction shall be accompanied by the payment of the Line of Credit Facility Fee, if any, accrued to the date of such reduction; (iii) the Company or the Permitted Borrowers, as applicable, shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Advances (using the Current Dollar Equivalent of any such Advance outstanding in an Alternative Currency) of the Line of Credit exceeds the amount of the Line of Credit Maximum Amount as so reduced, together with interest thereon to the date of prepayment; and (iv) if the termination or reduction of the Line of Credit Maximum Amount requires the prepayment of a Eurocurrency-based Advance, the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance. Reductions of the Line of Credit Maximum Amount and any accompanying prepayments of the Line of Credit Notes shall be distributed by Agent to each Bank in accordance with such Bank's Percentage thereof, and will not be available for reinstatement by or readvance to the Company or any Permitted Borrower. Any reductions of the Line of Credit Maximum Amount hereunder shall reduce each Bank's portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances of the Line of Credit, and then to Eurocurrency-based Advances thereof.

         2.15 Extension of Line of Credit Maturity Date. Provided that no Default or Event of Default has occurred and is continuing, Company may, by written notice to Agent and each Bank (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent and each
Bank):

                   (a) prior to April 15, 1997, but not before March 15, 1997, request that the Banks extend the then applicable Line of Credit Maturity Date to May 15, 1998 (such request, the "Initial Request"); and

                   (b) prior to April 15, but not before March 15, of each year beginning in 1998 (if the Initial Request is made by the Company and approved by the Banks) or prior to November 1 but not before October 1 of each year beginning in 1997 (if the Initial Request is not made by the Company or is not approved by the Banks), request that the Banks extend the then applicable Line of Credit Maturity Date to a date that is 364 days later than the Line of Credit Maturity Date then in effect (each such request, a "Subsequent Request").

Each Bank shall, not later than thirty (30) calendar days following the date of its receipt of the Initial Request or any Subsequent Request, as the case may be, give written notice to the Agent stating whether such Bank is willing to extend the Line of Credit Maturity Date as requested. If Agent has received the aforesaid written approvals of such Initial Request or such Subsequent Request, as the case may be, from each of the Banks, then, effective on (but not before) such Line of Credit Maturity Date (so long as no Default or Event of Default has occurred and is continuing and none of the Banks has withdrawn its approval, in writing, prior thereto), the Line of Credit Maturity Date shall be so extended, in the case of the Initial Request to May 15, 1998, and in the case of all Subsequent Requests, for an additional period of 364 days, the term Line of Credit Maturity Date shall mean such extended date and Agent shall promptly notify the Company and the Banks that such extension has occurred. If (i) any Bank gives the Agent written notice that it is unwilling to extend the Line of Credit Maturity Date as requested or (ii) any Bank fails to provide written approval to Agent of the Initial Request or any Subsequent Request, as the case may be, within thirty (30) calendar days of the date of Agent's receipt of such Initial Request or any Subsequent Request, as the case may be, or (iii) withdraws its approval in writing prior to the Line of Credit Maturity Date then in effect then (x) the Banks shall be deemed to have declined to extend the Line of Credit Maturity Date, (y) the then- current Line of Credit Maturity Date shall remain in effect (with no further right on the part of Company, to request extensions thereof under this Section 2.15, unless such non-extension relates to the Initial Request) and (z) the commitments of the Banks to make Advances of the Line of Credit hereunder shall terminate on the Line of Credit Maturity Date then in effect, and Agent shall promptly notify Company and the Banks thereof.

         2.16 Line of Credit as Renewal; Application of Advances. The Line of Credit Notes issued by the Company and the Permitted Borrowers hereunder shall constitute renewal and replacement evidence of all present Indebtedness of such parties outstanding under the Line of Credit Notes issued under the Prior Credit Agreement. Advances of the Line of Credit shall be available, subject to the terms hereof, to fund working capital needs or other general corporate purposes of the Company and the Permitted Borrowers.

         3.        REVOLVING CREDIT

         3.1 Commitment. Subject to the terms and conditions of this Agreement (including without limitation Section 3.3 hereof), each Bank severally and for itself alone agrees to make Advances of the Revolving Credit in any one or more of the Permitted Currencies to the Company or to any of the Permitted Borrowers from time to time on any Business Day during the period from the effective date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount, based on the Dollar Amount of any Advances outstanding in Dollars and the Current Dollar Equivalent of any Advances outstanding in Alternative Currencies, not to exceed at


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

any one time outstanding such Bank's Percentage of the Revolving Credit Maximum Amount. Except as provided in Section 3.12 hereof, for purposes of this Agreement, Advances in Alternative Currencies shall be determined, denominated and redenominated as set forth in Section 3.11 hereof. All of the Advances of the Revolving Credit hereunder shall be evidenced by Revolving Credit Notes made by Company or the Permitted Borrowers to each of the Banks in the form attached hereto as Exhibit C-1 or C-2, as the case may be, subject to the terms and conditions of this Agreement. Advances of the Revolving Credit shall be subject to the following additional conditions and limitations:

                   (a) A Permitted Borrower shall not be entitled to request an Advance of the Revolving Credit or the Swing Line hereunder until it has executed and delivered to the Banks, as aforesaid, Revolving Credit Notes and to the Swing Line Bank, as set forth in Section 3.5(a) hereof, a Swing Line Note, and has become a party to the Domestic Guaranty or the Foreign Guaranty, as applicable, accompanied in each case by authority documents, legal opinions and other supporting documents as required hereunder.

                   (b) No Permitted Borrower shall be entitled to request or maintain (or, in the case of any Eurocurrency-based Advance, maintain beyond any applicable Interest Period then in effect) an Advance of the Revolving Credit hereunder if it ceases to be a 100% Subsidiary of the Company.

                   (c) The maximum aggregate amount of Advances and Letters of Credit including the unreimbursed amount of any draws under any Letters of Credit) available to each of the Permitted Borrowers at any time hereunder, using the Current Dollar Equivalent of any such Advances or Letters of Credit (or unreimbursed draws thereunder) outstanding in any Alternative Currency (determined and tested pursuant to and in accordance with Section 3.14 hereof), shall not exceed the Applicable Sublimit of each such Permitted Borrower.

         3.2 Accrual of Interest and Maturity. The Revolving Credit Notes, and all principal and interest outstanding thereunder, shall mature and become due and payable in full on the Revolving Credit Maturity Date, and each Advance of Indebtedness evidenced by the Revolving Credit Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not relieve the Company or the applicable Permitted Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

         3.3 Requests for and Refundings and Conversions of Advances. Company or a Permitted Borrower (with the countersignature of Company hereunder) may request an Advance of the Revolving Credit, refund any such Advance in the same type of Advance or convert any such Advance to any other type of Advance of the Revolving Credit only after delivery to Agent of a Request for Advance executed by an authorized officer of Company or of such Permitted Borrower (with the countersignature of an authorized officer of the Company), subject to the following and to the remaining provisions hereof:

                   (a) each such Request for Advance shall set forth the information required on the Request for Advance form annexed hereto as Exhibit A, including without limitation:

                        (i) the proposed date of such Advance, which must be a Business Day;

                       (ii) whether such Advance is a refunding or conversion of an outstanding Advance;

                      (iii) whether such Advance is to be a Prime-based Advance or a Eurocurrency-based Advance, and, except in the case of a Prime-based Advance, the first Interest Period applicable thereto; and

                       (iv) in the case of a Eurocurrency-based Advance, the Permitted Currency in which such Advance is to be made.

                   (b) each such Request for Advance shall be delivered to Agent by 12 noon (Detroit time) three (3) Business Days prior to the proposed date of Advance, except in the case of a Prime-based Advance, for which the Request for Advance must be delivered by 12:00 noon (Detroit time) on such proposed date;

                   (c) the principal amount (or Dollar Amount of the principal amount, if such Advance of the Revolving Credit is being initially funded in an Alternative Currency) of such requested Advance, plus the principal amount (or Dollar Amount of the principal amount, if such other Advance is being initially funded in an Alternative Currency) of any other Advances of the Revolving Credit and of the Swing Line being requested on such date, plus the principal amount of all other Advances of the Revolving Credit and of the Swing Line then outstanding hereunder, in each case whether to Company or the Permitted Borrowers (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance), plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Advance (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency), the aggregate face amount of Letters of Credit requested but not yet issued (determined as aforesaid) and the aggregate amount of all drawings made under any Letter of Credit for which the Agent has not received full reimbursement from the applicable Account Party (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency), shall not exceed the Revolving Credit Maximum Amount; provided however, that, in the case of any Advance of the Revolving Credit being applied to refund an outstanding Swing Line Advance, the aggregate principal amount of Swing Line Advances to be refunded shall not be included for purposes of calculating the limitation under this
         Section 3.3(c);

                   (d) in the case of CAC UK, the principal amount of the Advance of the Revolving Credit being requested by CAC UK (determined and tested as aforesaid), plus the principal amount of any other Advances of the Revolving Credit, of the Swing Line and of the Line Credit being requested by the Permitted Borrowers (including CAC UK) on such date, plus the principal amount of any other Advances of the Revolving Credit and all Advances of the Swing Line and of the Line of Credit then outstanding to the Permitted Borrowers hereunder (including CAC UK) (determined as aforesaid), plus the undrawn portion of any Letter of Credit which shall be outstanding as of the date of the requested Advance for the account of the Permitted Borrowers (including CAC UK), plus the aggregate face amount of Letters of Credit requested but not yet issued for the account of the Permitted Borrowers hereunder, including CAC UK (in each case determined as aforesaid), plus the unreimbursed amount of any draws under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) issued for the account of the Permitted Borrowers (including CAC UK), shall not exceed the Aggregate Sublimit;

                   (e) in the case of either CAC Canada or CAC Ireland, the principal amount of the Advance of the Revolving Credit being requested by such Permitted Borrower (determined and tested as aforesaid), plus the principal amount of any Swing Line Advance or of any Advance of the Line of Credit being requested by such Permitted Borrower on such date, plus the principal amount of any other Advances of the Revolving Credit and all Advances of the Swing Line and of the Line of Credit then outstanding to such Permitted Borrower hereunder (determined as aforesaid), plus the undrawn portion of any Letter of Credit which shall be outstanding as of the date of the requested Advance for the account of such Permitted Borrower, plus the aggregate face amount of Letters of Credit requested but not yet issued for the account of such Permitted Borrower hereunder (in each case determined as aforesaid), plus the unreimbursed amount of any draws under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) issued for the account of such Permitted Borrower, shall not exceed the Canadian Sublimit or the Irish Sublimit, as the case may be;

                   (f) the principal amount of such Advance, plus the amount of any other outstanding Advance of the Revolving

         Credit to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Prime-based Advance at least Two Million Five Hundred Thousand Dollars ($2,500,000) and (ii) in the case of a Eurocurrency-based Advance at least Five Million Dollars ($5,000,000) or the equivalent thereof in an Alternative Currency (or a larger integral multiple of One Million Dollars ($1,000,000), or the equivalent thereof in the Applicable Alternative Currency), and at any one time there shall not be in effect more than (x) for Advances in Dollars, five (5) Applicable Interest Rates and Interest Periods, and (y) for Advances in any Alternative Currency, three (3) Applicable Interest Rates and Interest Periods for each such currency;

                   (g) a Request for Advance, once delivered to Agent, shall not be revocable by Company or the Permitted Borrowers;

                   (h) each Request for Advance shall constitute and include a certification by the Company and the applicable Permitted Borrower, if any, as of the date thereof that:

                        (i) both before and after such Advance, the obligations of the Company and the Permitted Borrowers set forth in this Agreement and the other Loan Documents to which such Persons are parties are valid, binding and enforceable obligations of the Company and the Permitted Borrowers, as the case may be;

                       (ii) all conditions to Advances of the Revolving Credit have been satisfied, and shall remain satisfied to the date of such Advance (both before and after giving effect to such Advance);

                      (iii) there is no Default or Event of Default in existence, and none will exist upon the making of such Advance (both before and after giving effect to such Advance);

                       (iv) the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of the making of such Advance (both before and after giving effect to such Advance); and

                        (v) the execution of such Request for Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or the Permitted Borrowers.

         3.4       Disbursement of Advances.

                   (a) Upon receiving any Request for Advance from Company or a Permitted Borrower under Section 3.3 hereof, Agent shall promptly notify each Bank by wire, telex or telephone (confirmed by wire, telecopy or telex) of the amount and currency of such Advance to be made and the date such Advance is to be made by said Bank pursuant to its Percentage of such Advance. Unless such Bank's commitment to make Advances of the Revolving Credit hereunder shall have been suspended or terminated in accordance with this Agreement, each Bank shall make available the amount of its Percentage of each Advance in immediately available funds in the currency of such Advance to Agent, as follows:

                        (i) for Domestic Advances, at the office of Agent located at One Detroit Center, Detroit, Michigan 48226, not later than 2:00 p.m. (Detroit time) on the date of such Advance; and

                       (ii) for Eurocurrency-based Advances, at the Agent's Correspondent for the account of the Eurocurrency Lending Office of the Agent, not later than 12 noon (the time of the Agent's Correspondent) on the date of such Advance.

                   (b) Subject to submission of an executed Request for Advance by Company or a Permitted Borrower (with the countersignature of the Company as aforesaid) without exceptions noted in the compliance certification therein,

         Agent shall make available to Company or to the applicable Permitted Borrower, as the case may be, the aggregate of the amounts so received by it from the Banks in like funds and currencies:

                        (i) for Domestic Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of Company or such Permitted Borrower maintained with Agent or to such other account or third party as Company or such Permitted Borrower may reasonably direct; and

                       (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of Company or such Permitted Borrower maintained with Agent's Correspondent or to such other account or third party as Company or such Permitted Borrower may reasonably direct.

                   (c) Agent shall deliver the documents and papers received by it for the account of each Bank to such Bank or upon its order. Unless Agent shall have been notified by any Bank prior to the date of any proposed Advance that such Bank does not intend to make available to Agent such Bank's Percentage of such Advance, Agent may assume that such Bank has made such amount available to Agent on such date and in such currency, as aforesaid and may, in reliance upon such assumption, make available to Company or to the applicable Permitted Borrower, as the case may be, a corresponding amount. If such amount is not in fact made available to Agent by such Bank, as aforesaid, Agent shall be entitled to recover such amount on demand from such Bank. If such Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company and Company or the applicable Permitted Borrower shall pay such amount to Agent. Agent shall also be entitled to recover from such Bank or Company or the applicable Permitted Borrower, as the case may be, but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to Company or such Permitted Borrower, as


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

         the case may be, to the date such amount is recovered by Agent, at a rate per annum equal to:

                        (i) in the case of such Bank, with respect to Domestic Advances, the Federal Funds Effective Rate, and with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount; and

                       (ii) in the case of Company or such Permitted Borrower, the rate of interest then applicable to such Advance of the Revolving Credit.

         The obligation of any Bank to make any Advance of the Revolving Credit hereunder shall not be affected by the failure of any other Bank to make any Advance hereunder, and no Bank shall have any liability to the Company or any of its Subsidiaries, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Advance hereunder.

         3.5       (a)     Swing Line Advances. The Swing Line Bank shall, on
the terms and subject to the conditions hereinafter set forth (including without limitation Section 3.5(c) hereof), make one or more advances in Dollars or in any Alternative Currency (each such advance being a "Swing Line Advance") to Company or any of the Permitted Borrowers (provided that any such Permitted Borrower has executed a Swing Line Note and Revolving Credit Notes in compliance with this Agreement) from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date in an aggregate amount, based on the Dollar Amount of any such Advances outstanding in Dollars and the Current Dollar Equivalent of any such Advances outstanding in Alternative Currencies, not to exceed at any time outstanding the Swing Line Maximum Amount. All Swing Line Advances shall be evidenced by the Swing Line Notes, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof shall be due and payable by Company or the applicable Permitted Borrower on the last day of the Interest Period applicable thereto. In no event whatsoever shall any outstanding Swing Line Advance be deemed to reduce, modify or affect any Bank's commitment to make Revolving Credit Advances based upon its Percentage.

                   (b) Accrual of Interest. Each Swing Line Advance shall, from time to time after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, if any, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not relieve Company or the applicable Permitted Borrower of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the other Loan Documents.

                   (c) Requests for Swing Line Advances. Company or a Permitted Borrower (with the countersignature of the Company) may request a Swing Line Advance only after delivery to Swing Line Bank of a Request for Swing Line Advance executed by an authorized officer of Company or such Permitted Borrower, subject to the following and to the remaining provisions hereof:

                (i) each such Request for Swing Line Advance shall set forth the information required on the Request for Swing Line Advance form annexed hereto as Exhibit F, including without limitation:

                        (A) the proposed date of such Swing Line Advance, which must be a Business Day;

                        (B) whether such Swing Line Advance is to be a Prime-based Advance, a Eurocurrency-based Advance or a Quoted Rate Advance;

                        (C) the duration of the Interest Period applicable thereto; and

                        (D) in the case of a Eurocurrency-based Advance, the Permitted Currency in which such Advance is to be made.

               (ii) the principal amount (or Dollar Amount of the principal amount, if such Advance is being funded in an Alternative Currency) of such requested Swing Line Advance, plus the aggregate principal amount of all other Swing Line Advances and all Advances of the Revolving Credit then outstanding hereunder (including any Revolving Credit Advances or other Swing Line Advances requested to be made on such date) whether to Company or to any of the Permitted Borrowers (using the Current Dollar Equivalent of any such Advances outstanding in any Alternative Currency, determined pursuant to the terms hereof as of the date of such requested Advance), and the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Swing Line Advance (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency), plus the aggregate face amount of Letters of Credit requested but not yet issued (determined as aforesaid), plus the unreimbursed amount of any draws under Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) shall not exceed the Revolving Credit Maximum Amount;

              (iii) in the case of CAC UK, the principal amount of the requested Swing Line Advance to CAC UK (determined as aforesaid), plus the aggregate principal amount of any other Swing Line Advances and all other Advances then outstanding to all of the Permitted Borrowers (including CAC UK) hereunder (including, without duplication, any Line of Credit Advances, Revolving Credit Advances or Swing Line Advances requested to be made on such date) determined as aforesaid, plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Swing Line Advance for the accounts of the Permitted Borrowers hereunder (including CAC UK), plus the aggregate face amount of any Letters of Credit requested but not yet issued for the accounts of the Permitted Borrowers (including CAC UK) hereunder (in each case determined as aforesaid), plus the unreimbursed amount of any draws under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) issued for the account of the Permitted Borrowers (including CAC UK) shall not exceed the Aggregate Sublimit;

               (iv) in the case of either CAC Canada or CAC Ireland, the principal amount of the requested Swing Line Advance to such Permitted Borrower (determined as aforesaid), plus the aggregate principal amount of any other Swing Line Advances and all other Advances then outstanding to such Permitted Borrower hereunder (including, without duplication, any Line of Credit Advances, Revolving Credit Advances or Swing Line Advances requested to be made on such date) determined as aforesaid, plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding as of the date of the requested Swing Line Advance for the account of such Permitted Borrower hereunder, plus the aggregate face amount of any Letters of Credit requested but not yet issued for the account of such Permitted Borrower hereunder (in each case determined as aforesaid), plus the unreimbursed amount of any draws under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency) issued for the account of such Permitted Borrower shall not exceed the Canadian Sublimit or the Irish Sublimit, as the case may be;

                (v) the principal amount of such Swing Line Advance, plus the amount of any other outstanding Advance of the Swing Line to be then combined therewith having the same Applicable Interest Rate and Interest Period, if any, shall be (i) in the case of a Prime-based Advance at least Three Hundred Thousand Dollars ($300,000) and (ii) in the case of a Quoted Rate Advance or a Eurocurrency-based Advance at least Three Hundred Thousand Dollars ($300,000), or the equivalent thereof in an Alternative Currency (or a larger integral multiple of One Hundred Thousand Dollars ($100,000), or the equivalent thereof in the applicable Alternative Currency), and at any one time there shall not be in effect more than (x) for Advances in Dollars, Five (5) Applicable Interest Rates and Interest Periods, and (y) for Advances in any Alternative Currency (other than eurodollars), two (2) Applicable Interest Rates and Interest Periods for each such currency; and

               (vi) each such Request for Swing Line Advance shall be delivered to the Swing Line Bank (x) for each Advance in Dollars, by 12:00 noon

(Detroit time) on the proposed date of the Advance and (y) for each Advance in any Alternative Currency, by 12:00 noon (Detroit time) two Business Days prior to the proposed date of Advance;

                   (d) Disbursement of Swing Line Advances. Subject to submission of an executed Request for Swing Line Advance by Company or a Permitted Borrower without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Swing Line Bank shall make available to Company or the applicable Permitted Borrower the amount so requested, in like funds and currencies, not later than:

                        (i) for Prime-based Advances or Quoted Rate Advances, not later than 4:00 p.m. (Detroit time) on the date of such Advance by credit to an account of Company or the applicable Permitted Borrower maintained with Agent or to such other account or third party as Company or the Permitted Borrower may reasonably direct; and

                       (ii) for Eurocurrency-based Advances, not later than 4:00 p.m. (the time of the Agent's Correspondent) on the date of such Advance, by credit to an account of Company or the Permitted Borrower maintained with Agent's Correspondent or to such other account or third party as Company or the applicable Permitted Borrower may reasonably direct.

Swing Line Bank shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.

                   (e) Refunding of or Participation Interest in Swing Line Advances.

                        (i) The Agent, at any time in its sole and absolute discretion, may (or, upon the request of the Swing Line Bank, shall) on behalf of the Company or the applicable Permitted Borrower (which hereby irrevocably directs the Agent to act on its behalf) request each of the Banks (including the Swing Line Bank in its capacity as a Bank) to make an Advance of the Revolving Credit to each of Company and the Permitted Borrowers, for each Permitted Currency in which Swing Line Advances are outstanding to such party, in an amount (in the applicable Permitted Currency, determined in accordance with Section 3.11(b) hereof) equal to such Bank's Percentage of the principal amount of the aggregate Swing Line Advances outstanding in each Permitted Currency to each such party on the date such notice is given (the "Refunded Swing Line Advances"); provided that at any time as there shall be a Swing Line Advance outstanding for more than thirty days, the Agent shall, on behalf of the Company or the applicable Permitted Borrower (which hereby irrevocably directs the Agent to act on its behalf), promptly request each Bank (including the Swing Line Bank) to make an Advance of the Revolving Credit in an amount equal to such Bank's Percentage of the principal amount of such outstanding Swing Line Advance. In the case of each Refunded Swing Line Advance outstanding in Dollars, the applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be a Prime- based Advance. In the case of each Refunded Swing Line Advance outstanding in any Alternative Currency, the applicable Advance of the Revolving Credit used to refund such Swing Line Advance shall be an Advance in the applicable Alternative Currency, with an Interest Period of one month (or any lesser number of days selected by Agent in consultation with the Banks). In connection with the making of any such Refunded Swing Line Advances or the purchase of a participation interest in Swing Line Advances under
Section 3.5(e)(ii) hereof, the Swing Line Bank shall retain its claim against the Company or the applicable Permitted Borrower for any unpaid interest or fees in respect thereof. Unless any of the events described in Section 9.1(j) hereof shall have occurred (in which event the procedures of subparagraph (ii) of this Section 3.5(e) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of an Advance of the Revolving Credit are then satisfied but subject to Section 3.5(e)(iii), each Bank shall make the proceeds of its Advance of the Revolving Credit available to the Agent for the benefit of the Swing Line Bank at the office of the Agent specified in Section 3.4(a) hereof prior to 11:00 a.m. Detroit time (for Domestic Advances) on the Business Day next succeeding the date such notice is given, and, in the case of any Eurocurrency-based Advance, prior to 2:00 p.m. Detroit time on the third Business Day following the date such notice is given, in each case in immediately available funds in the applicable Permitted Currency. The proceeds of such Advances of the Revolving Credit shall be immediately applied to repay the Refunded Swing Line Advances in accordance with the provisions of Section 10.1 hereof.

                       (ii) If, prior to the making of an Advance of the Revolving Credit pursuant to subparagraph (i) of this Section 3.5(e), one of the events described in Section 9.1(j) hereof shall have occurred, each Bank will, on the date such Advance of the Revolving Credit was to have been made, purchase from the Swing Line Bank an undivided participating interest in each Refunded Swing Line Advance in an amount equal to its Percentage of such Refunded Swing Line Advance. Each Bank within the time periods specified in Section 3.5(e)(i) hereof, as applicable, shall immediately transfer to the Agent, in immediately available funds in the applicable Permitted Currency of such Swing Line Advance, the amount of its participation and upon receipt thereof the Agent will deliver to such Bank a participation certificate evidencing such participation.

                      (iii) Each Bank's obligation to make Advances of the Revolving Credit and to purchase participation interests in accordance with clauses (i) and (ii) above shall, except in respect of any Swing Line Advance made by the Swing Line Bank after it has obtained actual knowledge that an Event of Default has occurred and is continuing, be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against Swing Line Bank, the Company, the Permitted Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company, any Permitted Borrower or any other Person; (iv) any breach of this Agreement by the Company, any Permitted Borrower or any other Person; (v) any inability of the Company or the Permitted Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Bank does not make available to the Agent the amount required pursuant to clause (i) or (ii) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for Advances in Dollars (other than eurodollars) and for Eurocurrency-based Advances, the Agent's marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount.



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

         3.6 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances of the Revolving Credit and all Swing Line Advances carried at the Prime-based Rate from time to time outstanding shall accrue from the date of such Advance to the Revolving Credit Maturity Date (and until paid), at a per annum interest rate equal to the Prime-based Rate, and shall be payable in immediately available funds (a) with respect to Swing Line Advances, monthly commencing on the first day of the calendar month next succeeding the calendar month during which the initial Swing Line Advance is made and on the first day of each month thereafter, and (b) with respect to Advances of the Revolving Credit, quarterly commencing on the first day of the calendar quarter next succeeding the calendar month during which the initial Advance of the Revolving Credit is made and on the first day of each calendar quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         3.7 Eurocurrency-based Interest Payments and Quoted Rate Interest Payments.

         (a) Interest on each Eurocurrency-based Advance of the Revolving Credit and all Swing Line Advances carried at the Eurocurrency- based Rate shall accrue at its Applicable Interest Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto (and, if any Interest Period shall exceed three months, then on the last Business Day of the third month of such Interest Period, and at three month intervals thereafter). Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year (except that any such Advances made in Sterling or any other Alternative Currency with respect to which applicable law or market custom so requires shall be calculated based on a 365 day year, or as otherwise required under applicable law or market custom) and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof. Interest due on a Eurocurrency-based Advance made in an Alternative Currency shall be paid in such Alternative Currency.



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

         (b) Interest on each Quoted Rate Advance of the Swing Line shall accrue at its Quoted Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Quoted Rate shall be computed on the basis of a 360 day year (except that any such Advances made in Sterling, Irish Punts or any other Alternative Currency with respect to which applicable law or market custom so requires shall be calculated based on a 365 day year, or as otherwise required under applicable law or market custom) and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including the last day thereof.

         3.8 Interest Payments on Conversions. Notwithstanding anything to the contrary in the preceding sections, all accrued and unpaid interest on any Advance converted pursuant to Section 3.3 hereof shall be due and payable in full on the date such Advance is converted.

         3.9 Interest on Default. In the event and so long as any Event of Default shall exist, interest shall be payable daily on all Eurocurrency-based Advances of the Revolving Credit, Swing Line Advances carried at the Eurocurrency-based Rate and Quoted Rate Advances from time to time outstanding at a per annum rate equal to the Applicable Interest Rate plus three percent (3%) for the remainder of the then existing Interest Period, if any, and at all other such times, with respect to Prime-based Advances from time to time outstanding, at a per annum rate equal to the Prime-based Rate plus three percent (3%), and, with respect to Eurocurrency-based Advances thereof in any Alternative Currency from time to time outstanding, (i) at a per annum rate calculated by the Agent, whose determination shall be conclusive absent manifest error, on a daily basis, equal to three percent (3%) above the interest rate per annum at which one (1) day deposits (or, if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Agent may elect which shall in no event be longer than six (6) months) in the relevant eurocurrency in the amount of such overdue payment due to the Agent are offered by the Agent's Eurocurrency Lending Office for the applicable period determined as provided above, or (ii) if at any such time such deposits are not offered by Eurocurrency Lending Office, then at a rate per annum equal to three percent (3%) above the rate determined by the Agent to be its aggregate marginal cost (including the cost of maintaining any required reserves or deposit


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

insurance) of carrying the amount of such Eurocurrency-based Advance.

         3.10 Prepayment. (a) Company or the Permitted Borrowers may prepay all or part of the outstanding balance of any Prime-based Advance(s) under the Revolving Credit Notes at any time, provided that the amount of any partial prepayment shall be at least One Million Dollars ($1,000,000) and, after giving effect to any such partial prepayment, the aggregate balance of Prime-based Advance(s) of the Revolving Credit remaining outstanding, if any, shall be at least One Million Dollars ($1,000,000). Company or the Permitted Borrowers may prepay all or part of any Eurocurrency-based Advance (subject to not less than three (3) Business Days' notice to Agent) only on the last day of the Interest Period therefor, provided that the amount of any such partial prepayment shall be at least One Million Dollars ($1,000,000), or the equivalent thereof in an Alternative Currency, and, after giving effect of any such partial prepayment, the unpaid portion of such Advance which is refunded or converted under Section 3.3 hereof shall be at least Five Million Dollars ($5,000,000) or the equivalent thereof in an Alternative Currency.

                   (b) Company may prepay all or part of the outstanding balance of any Swing Line Advance carried at the Prime-based Rate at any time, provided that the amount of any partial prepayment shall be at least One Hundred Thousand Dollars ($100,000) and, after giving effect of any such partial prepayment, the aggregate balance of such Swing Line Advances remaining outstanding, if any, shall be at least One Hundred Thousand Dollars ($100,000). Company may prepay all or part of any Swing Line Advances carried at the Eurocurrency-based Rate or Quoted Rate (subject to not less than three (3) Business Days' notice to Swing Line Bank and Agent) only on the last day of the Interest Period therefor, provided that the amount of any such partial payment shall be at least One Hundred Thousand Dollars ($100,000), after giving effect of any such partial prepayment, and the unpaid portion of such Advance which is refunded or converted under Section 3.5(c) hereof shall be at least One Hundred Thousand Dollars ($100,000).

                   (c) Any prepayment made in accordance with this Section shall be without premium, penalty or prejudice to the right to reborrow under the terms of this Agreement. Any other prepayment of all or any portion of any Advance of the Revolving Credit or any



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

Swing Line Advance shall be subject to Section 11.1 hereof, but otherwise without premium, penalty or prejudice.

         3.11 Determination, Denomination and Redenomination of Alternative Currency Advances. Whenever, pursuant to any provision of this
Agreement:

                   (a) an Advance of the Revolving Credit or a Swing Line Advance is initially funded, as opposed to any refunding or conversion thereof, in an Alternative Currency, the amount to be advanced hereunder will be the equivalent in such Alternative Currency of the Dollar Amount of such Advance;

                   (b) an existing Advance of the Revolving Credit or a Swing Line Advance denominated in an Alternative Currency is to be refunded, in whole or in part, with an Advance denominated in the same Alternative Currency, the amount of the new Advance shall be continued in the amount of the Alternative Currency so refunded;

                   (c) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in another Alternative Currency, the amount of the new Advance shall be that amount of the Alternative Currency of the new Advance which may be purchased, using the most favorable spot exchange rate determined by Agent to be available to it for the sale of Dollars for such other Alternative Currency at approximately 11:00 a.m. (Detroit time) two (2) Business Days prior to the last day of the Eurocurrency Interest Period applicable to the existing Advance, with the Dollar Amount of the existing Advance, or portion thereof being converted; and

                   (d) an existing Advance of the Revolving Credit denominated in an Alternative Currency is to be converted, in whole or in part, to an Advance denominated in Dollars, the amount of the new Advance shall be the Dollar Amount of the existing Advance, or portion thereof being converted (determined as aforesaid).

         3.12 Prime-based Advance in Absence of Election or Upon Default. If, (a) as to any outstanding Eurocurrency-based Advance of the Revolving Credit, or any Swing Line Advance carried at the Eurocurrency-based Rate, Agent has not received payment on the last day of the Interest Period applicable thereto, or does not receive



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a timely Request for Advance meeting the requirements of Section 3.3 or 3.5(c)
hereof with respect to the refunding or conversion of such Advance, or (b) if any Advance denominated in an Alternative Currency or any deemed Advance under
Section 3A.6 hereof in respect of a Letter of Credit denominated in an Alternative Currency cannot be refunded or made, as the case may be, in such Alternative Currency by virtue of Section 11.3 hereof, or (c) subject to
Section 3.9 hereof, if on such day a Default or an Event of Default shall have occurred and be continuing, then the principal amount thereof which is not then prepaid in the case of a Eurocurrency-based Advance shall, absent a contrary election of the Majority Banks, be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company of said action. If a Eurocurrency-based Advance converted hereunder is payable in an Alternative Currency, the Prime-based Advance shall be in an amount equal to the Dollar Amount of such Eurocurrency-based Advance at such time and the Agent and the Banks shall use said Prime-based Advance to fund payment of the Alternative Currency obligation, all subject to the provisions of Section 3.14 hereof. The Company and the Permitted Borrowers, if applicable, shall reimburse the Agent and the Banks on demand for any costs incurred by the Agent or any of the Banks, as applicable, resulting from the conversion pursuant to this
Section 3.12 of Eurocurrency-based Advances payable in an Alternative Currency to Prime-based Advances.

         3.13 Revolving Credit Facility Fee. From the date hereof to the Revolving Credit Maturity Date, the Company shall pay to the Agent, for distribution to the Banks (as set forth below), a Revolving Credit Facility Fee determined by multiplying the Applicable Fee Percentage per annum times the Revolving Credit Maximum Amount then applicable under Section 3.15 hereof (whether used or unused), computed on a daily basis. The Revolving Credit Facility Fee shall be payable quarterly in arrears commencing January 1, 1997 (in respect of the prior calendar quarter or portion thereof), and on the first day of each calendar quarter thereafter and on the Revolving Credit Maturity Date, and shall be computed on the basis of a year of three hundred sixty (360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Facility Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment Agent shall make prompt payment to each Bank of its share of the Revolving Credit Facility Fee based upon its respective Percentage.



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         3.14      Currency Appreciation; Sublimits; Mandatory Reduction of
Indebtedness. (a) If at any time and for any reason, the aggregate principal amount (tested in the manner set forth below) of all Advances of the Revolving Credit hereunder to the Company and to the Permitted Borrowers made in Dollars and the aggregate Current Dollar Equivalent of all Advances hereunder to the Company and to the Permitted Borrowers in any Alternative Currency as of such time, plus the aggregate principal amount of Swing Line Advances outstanding hereunder as of such time (determined as aforesaid), plus the aggregate undrawn portion of any Letters of Credit which shall be outstanding (based on the Dollar Amount of the undrawn portion of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letters of Credit denominated in any Alternative Currency), plus the face amount of all Letters of Credit requested but not yet issued (determined as aforesaid), plus the unreimbursed amount of any draws under any Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency), as of such time exceeds the Revolving Credit Maximum Amount (as used in this clause (a), the "Excess"), the Company and the Permitted Borrowers shall:

                        (i) immediately repay that portion of such Indebtedness then carried as a Prime-based Advance, if any, by the Dollar Amount of such Excess, and/or reduce any pending request for an Advance in Dollars on such day by the Dollar Amount of the Excess, to the extent thereof; and

                       (ii) on the last day of each Interest Period of any Eurocurrency-based Advance outstanding as of such time, until the necessary reductions of Indebtedness under this Section 3.14(a) have been fully made, repay the Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by the Company or the applicable Permitted Borrower in respect of such Advances, by the amount in Dollars or the applicable Alternative Currency, as the case may be, of the Excess, to the extent thereof.

Compliance with this Section 3.14(a) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion, provided that, so long as no Default or Event of Default has occurred and is continuing, at any time while the aggregate Advances of the Revolving Credit available to be borrowed hereunder (based on the



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

Revolving Credit Maximum Amount then in effect) equal or exceed Five Million Dollars ($5,000,000), compliance with this Section 3.14(a) shall be tested as of the last day of each calendar quarter. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Default or Event of Default, or if any Excess remains after recalculating said Excess based on ninety-five percent (95%) of the Current Dollar Equivalent of any Advances or Letters of Credit denominated in Alternative Currencies (and one hundred percent (100%) of any Advances or Letters of Credit denominated in Dollars), Company and the Permitted Borrowers shall be obligated immediately to reduce the foregoing Indebtedness hereunder by an amount sufficient to eliminate such Excess.

                   (b)     If at any time and for any reason with respect to:

                   (X) CAC UK, the aggregate principal amount (tested in the manner set forth below) of all Advances of the Revolving Credit, of the Swing Line and of the Line of Credit outstanding hereunder to the Permitted Borrowers (including CAC UK), plus the aggregate undrawn portion of any Letters of Credit, plus the face amount of any Letters of Credit requested but not yet issued, plus the unreimbursed amount of any draws under any Letters of Credit to or for the account of the Permitted Borrowers (including CAC UK), which Advances and Letters of Credit are made or issued, or to be made or issued, in Dollars and ninety percent (90%) of the aggregate Current Dollar Equivalent of all such Advances and Letters of Credit (including unreimbursed draws) hereunder for the account of the Permitted Borrowers (including CAC
         UK) in any Alternative Currency as of such time, exceeds the Aggregate Sublimit, or

                   (Y) either CAC Canada or CAC Ireland, as the case may be, the aggregate principal amount (tested in the manner set forth below) of all Advances of the Revolving Credit, of the Swing Line and of the Line of Credit outstanding hereunder to such Permitted Borrower, plus the aggregate undrawn portion of any Letters of Credit, the face amount of any Letters of Credit requested but not yet issued, plus the unreimbursed amount of any draws under any Letters of Credit to or for the account of such Permitted Borrower, which Advances and Letters of Credit are made or issued in Dollars and ninety percent (90%) of the aggregate Current Dollar Equivalent of all such


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

         Advances and Letters of Credit (including unreimbursed draws) hereunder for the account of such Permitted Borrower in any Alternative Currency as of such time, exceeds the Canadian Sublimit or the Irish Sublimit, as the case may be, then in each case, such Permitted Borrower shall (i) immediately repay that portion of the Indebtedness outstanding to such Permitted Borrower then carried as a Prime-based Advance, if any, by the Dollar Amount of such excess, and/or reduce on such day any pending request for an Advance in Dollars submitted by such Permitted Borrower by the Dollar Amount of such excess, to the extent thereof; and (ii) on the last day of each Interest Period of any Eurocurrency-based Advance outstanding to such Permitted Borrower as of such time, until the necessary reductions of Indebtedness under this Section 3.14(b) have been fully made, repay such Indebtedness carried in such Advances and/or reduce any requests for refunding or conversion of such Advances submitted (or to be submitted) by such Permitted Borrower in respect of such Advances, by the amount in Dollars or the applicable Alternative Currency, as the case may be, of such excess, to the extent thereof.

Provided that no Default or Event of Default has occurred and is continuing, each Permitted Borrower's compliance with this Section 3.14(b) shall be tested as of the last day of each calendar quarter or, upon the written request of the Company from time to time, as of the last day of each calendar month, provided the Company furnishes Agent with current monthly financial statements complying with the requirements set forth in subparagraphs (i) and (ii) of Section 7.3(c) hereof. Upon the occurrence and during the continuance of any Default or Event of Default, compliance with this Section 3.14(b) shall be tested on a daily or other basis satisfactory to Agent in its sole discretion.

         3.15 Optional Reduction or Termination of Revolving Credit Maximum Amount. Provided that no Default or Event of Default has occurred and is continuing, the Company may upon at least five Business Days' prior written notice to the Agent, permanently reduce the Revolving Credit Maximum Amount in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Maximum Amount shall be in an aggregate amount equal to Ten Million Dollars ($10,000,000) or a larger integral multiple of One Million Dollars

($1,000,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Facility Fee, if any, accrued to the date of such reduction;
(iii) the Company or any Permitted Borrower, as applicable, shall prepay in accordance with the terms hereof the amount, if any, by which the aggregate unpaid principal amount of Advances (using the Current Dollar Equivalent of any such Advance outstanding in any Alternative Currency) of the Revolving Credit, plus the aggregate principal amount of Swing Line Advances outstanding hereunder (using the Current Dollar Equivalent of any such Advance outstanding in an Alternative Currency), plus the aggregate undrawn amount of outstanding Letters of Credit (using the Current Dollar Equivalent thereof for any Letters of Credit denominated in any Alternative Currency), plus the unreimbursed amount of any draws under any Letters of Credit (determined as aforesaid), exceeds the amount of the Revolving Credit Maximum Amount as so reduced, together with interest thereon to the date of prepayment; (iv) if the termination or reduction of the Revolving Credit Maximum Amount requires the prepayment of a Eurocurrency-based Advance or a Quoted Rate Advance, the termination or reduction may be made only on the last Business Day of the then current Interest Period applicable to such Eurocurrency-based Advance or such Quoted Rate Advance; and (v) no reduction shall reduce the Revolving Credit Maximum Amount to an amount which is less than the aggregate undrawn amount of any Letters of Credit outstanding at such time. Reductions of the Revolving Credit Maximum Amount and any accompanying prepayments of the Revolving Credit Notes shall be distributed by Agent to each Bank in accordance with such Bank's Percentage thereof, and will not be available for reinstatement by or readvance to the Company or any Permitted Borrower, and any accompanying prepayments of the Swing Line Note shall be distributed by Agent to the Swing Line Bank and will not be available for reinstatement by or readvance to the Company. Any reductions of the Revolving Credit Maximum Amount hereunder shall reduce each Bank's portion thereof proportionately (based on the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances carried at the Prime-based Rate, next to Eurocurrency-based Advances of the Revolving Credit and then to Swing Line Advances carried at the Eurocurrency-based Rate or the Quoted Rate.



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         3.16      Extensions of Revolving Credit Maturity Date.  Provided that no Default or Event of Default has occurred and is continuing, Company may, by written notice to Agent and each Bank (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent and each
Bank)

                   (a) prior to April 15, 1997, but not before March 15, 1997, request that the Banks extend the then applicable Revolving Credit Maturity Date to May 15, 2000 (such request, the "Initial Request"); and

                   (b) prior to April 15, but not before March 15, of each year beginning in 1998 (if the Initial Request is made by the Company and approved by the Banks) or prior to October 1, but not before November 1 of each year beginning in 1997 (if the Initial Request is not made by the Company or is not approved by the Banks), request that the Banks extend the then applicable Revolving Credit Maturity Date to a date that is one year later than the Revolving Credit Maturity Date then in effect (each such request, a "Subsequent Request").

Each Bank shall, not later than thirty (30) calendar days following the date of its receipt of the Initial Request or any Subsequent Request, as the case may be, give written notice to the Agent stating whether such Bank is willing to extend the Revolving Credit Maturity Date as requested. If Agent has received the aforesaid written approvals of such Initial Request or Subsequent Request, as the case may be, from each of the Banks, then, so long as no Default or Event of Default has occurred and is continuing, effective upon such Revolving Credit Maturity Date, the Revolving Credit Maturity Date shall be so extended, in the case of the Initial Request to May 15, 2000 and in the case of any Subsequent Request for an additional one year period, the term Revolving Credit Maturity Date shall mean such extended date and Agent shall promptly notify the Company and the Banks that such extension has occurred. If (i) any Bank gives the Agent written notice that it is unwilling to extend the Revolving Credit Maturity Date as requested or (ii) any Bank fails to provide written approval to Agent of such the Initial Request or any Subsequent Request within thirty
(30) calendar days of the date of Agent's receipt of such Request, then (x) the Banks shall be deemed to have declined to extend the Revolving Credit Maturity Date, (y) the then-current Revolving Credit Maturity Date shall remain in effect (with no


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

further right on the part of Company to request extensions thereof under this
Section 3.16, unless such non-extension relates to the Initial Request) and (z) the commitments of the Banks to make Advances of the Revolving Credit hereunder and of Swing Line Bank to make Swing Line Advances shall terminate on the Revolving Credit Maturity Date then in effect, and Agent shall promptly notify Company and the Banks thereof.

         3.17 Revolving Credit as Renewal; Application of Advances. The Revolving Credit Notes issued by the Company and the Permitted Borrowers hereunder shall constitute renewal and replacement evidence of all present Indebtedness of such parties outstanding under the Revolving Credit Notes issued under the Prior Credit Agreement. Advances of the Revolving Credit (including Swing Line Advances) shall be available, subject to the terms hereof, to fund working capital needs or other general corporate purposes of the Company and the Permitted Borrowers.

         3A.       LETTERS OF CREDIT.

         3A.1      Letters of Credit. Subject to the terms and conditions of
this Agreement, Agent may through the Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party accompanied by a duly executed Letter of Credit Agreement and such other documentation related to the requested Letter of Credit as the Agent may require, issue standby or documentary Letters of Credit for the account of such Account Party, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of One Hundred Thousand Dollars ($100,000) and shall have an expiration date not later than one (1) year from its date of issuance; provided that each Letter of Credit (including any renewal thereof) shall expire not later than ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications and the issuance of each Letter of Credit hereunder shall be subject in all respects to applicable provisions of U.S. law and regulations, including without limitation, the Trading With the Enemy Act, Export Administration Act, International Emergency Economic Powers Act, and Regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury.


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         3A.2      Conditions to Issuance. No Letter of Credit shall be issued at the request and for the account of any Account Party unless, as of the date of issuance of such Letter of Credit:

                   (a) the face amount of the Letter of Credit requested (based on the Dollar Amount of the undrawn portion of any Letter of Credit denominated in Dollars and the Current Dollar Equivalent of the undrawn portion of any Letter of Credit denominated in any Alternative Currency), plus the face amount of all other Letters of Credit of all Account Parties requested on such date, plus the aggregate undrawn portion of all other Letters of Credit of all Account Parties as of such date, plus the face amount of all Letters of Credit of all Account Parties requested but not yet issued as of such date, plus the unreimbursed amount of any draws under Letters of Credit of all Account Parties (in each case, determined as aforesaid), does not exceed the Letter of Credit Maximum Amount;

                   (b) the face amount of the Letter of Credit requested, plus the face amount of all other Letters of Credit of all Account Parties requested on such date, plus the aggregate undrawn portion of all other Letters of Credit of all Account Parties as of such date, plus the face amount of all Letters of Credit of all Account Parties requested but not yet issued as of such date, plus the unreimbursed amount of any draws under Letters of Credit of all Account Parties as of such date, (in each case determined as aforesaid), plus the aggregate principal amount of all Advances outstanding under the Revolving Credit Notes and the Swing Line Notes, including any Advances requested to be made on such date (determined on the basis of the Current Dollar Equivalent of any Advances denominated in any Alternative Currency, and the Dollar Amount of any Advances in Dollars), do not exceed the then applicable Revolving Credit Maximum Amount;

                   (c)     whenever the Account Party is a Permitted Borrower,



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                                  (X)  in the case of CAC UK, the face amount
                           of the Letter of Credit requested by CAC UK, plus the face amount of all other Letters of Credit requested by CAC UK or any other Permitted Borrower on such date, plus the aggregate undrawn portion of all other outstanding Letters of Credit issued for the account of the Permitted Borrowers, including CAC UK (in each case determined as aforesaid), plus the unreimbursed amount of any draws under Letters of Credit (using the Current Dollar Equivalent thereof for any such Letters of Credit denominated in any Alternative Currency) issued for the account of the Permitted Borrowers (including CAC UK), plus the aggregate outstanding principal amount of all Advances of the Revolving Credit, of the Swing Line and of the Line of Credit to the Permitted Borrowers (including CAC UK), including any Advances requested to be made on such date (in each case determined as aforesaid), do not exceed the Aggregate Sublimit; and

                                  (Y)  in the case of either CAC Canada or CAC
                           Ireland, the face amount of the Letter of Credit requested by such Permitted Borrower, plus the face amount of all other Letters of Credit requested by such Permitted Borrower on such date, plus the aggregate undrawn portion of all other outstanding Letters of Credit issued for the account of such Permitted Borrower, (in each case determined as aforesaid), plus the face amount of all other Letters of Credit requested by such Permitted Borrower but not yet issued, plus the unreimbursed amount of any draws under Letters of Credit (using the Current Dollar Equivalent thereof for any such Letters of Credit denominated in any Alternative Currency) issued for the account of such Permitted Borrower, plus the aggregate principal amount of all Advances of the Revolving Credit, and of the Swing Line and of the Line of Credit to such Permitted Borrower, including any Advances requested to be made on such date (in each case determined as aforesaid), do not exceed the


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                           Canadian Sublimit or the Irish Sublimit, as the case
                           may be;

                   (d) the obligations of Company and the Permitted Borrowers set forth in this Agreement and the other Loan Documents are valid, binding and enforceable obligations of Company and Permitted Borrowers and the valid, binding and enforceable nature of this Agreement and the other Loan Documents has not been disputed by Company or the Permitted Borrowers;

                   (e) the representations and warranties contained in this Agreement and the other Loan Documents are true in all material respects as if made on such date, and both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;

                   (f) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any contract, agreement or other borrowing of Company or the Permitted Borrowers;

                   (g) the Account Party requesting the Letter of Credit shall have delivered to Agent at its Issuing Office, not less than five (5) Business Days prior to the requested date for issuance (or such shorter time as the Agent, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Agent and its Issuing Office;

                   (h) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Agent from issuing the Letter of Credit requested, or any Bank from taking an assignment of its Percentage thereof pursuant to Section 3A.6 hereof, and no law, rule, regulation, request or directive (whether or not


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                           having the force of law) shall prohibit or request
                           that Agent refrain from issuing, or any Bank refrain from taking an assignment of its Percentage of, the Letter of Credit requested or letters of credit generally;

                   (i) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Agent to issue or any Bank to take an assignment of its Percentage of the requested Letter of Credit, no suspension of or material limitation on trading on the New York Stock Exchange or any other national securities exchange, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Banks, the applicable Account Party and the beneficiary of the requested Letter of Credit are located, and no establishment of any new restrictions on transactions involving letters of credit or on banks materially affecting the extension of credit by banks; and

                   (j) Agent shall have received the issuance fees required in connection with the issuance of such Letter of Credit pursuant to Section 3A.5 hereof.

Each Letter of Credit Agreement submitted to Agent pursuant hereto shall constitute the certification by the Company and the Account Party of the matters set forth in Section 3A.2 (a) through (f) hereof. The Agent shall be entitled to rely on such certification without any duty of inquiry.

         3A.3      Notice. Agent shall give notice, substantially in the form attached as Exhibit I, to each Bank of the issuance of each Letter of Credit, not later than three (3) Business Days after issuance of each Letter of Credit, specifying the amount thereof and the amount of such Bank's Percentage thereof.

         3A.4      Letter of Credit Fees. Company shall pay to the Agent for
distribution to the Banks in accordance with their Percentages, Letter of Credit Fees as follows:


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

                   (a) A per annum Letter of Credit Fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto (based on the Dollar Amount of any Letters of Credit denominated in Dollars and the Current Dollar Equivalent of any Letters of Credit denominated in any Alternative Currency) in the amount of the Applicable Fee Percentage (determined with reference to Schedule 4.1 to this Agreement), inclusive of the facing fee of one-eighth of one percentage point (1/8%) per annum on the face amount thereof to be retained by Agent under Section 3A.5 hereof.

                   (b) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued or participated in by, or assets held by, or deposits in or for the account of, Agent or any Bank or (ii) impose on Agent or any Bank any other condition regarding this Agreement or the Letters of Credit, and the result of any event referred to in clause (i) or
(ii) above shall be to increase the cost or expense to Agent or such Bank of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Agent's or such Bank's reasonable allocation of the aggregate of such cost increases and expense resulting from such events), then, upon demand by the Agent or such Bank, as the case may be, the Company shall, within ten days following demand for payment, pay to Agent or such Bank, as the case may be, from time to time as specified by the Agent or such Bank, additional amounts which shall be sufficient to compensate the Agent or such Bank for such increased cost and expense, together with interest on each such amount from ten days after the date demanded until payment in full thereof at the Prime-based Rate. A certificate as to such increased cost or expense incurred by the Agent or such Bank, as the case may be, as a result of any event mentioned in clause (i) or
(ii) above, submitted to the Company, shall be conclusive evidence, absent manifest error, as to the amount thereof.

                   (c) All payments by the Company or the Permitted Borrowers to the Agent or the Banks under this Section 3A.4 shall be made in Dollars and in immediately available funds at the Issuing Office or such other office of the Agent as may be designated from time to time by written notice to the Company and

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

the Permitted Borrowers by the Agent. The fees described in clause (a) above shall be nonrefundable under all circumstances, shall be payable semi-annually in advance (or such lesser period, if applicable, for Letters of Credit issued with stated expiration dates of less than six months) upon the issuance of each such Letter of Credit, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

         3A.5      Issuance Fees. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees (including a letter of credit facing fee of one-eighth of one percentage point (1/8%) to be retained by Agent for its own account), the Company and the applicable Account Party shall pay, for the sole account of the Agent, standard documentation, administration, payment and cancellation charges assessed by Agent or the Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of the Issuing Office in effect from time to time.

         3A.6      Draws and Demands for Payment Under Letters of Credit.

                   (a) The Company and each applicable Account Party agree to pay to the Agent, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless the Company or the applicable Account Party shall have made such payment to the Agent on such day, upon each such payment by the Agent, the Agent shall be deemed to have disbursed to the Company or the applicable Account Party, and the Company or the applicable Account Party shall be deemed to have elected to substitute for its reimbursement obligation, with respect to Letters of Credit denominated in Dollars, a Prime-based Advance of the Revolving Credit and, with respect to Letters of Credit denominated in any Alternative Currency, a Eurocurrency-based Advance of the Revolving Credit in the applicable Alternative Currency with an Interest Period, commencing three
(3) Business Days following the date of Agent's payment pursuant to the applicable Letter of Credit, of one month (or, if unavailable, such other Interest Period as selected by Agent in its sole discretion), in each case for the account of the Banks in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit. Such Prime-based Advance or Eurocurrency- based Advance shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Section 3 hereof and, to the extent of the Advances so disbursed, the reimbursement obligation of the Company or the applicable Account Party under this Section 3A.6 shall be deemed satisfied, provided that, with respect to any such Eurocurrency-based Advance deemed to have been made hereunder, Company or the applicable Permitted Borrower shall also be obligated to pay to the Agent, for Agent's sole account, interest on the aggregate amount paid by the Agent under the applicable draft or other demand for payment at Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent as a result of such failure to deliver funds hereunder) of carrying such amount plus the Applicable Margin then in effect for Eurocurrency-based Advances, from the date of Agent's payment pursuant to any Letter of Credit to the date of the commencement of the Interest Period for the applicable Eurocurrency-based Advance deemed to have been made, as aforesaid, such interest (the "Gap Interest") to be due and payable on the last day of the initial Interest Period established for such deemed Advance.

         (b) If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to the Company and the applicable Account Party on the date such draft or demand is honored, and to each Bank on such date unless the Company or applicable Account Party shall have satisfied its reimbursement obligation under Section 3A.6(a) hereof by payment to the Agent on such date. The Agent shall further use reasonable efforts to provide notice to the Company or applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Agent with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Company or applicable Account Party under
Section 3A.6(a) hereof.

         (c) Upon issuance by the Agent of each Letter of Credit hereunder (except in respect of any Letter of Credit issued after



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Agent has obtained actual knowledge that an Event of Default has occurred and is continuing), each Bank shall automatically acquire a pro rata participation interest in such Letter of Credit and each related Letter of Credit Payment based on its respective Percentage. Each Bank, on the date a draft or demand under any Letter of Credit is honored (or the next succeeding Business Day if the notice required to be given by Agent to the Banks under Section 3A.6(b) hereof is not given to the Banks prior to 2:00 p.m. (Detroit time) on such date of draft or demand) or three (3) Business Days thereafter in respect of draws or demands under Letters of Credit issued in any Alternative Currency, shall make its Percentage of the amount paid by the Agent, and not reimbursed by the Company or applicable Account Party on such day, available in the applicable Permitted Currency and in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank, the Company and the applicable Account Party severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the interest rate applicable during such period to the related Advance deemed to have been disbursed under Section 3A.6(a) in respect of the reimbursement obligation of the Company and the applicable Account Party, as set forth in Section 3.4(c)(i) or 3.4(c)(ii) hereof, as the case may be. If such Bank shall pay such amount to the Agent together with such interest, such amount so paid shall be deemed to constitute an Advance by such Bank disbursed in respect of the reimbursement obligation of the Company or applicable Account Party under Section 3A.6(a) hereof for purposes of this Agreement, effective as of the dates applicable under said Section 3A.6(a). The failure of any Bank to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent. Furthermore, in the event of the failure by Company or the Permitted Borrowers to pay the Gap Interest required under the proviso to Section 3A.6(a) hereof, each of the Banks shall pay to Agent, within one Business Day following receipt from Agent of written request therefor, its pro rata portion of said Gap Interest, excluding any portion thereof attributable to the Applicable Margin.

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

         (d) Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Agent shall be the sole issuer of Letters of Credit under this Agreement.

         3A.7      Obligations Irrevocable. The obligations of Company and any
Account Party to make payments to Agent or the Banks with respect to Letter of Credit Obligations under Section 3A.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

                   (a) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to any Letter of Credit (the "Letter of Credit Documents");

                   (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any of the Letter of Credit Documents;

                   (c) The existence of any claim, setoff, defense or other right which the Company or any Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

                   (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (e) Payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

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

                   (f) Any failure, omission, delay or lack on the part of the Agent or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Bank or any such party under this Agreement, any of the other Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, any Bank or any such party; or

                   (g) Any other event or circumstance that would, in the absence of this Section 3A.7, result in the release or discharge by operation of law or otherwise of Company or any Account Party from the performance or observance of any obligation, covenant or agreement contained in Section 3A.6 hereof.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Company or any Account Party has or may have against the beneficiary of any Letter of Credit shall be available hereunder to Company or any Account Party against the Agent or any Bank. Nothing contained in this Section 3A.7 shall be deemed to prevent Company or the Account Parties, after satisfaction in full of the absolute and unconditional obligations of Company and the Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent or any Bank.

         3A.8      Risk Under Letters of Credit. (a) In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Agent shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

                   (b) Subject to other terms and conditions of this Agreement, Agent shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Agent's regularly established practices and procedures and, except pursuant to Section 12.3 hereof, Agent will have no further obligation with respect thereto. In the administration of Letters of Credit, Agent shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Agent with due care and Agent may rely upon any notice, communication, certificate or other



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statement from Company, any Account Party, beneficiaries of Letters of Credit, or any other Person which Agent believes to be authentic. Agent will, upon request, furnish the Banks with copies of Letter of Credit Agreements, Letters of Credit and documents related thereto.

                   (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Agent makes no representation and shall have no responsibility with respect to (i) the obligations of Company or any Account Party or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of, Company, the applicable Account Party or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Agent in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct. Each of the Banks expressly acknowledges that they have made and will continue to make their own evaluations of Company's and the Account Parties' creditworthiness without reliance on any representation of Agent or Agent's officers, agents and employees.

                   (d) If at any time Agent shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent shall receive same for the pro rata benefit of the Banks in accordance with their respective Percentages and shall promptly deliver to each Bank its share thereof, less such Bank's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank's Percentage of such payment, such Bank will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

         3A.9      Indemnification. (a) The Company and each Account Party
hereby indemnifies and agrees to hold harmless the Banks and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection



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with any Letter of Credit, and neither any Bank nor the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Agent), including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that Company and Account Parties shall not be required to indemnify the Banks and the Agent and such other persons, and the Agent shall be liable to the Company and the Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by Company and the Account Parties which were caused by the Agent's gross negligence, willful misconduct or wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

         (b) It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary. It is further acknowledged and agreed that Company or an Account Party may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which Agent or the Banks are alleged to be liable and it shall be a condition of the assertion of any liability of Agent or the Banks under this Section that Company or the applicable Account Party shall contemporaneously pursue all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.



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         3A.10     Right of Reimbursement. Each Bank agrees to reimburse the
Agent on demand, pro rata in accordance with its respective Percentage, for (i) the reasonable out-of-pocket costs and expenses of the Agent to be reimbursed by Company or any Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by Company or any Account Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, reasonable out-of-pocket expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, to the extent not reimbursed by Company or any Account Party, except to the extent that such liabilities, losses, costs or expenses were incurred by Agent solely as a result of Agent's gross negligence or willful misconduct or by the Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

         3A.11     Existing Letters of Credit. Each Existing Letter of Credit
shall be deemed for all purposes of this Agreement to be a Letter of Credit, and each application submitted in connection with each Existing Letter of Credit shall be deemed for all purposes of this Agreement to be a Letter of Credit Agreement. On the date of execution of this Agreement, the Agent shall be deemed automatically to have sold and transferred, and each other Bank shall be deemed automatically, irrevocably, and unconditionally to have purchased and received from the Agent, without recourse or warranty, an undivided interest and participation (on the terms set forth herein), to the extent of such other Bank's Percentage, in each Existing Letter of Credit and the applicable reimbursement obligations with respect thereto and any security therefor or guaranty pertaining thereto. Letter of Credit Fees paid under the Prior Credit Agreement shall not be recalculated, redistributed or reallocated by Agent to the Banks; provided that the Company shall pay to the New Banks on the Effective Date a special letter of credit fee on the Existing Letters of Credit, calculated on the basis of the Letter of Credit Fees which would be applicable to such Existing Letters of Credit if issued on the date hereof for


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the period from the effective date hereof to the expiration date of such
Existing Letters of Credit.

         4.        MARGIN ADJUSTMENTS

         4.1 Margin Adjustments. Adjustments to the Applicable Margin, based on Schedule 4.1 hereto, shall be implemented as follows:

                   (a) Such adjustments to the Applicable Margin shall be given prospective effect only, effective (i) as to all Prime- based Advances outstanding hereunder, immediately upon any change in the Rating Level then in effect, and (ii) as to each Eurocurrency-based Advance outstanding hereunder, effective upon the expiration of the applicable Interest Period(s), if any, in effect on the date of the obtaining and/or any change in the Rating Level in effect hereunder, in each case with no retroactivity or claw-back.

                   (b) With respect to Eurocurrency-based Advances outstanding hereunder, an adjustment hereunder, after becoming effective, shall remain in effect only through the end of the applicable Interest Period(s) for such Eurocurrency-based Advances if any; provided, however, that upon any change in the Rating Level then in effect, as aforesaid, or the occurrence of any other event which under the terms hereof causes such adjustment no longer to be applicable, then any such subsequent adjustment or no adjustment, as the case may be, shall be effective (and said pricing shall thereby be adjusted up or down, as applicable) with the commencement of each Interest Period following such change or event, all in accordance with the preceding subparagraph.

         5. CONDITIONS. The obligations of Banks to make Advances or loans pursuant to this Agreement are subject to the following conditions, provided however that Sections 5.1 through 5.10 below shall only apply to the initial Advances or loans hereunder:

         5.1 Execution of Notes, this Agreement and the other Loan Documents. The Company (on or before the date hereof) and the Permitted Borrowers (prior to requesting any Advance hereunder), as applicable, shall have executed and delivered to the Agent for the account of each Bank, the Line of Credit Notes, the Revolving Credit Notes, the Swing Line Notes (solely for the account of the Swing Line Bank) and this Agreement (including all schedules,


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exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto) and the other Loan Documents, and, as applicable, such Line of Credit Notes, such Revolving Credit Notes, the Swing Line Notes, this Agreement and the other Loan Documents shall be in full force and effect.

         5.2 Corporate Authority. Agent shall have received, with a counterpart thereof for each Bank: (i) certified copies of resolutions of the Board of Directors of the Company, CACI and each of the Permitted Borrowers evidencing approval of the form of this Agreement, the Notes and the other Loan Documents to which such Person is a party and authorizing the execution, delivery and performance thereof and the borrowing of Advances hereunder; (ii)
(A) certified copies of the Company's, and each of the Permitted Borrowers', articles of incorporation and bylaws or other constitutional documents certified as true and complete as of a recent date by the appropriate official of the jurisdiction of incorporation of each such entity (or, if unavailable in such jurisdiction, by a responsible officer of such entity); and (B) a certificate of good standing from the state of the Company's incorporation and from the applicable state of incorporation or other jurisdiction of incorporation of each of CACI and the Permitted Borrowers.

         5.3 Company Guaranty. As security for all Indebtedness of the Permitted Borrowers to the Banks hereunder and under the other Loan Documents, the Company shall have furnished, executed and delivered to Agent, prior to or concurrently with the initial borrowing hereunder, in form and substance satisfactory to Agent and the Banks and supported by appropriate resolutions in certified form authorizing same, the Company Guaranty.

         5.4 Subsidiary Guaranties. As security (a) for all Indebtedness of the Company to the Banks hereunder and under the other Loan Documents, CACI shall have furnished, executed and delivered to Agent, prior to or concurrently with the initial borrowing hereunder, the CACI Guaranty, (b) for all Indebtedness of the Company and the Permitted Borrowers to the Banks hereunder and under the other Loan Documents, each of the Significant Domestic Subsidiaries shall have furnished, executed and delivered to Agent, prior to or concurrently with the initial borrowing hereunder, the Domestic Guaranty and
(c) for all Indebtedness of the foreign Permitted Borrowers to the Banks hereunder and under the other Loan

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

Documents, each of the Significant Foreign Subsidiaries shall have furnished, executed and delivered to Agent, prior to or concurrently with the initial borrowing hereunder, the Foreign Guaranty, in each case in form and substance satisfactory to Agent and the Banks and supported by appropriate resolutions in certified form authorizing same.

         5.5 Representations and Warranties -- All Parties. The representations and warranties made by the Company, CACI, each of the Permitted Borrowers or any other party to any of the Loan Documents under this Agreement or any of the other Loan Documents (excluding the Agent and the Banks), and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the date of the making of the initial Advance hereunder.

         5.6 Compliance with Certain Documents and Agreements. The Company and the Permitted Borrowers (and any of their respective Subsidiaries or Affiliates) shall have each performed and complied with all agreements and conditions contained in this Agreement, the other Loan Documents, or any agreement or other document executed hereunder or thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in default in the performance or compliance with any of the terms or provisions hereof or thereof.

         5.7 Opinion of Counsel. The Company, CACI and the Permitted Borrowers shall furnish Agent prior to the initial Advance under this Agreement, and with signed copies for each Bank (and addressed to each of the Banks), opinions of counsel given upon the express instructions of the Company, CACI and the Permitted Borrowers, dated the date hereof, and covering such matters as required by and otherwise satisfactory in form and substance to the Agent and each of the Banks.

         5.8 Company's Certificate. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a responsible senior officer of Company, dated the date of the making of the initial Advances hereunder, stating that the conditions of


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paragraphs 5.1, 5.5, 5.6, and 5.11(a) through (c) hereof have been fully satisfied.

         5.9 Payment of Agent's and Other Fees. Company shall have paid to the Agent the Closing Fee (for distribution to the Banks hereunder), and to the Agent, the Agent's Fees and all costs and expenses required hereunder.

         5.10 Other Documents and Instruments. The Agent shall have received, with a photocopy for each Bank, such other instruments and documents as the Majority Banks may reasonably request in connection with the making of Advances hereunder, and all such instruments and documents shall be satisfactory in form and substance to the Majority Banks.

         5.11 Continuing Conditions. The obligations of the Banks to make any of the Advances or loans under this Agreement, including but not limited to the initial Advances of the Line of Credit, the Revolving Credit or the Swing Line hereunder, shall be subject to the following continuing conditions:

                   (a) No Default or Event of Default shall have occurred and be continuing as of the making of the proposed Advance (both before and after giving effect thereto);

                   (b) There shall have been no material adverse change in the condition (financial or otherwise), properties, business, results of operations of the Company or its Subsidiaries, taken as a whole, from December 31, 1995, except changes in the ordinary course of business (including without limitation the information set forth in the Consolidated financial statements of the Company and its Subsidiaries as of September 30, 1996), or any subsequent December 31st, if the Agent determines, with the concurrence of the Majority Banks, based on the Company's financial statements for such subsequent fiscal year that no material adverse change has occurred during such year, such determination being made solely for purposes of determining the applicable date under this paragraph to the date of the proposed Advance hereunder;

                   (c) The representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects as of the making of the applicable Advance; and


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

                   (d) All documents executed or submitted pursuant hereto shall be satisfactory in form and substance (consistent with the terms hereof) to Agent and its counsel and to each of the Banks; Agent and its counsel and each of the Banks and their respective counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as Agent or its counsel and each of the Banks and their respective counsel may reasonably request; and all other legal matters relating to the transactions contemplated by this Agreement (including, without limitation, matters arising from time to time as a result of changes occurring with respect to any statutory, regulatory or decisional law applicable hereto) shall be satisfactory to counsel to Agent and counsel to each of the Banks.

         6.        REPRESENTATIONS AND WARRANTIES

         Company and the Permitted Borrowers represent and warrant and such representations and warranties shall be deemed to be continuing representations and warranties during the entire life of this Agreement:

         6.1 Corporate Authority. Each of the Company, the Subsidiaries and each of the Permitted Borrowers is a corporation duly organized and validly existing in good standing under the laws of the applicable jurisdiction of organization, charter or incorporation; each of the Company, the Subsidiaries and each of the Permitted Borrowers is duly qualified and authorized to do business as a corporation or foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary, except where such failure to qualify and be authorized to do business will not have a material adverse impact on the Company and its Subsidiaries, taken as a whole.

         6.2 Due Authorization - Company. Execution, delivery and performance of this Agreement, the other Loan Documents, and any other documents and instruments required under or in connection with this Agreement, and the issuance of the Notes by and extensions of credit to the Company are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of the Company's articles of incorporation or bylaws, and, except as have been previously obtained or as referred to in
Section 6.17, below, do not require the consent or approval,

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

material to the transactions contemplated by this Agreement, or the Loan Documents, of any governmental body, agency or authority.

         6.3 Due Authorization -- Permitted Borrowers and CACI. Execution, delivery and performance of this Agreement, the Notes, the other Loan Documents, and any other documents and instruments required under or in connection with this Agreement by CACI and each of the Permitted Borrowers, and extensions of credit to the Permitted Borrowers, are (or will be, on the applicable date of delivery of such Loan Documents) within their respective corporate powers, have been (or will be, as aforesaid) duly authorized, are not (or will not be, as aforesaid) in contravention of law or the terms of articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and, except as have been previously obtained (or as referred to in Section 6.17, below), do not (or will not, as aforesaid) require the consent or approval, material to the transactions contemplated by this Agreement, or the other Loan Documents, of any governmental body, agency or authority.

         6.4 Title to Property. Each of the Company, each of the Permitted Borrowers and each of the Subsidiaries has good and valid title to the property owned by it, which property (individually or in the aggregate) is material to the business or operations of the Company and its Subsidiaries, taken as a whole, excluding imperfections in title not material to the ownership, use and/or enjoyment of any such property.

         6.5 Liens. There are no security interests in, Liens, mortgages or other encumbrances on and no financing statements on file with respect to any property of Company, any of the Permitted Borrowers or any of the Subsidiaries, except for those Liens permitted under Section 8.6 hereof.

         6.6 Subsidiaries. As of the date of this Agreement, there are no directly or indirectly owned Subsidiaries of the Company, except for those Subsidiaries identified in Schedule 6.6, attached hereto.

         6.7 Taxes. The Company and its Subsidiaries each has filed on or before their respective due dates, all federal, state and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in

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

filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of the Company or its Subsidiaries, as applicable, as may be required by GAAP.

         6.8 No Defaults. There exists no default under the provisions of any instrument evidencing any permitted Debt of the Company or its Subsidiaries or connected with any of the permitted Liens, or of any agreement relating thereto, except where such default would not have a material adverse effect on the Company and its Subsidiaries taken as a whole and would not violate this Agreement or any of the other Loan Documents according to the terms thereof.

         6.9 Enforceability of Agreement and Loan Documents -- Company. This Agreement, the Notes, each of the other Loan Documents to which the Company is a party, and all other certificates, agreements and documents executed and delivered by Company under or in connection herewith or therewith have each been duly executed and delivered by duly authorized officers of the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

         6.10 Enforceability of CACI Guaranty -- CACI. The CACI Guaranty, and all other certificates, agreements and documents executed and delivered by CACI under or in connection herewith or therewith have each been duly executed and delivered by duly authorized officers of CACI and constitute the valid and binding obligations of CACI, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).





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

         6.11 Enforceability of Loan Documents -- Permitted Borrowers. This Agreement, the Notes, each of the other Loan Documents to which any of the Permitted Borrowers is a party, and all certificates, documents and agreements executed in connection herewith or therewith by the Permitted Borrowers have each been duly executed and delivered by duly authorized officers of the applicable Permitted Borrower and constitute the valid and binding obligations of the Permitted Borrowers, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).

         6.12 Non-contravention -- Company. The execution, delivery and performance of this Agreement and the other Loan Documents and any other documents and instruments required under or in connection with this Agreement by the Company are not in contravention of the terms of any indenture, material agreement or material undertaking to which the Company is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transactions contemplated by this Agreement and the other Loan Documents or to the financial performance of the Company and its Subsidiaries, taken as a whole.

         6.13 Non-contravention -- CACI. The execution, delivery and performance of the CACI Guaranty and any other documents and instruments required under or in connection with this Agreement by CACI are not in contravention of the terms of any indenture, material agreement or material undertaking to which CACI is a party or by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transactions contemplated by this Agreement and the other Loan Documents or to the financial performance of the Company and its Subsidiaries, taken as a whole.

         6.14 Non-contravention -- Permitted Borrowers. The execution, delivery and performance of this Agreement, those other Loan Documents signed by the Permitted Borrowers, and any other documents and instruments required under or in connection with this Agreement by the Permitted Borrowers are not in contravention of the terms of any indenture, material agreement or material undertaking to which any of the Permitted Borrowers is a party or





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

by which it or its properties are bound or affected, except to the extent such terms have been waived or are not material to the transaction contemplated by this Agreement and the other Loan Documents or to the financial performance of the Company and its Subsidiaries, taken as a whole.

         6.15 No Litigation -- Company. There is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or, to the best knowledge of the Company, threatened or otherwise affecting the Company (other than any suit, action or proceeding in which the Company is the plaintiff and in which no counterclaim or cross-claim against Company has been filed), nor has the Company or any of its officers or directors been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer or director is or may be entitled to indemnification by Company, except as otherwise disclosed in Schedule 6.15 attached hereto and except for miscellaneous suits, actions and proceedings which have a reasonable likelihood of being adversely determined, and which suits, if resolved adversely to the Company would not in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as so disclosed, there is not outstanding against the Company any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator, nor, to the best knowledge of the Company, is the Company in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         6.16 No Litigation -- Other Parties. There is no suit, action, proceeding (other than any suit, action or proceeding in which any such party is the plaintiff and in which no counterclaim or cross-claim against any such party has been filed), including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or, to the best knowledge of the Company, threatened or otherwise affecting any of the Subsidiaries or the Permitted Borrowers, nor has any such party or any of its officers or directors been subject to any suit, action, proceeding or governmental investigation as a result of which any such officer or director is or may be entitled to indemnification by such party, except as otherwise disclosed in Schedule 6.16 attached hereto and





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

except for miscellaneous suits, actions and proceedings which have a reasonable likelihood of being adversely determined, which suits, if resolved adversely to such party, would not in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as so disclosed, there is not outstanding against any such party any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor, to the best knowledge of the Company, is any such party in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         6.17 Consents, Approvals and Filings, Etc. Except as have been previously obtained no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by the Company, of this Agreement, any of the other Loan Documents to which it is a party or any other documents or instruments to be executed and/or delivered by the Company in connection therewith or herewith; or (ii) by CACI or the Permitted Borrowers, of this Agreement, the other Loan Documents to which it is a party or any other documents or instruments to be executed and/or delivered by CACI or Permitted Borrowers in connection therewith or herewith. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of the Company, threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

         6.18 Agreements Affecting Financial Condition. Neither the Company, the Permitted Borrowers nor any of the Subsidiaries is party to any agreement or instrument or subject to any charter or other corporate restriction which materially adversely affects the financial condition or operations of the Company and its Subsidiaries, taken as a whole.





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         6.19      No Investment Company; No Margin Stock. None of the Company,
any of the Permitted Borrowers, nor any of the Subsidiaries is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the Letters of Credit and none of the proceeds of any of the Advances will be used by the Company, any of the Permitted Borrowers or any of the Subsidiaries to purchase or carry margin stock or will be made available by the Company, the Permitted Borrower or any of the Subsidiaries in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings. None of the Company, any of the Permitted Borrowers nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6.20 ERISA. Neither a Reportable Event which is material to the Company and its Subsidiaries taken as a whole nor an accumulated funding deficiency (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan. Each Pension Plan has complied and continues to comply in all material respects with the applicable provisions of ERISA and the Internal Revenue Code and any applicable regulations thereof (and, if applicable, any comparable foreign law provisions), except to the extent that any noncompliance, individually or in the aggregate, would not have a material adverse effect upon the Company and its Subsidiaries, taken as a whole. No termination of a Single Employer Plan has occurred, and no lien in favor of the PBGC or a Pension Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan maintained by the Company or any ERISA Affiliate did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits. Neither the Company nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan within the five year period prior to the date of this Agreement, nor does the Company or any ERISA Affiliate presently intend to completely or partially





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

withdraw from any Multiemployer Plan, and neither the Company nor any ERISA Affiliate would become subject to fines, penalties or any other liability under ERISA if the Company or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date of this Agreement. To the best of Company's knowledge, no such Multiemployer Plan is in bankruptcy or reorganization or insolvent. There is no pending or, to the best of Company's knowledge, threatened litigation or investigation questioning the form or operation of any Pension Plan, nor is there any basis for any such litigation or investigation which if adversely determined could have a material adverse effect upon the Company and its Subsidiaries, taken as a whole, as of the valuation date most closely preceding the date of this Agreement.

         6.21 Environmental Matters and Safety Matters. (a) The Company and each Subsidiary is in compliance with all applicable federal, state, provincial and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all applicable Hazardous Materials Laws in jurisdictions in which the Company or any such Subsidiary owns or operates a facility or site, or arranges for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts for transport any hazardous substances, solid wastes or other wastes or holds any interest in real property or otherwise, except for matters which, individually or in the aggregate, would not have a material adverse effect upon the financial condition or business of the Company and its Subsidiaries, taken as a whole.

                   (b) All federal, state, provincial, local and foreign permits, licenses and authorizations required for present or (to the best of the Company's knowledge) past use of the facilities and other properties or activities of the Company and each Subsidiary have been obtained and are presently in effect, and there is and has been full compliance with all such permits, licenses or authorizations, except, in all cases, where the failure to comply with the foregoing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.
                   (c) No demand, claim, notice, suit (in law or equity), action, administrative action, investigation or inquiry (including, without limitation, the listing of any property by any domestic or





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

foreign governmental entity which identifies sites for remedial, clean-up or investigatory action) whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any applicable Hazardous Materials Laws is pending or, to the best of the Company's knowledge, threatened against the Company or any of its Subsidiaries, any real property in which the Company or any such Subsidiary holds or, to the best of the Company's knowledge, has held an interest or any present or, to the best of the Company's knowledge, past operation of the Company or any such Subsidiary, except for such matters which, individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

                   (d) Neither the Company nor any of its Subsidiaries, whether with respect to present or, to the best of the Company's knowledge, past operations or properties, (i) is, to the best of the Company's knowledge, the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (ii) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in or upon any of its properties in violation of any applicable Hazardous Materials Laws, or (iii) knows of any basis for any such investigation or notice, or for the existence of such a violation, except for such matters which, individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

                   (e) No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations, in violation of any applicable Hazardous Materials Laws, except for any such matters which, individually or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and its Subsidiaries, taken as a whole.

         6.22 Accuracy of Information. Each of the Company's audited or unaudited financial statements previously furnished to Agent and the Banks by the Company prior to the date of this Agreement, is complete and correct in all material respects and fairly presents the financial condition of the Company and its Subsidiaries, taken as a whole, and the results of their operations for the periods covered thereby; any projections of operations for future years previously furnished by Company to Agent and the Banks have been prepared as the Company's good faith estimate of such future operations, taking into account all relevant facts and matters known to Company; since December 31, 1995 there has been no material adverse change in the financial condition of the Company or its Subsidiaries, taken as a whole, except changes in the ordinary course of business (including without limitation the information set forth in the Consolidated financial statements of the Company and its Subsidiaries as of September 30, 1996); neither the Company, nor any of its Subsidiaries has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in the December 31, 1995 balance sheet which is likely to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         7.        AFFIRMATIVE COVENANTS

         Company and each of the Permitted Borrowers covenants and agrees that it will, and, as applicable, it will cause its Subsidiaries to, so long as any of the Banks are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding under this
Agreement:

         7.1       Preservation of Existence, Etc. Subject to the terms of this
Agreement: (i) preserve and maintain its existence and such of its rights, licenses, and privileges as are material to the business and operations conducted by it; (ii) qualify and remain qualified to do business in each jurisdiction in which such qualification is material to its business and operations or ownership of its properties; (iii) continue to conduct and operate its businesses substantially as conducted and operated during the present and preceding fiscal years; (iv) at all times maintain, preserve and protect all of its franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition; and
(v) from time to time make, or cause to be made, all necessary or appropriate repairs, replacements, betterments and improvements thereto such that the businesses carried on in connection therewith may be properly and advantageously conducted at all times.

         7.2 Keeping of Books. Keep proper books of record and account in which full and correct entries shall be made of all of its financial transactions and its assets and businesses so as to permit the presentation of financial statements prepared in accordance with GAAP.

         7.3       Reporting Requirements. Furnish Agent with:

                   (a) as soon as possible, and in any event within three calendar days after becoming aware of the occurrence of each Default or Event of Default, a written statement of the chief financial officer of the Company (or in his absence, a responsible senior officer) setting forth details of such Default or Event of Default and the action which the Company or such Permitted Borrower has taken or has caused to be taken or proposes to take or cause to be taken with respect thereto;

                   (b) as soon as available, and in any event within one hundred twenty (120) days after and as of the end of each of Company's fiscal years, (i) a detailed Consolidated audit report of Company certified to by independent certified public accountants satisfactory to Banks together with an unaudited Consolidating report of Company and its Subsidiaries certified by an authorized officer of Company as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation; and (ii) a Covenant Compliance Report;

                   (c)     as soon as available, and in any event within sixty
         (60) days after and as of the end of each quarter, excluding the last quarter, of each fiscal year, (i) a Consolidated and Consolidating balance sheet, income statement, statement of cash flows and statement of shareholder's equity of Company and its Subsidiaries certified by an authorized officer of Company as to consistency (with prior financial reports and accounting periods), accuracy and fairness of presentation; (ii) a Covenant Compliance Report; and (iii) a "Static Pool Analysis" which analyzes the performance of Company's and each Permitted Borrower's Installment Contracts on a quarterly basis;

                   (d) as soon as possible, and in any event within three calendar days after becoming aware (i) of any material adverse change in the financial condition of the Company, any of its Subsidiaries or any of the Permitted Borrowers, a certificate of the chief financial officer of Company (or in his absence, a responsible senior officer) setting forth the details of such change, (ii) of the taking by the Internal Revenue Service or any foreign taxing jurisdiction of a tax position (verbal or written) which could have a materially adverse effect upon the Company, any of its Subsidiaries or any of the Permitted Borrowers (or any such tax position taken by the Company or any of its Subsidiaries or any of the Permitted Borrowers) setting forth the details of such position and the financial impact thereof or
         (iii) of any change in the Rating Level of which Company has actual knowledge;

                   (e) as soon as available (and with copies for each of the Banks), the Company's 8-K, 10-Q and 10-K Reports filed with the federal Securities and Exchange Commission, and in any event, with respect to the 10-Q Report, within sixty (60) days of the end of each of the first three fiscal quarters of each of Company's fiscal years, and with respect to the 10-K Report, within one hundred twenty (120) days after and as of the end of each of Company's fiscal years; and as soon as available, copies of all filings, reports or other documents filed by the Company or any of its Subsidiaries with the federal Securities and Exchange Commission or other federal regulatory or taxing agencies or authorities in the United States, or comparable agencies or authorities in foreign jurisdictions, or any stock exchanges in such jurisdictions;

                   (f) promptly as issued (and with copies for each of the Banks), all press releases, notices to shareholders and all other material communications transmitted by the Company or any of its Subsidiaries;

                   (g) on not less than an annual basis, a copy of the standard form of Company's Dealer Agreement then in effect;

                   (h) on or before the earlier of (i) the date Company submits an Initial Request or Subsequent Request under Section 2.15 or
         3.16 hereof in any fiscal year or (ii) ninety (90) days after the commencement of each fiscal year, a





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         Consolidated plan and financial projections for the succeeding three years of the Company and its Significant Subsidiaries including, without limitation, a Consolidated and Consolidating balance sheet and a Consolidated and Consolidating statement of projected income and cash flow of the Company for each of the succeeding three fiscal years and including a statement in reasonable detail specifying all material assumptions underlying the projections; and

                   (i) promptly, and in form to be satisfactory to Agent and the requesting Bank or Banks, such other information as Agent or any of the Banks (acting through Agent) may reasonably request from time to time.

         7.4 Maintain Total Debt to Tangible Net Worth Level. On a Consolidated basis, maintain as of the end of each fiscal quarter Consolidated Total Debt at a level equal to or less than Two Hundred Seventy-Five Percent (275%) of the Company's Consolidated Tangible Net Worth.

         7.5 Maintain Senior Funded Debt Level. On a Consolidated basis, maintain as of the end of each fiscal quarter Consolidated Senior Funded Debt at a level equal to or less than Two Hundred Percent (200%) of Company's Consolidated Tangible Net Worth and in an amount not in excess of Net Installment Contract Receivables less Net Dealer Holdbacks, divided by 1.10.

         7.6 Maintain Subordinated Funded Debt Level. On a Consolidated basis, maintain as of the end of each fiscal quarter the Consolidated Subordinated Funded Debt at a level equal to or less than One Hundred Fifty Percent (150%) of the Company's Consolidated Tangible Net Worth.

         7.7 Minimum Tangible Net Worth. On a Consolidated basis, maintain Consolidated Tangible Net Worth of not less than One Hundred Fifty Million Dollars ($150,000,000), plus fifty percent (50%) of Consolidated Net Income for each fiscal year of the Company (i) beginning on or after January 1, 1996, (ii) ending on or before the applicable date of determination thereof and
(iii) for which Consolidated Net Income as determined above is a positive amount.





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         7.8       Maintain Senior Funded Debt to Gross Installment Contracts
Level. On a Consolidated basis, maintain as of the end of each fiscal quarter Consolidated Senior Funded Debt at a level not to exceed Fifty Percent (50%) of Gross Installment Contract Receivables.

         7.9 Maintain Fixed Charge Coverage Ratio. On a Consolidated basis, maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio of not less than 2.5 to 1.

         7.10 Inspections. Permit Agent and each Bank, through their authorized attorneys, accountants and representatives to examine (and make copies of) Company's and each of the Subsidiaries' books, accounts, records, ledgers and assets and properties of every kind and description including, without limitation, all promissory notes, security agreements, customer applications, vehicle title certificates, chattel paper, Uniform Commercial Code filings, wherever located at all reasonable times during normal business hours, upon oral or written request of Agent or such Bank; and permit Agent and each Bank or their authorized representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with its officers and independent certified public accountants, and by this provision Company authorizes such accountants to discuss the finances and affairs of Company and its Subsidiaries (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. An examination of the records or properties of Company or any of its Subsidiaries may require revealment of proprietary and/or confidential data and information, and the Agent and each of the Banks agrees upon request of the inspected party to execute a confidentiality agreement (satisfactory to Agent or the inspecting Bank, as the case may be, and such party) on behalf of the Agent or such inspecting Bank and all parties making such inspections or examinations under its authorization; provided however that such confidentiality agreement shall not prohibit Agent from revealing such information to Banks or prohibit the inspecting Bank from revealing such information to Agent or another Bank. Notwithstanding the foregoing, all information furnished to the Banks hereunder shall be subject to the undertaking of the Banks set forth in Section 13.13 hereof.





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         7.11      Taxes. Pay and discharge all taxes and other governmental
charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet, or where the failure to pay any such matter could not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

         7.12 Further Assurances. Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent's request, and at the Company's and the Permitted Borrowers' expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

         7.13 Insurance. Maintain, with financially sound and reputable insurers, insurance with respect to its material property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of such property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or similar business and similarly situated, provided that such insurance is commercially available, it being understood that the Company and its Subsidiaries may self-insure against hazards and risks with respect to which, and in such amounts as, the Company in good faith determines to be prudent and consistent with sound financial and business practice.

         7.14 Indemnification. With respect to the Company, indemnify and save Agent and each of the Banks harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by Agent and each of the Banks by reason of an Event of Default or enforcing the obligations of the Company or the Permitted Borrowers under this Agreement or the other Loan Documents, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the other Loan Documents other than resulting from the gross negligence or willful misconduct of Agent or such Bank or Banks, as the case may be; and, with respect to each of the Permitted Borrowers, indemnify and save





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Agent and each of the Banks harmless from all reasonable loss, cost, damage, liability or expenses, including reasonable attorneys' fees and disbursements, incurred by Agent and each of the Banks with respect to such Permitted Borrower by reason of an Event of Default or enforcing the obligations of such Permitted Borrower under this Agreement or the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the other Loan Documents, other than resulting from the gross negligence or willful misconduct of Agent or such Bank or Banks, as the case may be.

         7.15 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all material authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance of this Agreement, the other Loan Documents, or any other documents or instruments to be executed and/or delivered by the Company or any of the Permitted Borrowers or Guarantors, as the case may be, in connection therewith or herewith.

         7.16      Compliance with Contractual Obligations and Laws.
                   (a) Comply in all material respects with all Contractual Obligations, and with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation Hazardous Materials Laws and any consumer protection, truth in lending, disclosure and other similar laws and regulations governing the provision of financing to consumers), in effect from time to time, except to the extent that failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, property or financial or other condition of the Company or any of the Permitted Borrowers and their respective Subsidiaries, taken as a whole, and could not reasonably be expected to materially adversely affect the ability of the Company or any of the Permitted Borrowers or Guarantors to perform their respective obligations under any of the Loan Documents to which they are a party.





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                   (b)  Comply in all material respects with all applicable
federal, state and/or foreign laws and regulations in effect from time to time governing the due and proper creation of installment sales contracts or similar indebtedness and of the creation and perfection of first priority security interests in motor vehicles being financed and/or sold pursuant thereto.

         7.17 ERISA. Comply in all material respects with all requirements imposed by ERISA as presently in effect or hereafter promulgated or the Internal Revenue Code (or comparable laws in applicable jurisdictions outside the United States of America relating to foreign Pension Plans) and promptly notify Banks upon the occurrence of any of the following events:

                   (a) the termination of any Pension Plan pursuant to Subtitle C of Title IV of ERISA or otherwise (other than any defined contribution plan not subject to Section 412 of the Internal Revenue Code and any Multiemployer Plan);

                   (b) the appointment of a trustee by a United States District Court to administer any Pension Plan pursuant to ERISA;

                   (c) the commencement by the PBGC, or any successor thereto, of any proceeding to terminate any Pension Plan;

                   (d) the failure of the Company or any ERISA Affiliate to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

                   (e) the withdrawal of the Company or any ERISA Affiliate from any Multiemployer Plan;

                   (f) the occurrence of an accumulated funding deficiency (as defined in Section 6.18 hereof) or a Reportable Event; or

                   (g) the occurrence of a Prohibited Transaction which could have a material adverse effect upon the Company and its Subsidiaries, taken as a whole.





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         7.18      Environmental Matters.

         (a) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on or affecting any premises owned or occupied by Company or any of its Subsidiaries, whether resulting from conduct of Company or any of its Subsidiaries or any other Person, if required by Hazardous Material Laws, all such actions to be taken in accordance with such laws, and the orders and directives of all applicable federal, state and local governmental authorities; and

         (b) Defend, indemnify and hold harmless Agent and each of the Banks, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to (i) the presence, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by Company or any of its Subsidiaries, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) the cost of removal of all Hazardous Materials from all or any portion of any premises owned by Company or its Subsidiaries, (v) the taking of necessary precautions to protect against the release of Hazardous Materials on or affecting any premises owned by Company or any of its Subsidiaries, (vi) complying with all Hazardous Material Laws and/or (vii) any violation by Company or any of its Subsidiaries of Hazardous Material Laws, including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Bank (whether before or after the occurrence of any Default or Event of Default), court costs and litigation expenses; and, if so requested by Agent or any Bank, Company shall execute, and shall cause the Permitted Borrowers to execute, separate indemnities covering the foregoing matters. The obligations of Company and Permitted Borrowers under this Section 7.18 shall be in addition to any and all other obligations and liabilities the Company or any of the Permitted Borrowers may have to Agent or any of the Banks at common law or pursuant to any other agreement.





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         7.19      Maintain Debt Rating.  Cause Fitch (if no Debt Rating has
been obtained from S&P or Moody's), or if a Debt Rating has been obtained from S&P and/or Moody's, then cause S&P and/or Moody's, on an ongoing basis, but not less than once during each calendar year, to maintain a debt rating for Company's long term, non-credit enhanced senior unsecured debt.

         7.20 Installment Contract Standards. (a) Cause each Installment Contract included in Gross Installment Contract Receivables to satisfy the following requirements:

                (i) Such Installment Contract (and the interest of Company or its Subsidiaries thereunder) has not been sold, transferred or otherwise assigned or encumbered by the Company or its Subsidiaries to any Person, other than to the Banks as security for the Indebtedness hereunder;

               (ii) The Installment Contract obligor thereunder is not an Affiliate of the Company; and

              (iii) It is owned by Company or a Subsidiary, or Company or a Subsidiary has a valid first priority perfected security interest therein; and

         (b) Exercise its best efforts to enforce the provisions of its Dealer Agreements relating to the eligibility criteria for Installment Contracts included in Gross Installment Contract Receivables, including without limitation:

                (i) it has not been rescinded and it is a valid, binding and enforceable obligation of the Installment Contract obligor;

               (ii) it is enforceable against the Installment Contract obligor for the amount shown as owing in the contract and in any related records;

              (iii) it complied at the time it was originated or made, and is currently in compliance in all respects, with all requirements of applicable federal, state and local laws, and regulations thereunder, including, usury laws, the Federal Truth-in- Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the





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         Fair Debt Collection Practices Act, the Federal Trade Commission Act,
         the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B, M and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit or equal opportunity disclosure;

               (iv) it is not subject to any material offset, credit, allowance or adjustment;

                (v) the Company or a Subsidiary has a first and prior perfected security interest (received directly or by assignment) in the financed vehicle securing the performance of the Installment Contract obligor;

               (vi) the financed vehicle has been delivered to the Installment Contract obligor and, on the date of delivery, satisfied all warranties, expressed or implied, made to the Installment Contract obligor; and

              (vii) the Installment Contract obligor owns the motor vehicle free of all liens or encumbrances, except the security interest granted to Company or a Subsidiary (received directly or by assignment) in the applicable Installment Contract.

         7.21 Financial Covenant Amendments. In the event that, at any time while this Agreement is in effect, the Company shall issue any indebtedness for borrowed money which is not by its terms subordinate and junior to other indebtedness of Company for borrowed money and such indebtedness shall include, or be issued pursuant to a trust indenture or other agreement which includes, financial covenants which are not substantially identical to the financial covenants set forth in this Agreement, the Company shall so advise the Agent in writing. Such notice shall be accompanied by a copy of the applicable agreement containing such financial covenants. The Agent shall promptly furnish a copy of such notice and the applicable agreement to each of the Banks. If the Majority Banks determine in their sole discretion that some or all of the financial covenants set forth in such agreement are more favorable to the lender thereunder than the financial covenants set forth in this Agreement ("More Favorable Terms") and that the Majority Banks desire that this Agreement be amended to incorporate the More Favorable Terms, then the Agent shall give written notice of such determination to the Company. Thereupon, and in any event within





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thirty (30) days following the date of notice by Agent to the Company, Company and the Banks shall enter into an amendment to this Agreement incorporating, on terms and conditions acceptable to the Majority Banks, the More Favorable Terms.

         7.22 Subsidiaries; Guaranties. With respect to each Person which becomes a Significant Subsidiary of the Company subsequent to the effective date hereof, within thirty days of the date of Company's delivery of the financial statements required under Section 7.3(b) or 7.3(c) which establish that such Person is or has become a Significant Subsidiary (but in any event, in the case of a Permitted Borrower, prior to the time such Permitted Borrower shall be entitled to request any Advances hereunder), cause such Subsidiary to execute and deliver to Agent, for and on behalf of each of the Banks, a Joinder Agreement whereby such Significant Subsidiary becomes obligated as a Guarantor under the Domestic Guaranty or the Foreign Guaranty, as applicable, together with such supporting documentation, including without limitation corporate authority items, certificates and opinions of counsel, as reasonably required by Agent and the Majority Banks.

         8.        NEGATIVE COVENANTS

         Company and each of the Permitted Borrowers covenant and agree that, so long as any of the Banks are committed to make any Advances under this Agreement and thereafter so long as any Indebtedness remains outstanding, it will not, and it will not allow its Subsidiaries, without the prior written consent of the Majority Banks, to:

         8.1 Capital Structure and Redemptions. Purchase, acquire or redeem any of its capital stock or make any material change in its capital structure, provided however that the issuance of (i) additional common stock or
(ii) (if issued as part of or in connection with an underwritten public offering) shares of other classes of capital stock of Company or its Subsidiaries, shall not constitute material changes in capital structure.

         8.2 Business Purposes. Engage in, or make any investment in any business engaged in, the provision of property and casualty insurance unless the Company or such Subsidiary shall maintain reinsurance of its underwriting risk with a third party(ies) rated





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"A-" or better by S&P or "A3" or better by Moody's for all of the Company's or such Subsidiary's exposure in excess of one hundred percent (100%) of the premiums written by the Company or such Subsidiary; or engage in any business if, after giving effect thereto, the general nature of the businesses of the Company and its Subsidiaries, taken as a whole, would no longer be the provision of financing programs for the purchase of used motor vehicles, motor vehicle service protection programs, credit life, accident and health insurance programs and other programs related to the foregoing (it being understood that, in the course of the provision of such programs, the Company may be obligated to remit monies held by it in connection with dealer holdbacks, claims or refunds under insurance policies, or claims or refunds under service contracts, and to make deposits in trust or otherwise as required under reinsurance agreements or pursuant to state regulatory requirements); provided however that the Company and its Subsidiaries shall manage and operate such businesses in substantially the same manner that they are managed and operated as of the date hereof.

         8.3 Mergers or Dispositions. Enter into any merger or consolidation, except for any Permitted Merger, or sell, lease, transfer, relocate or dispose of all, substantially all, or any material part of its assets, except for Permitted Transfers.

         8.4 Guaranties. Guarantee, endorse, or otherwise become liable for or upon the obligations of others, except by endorsement of cash items for deposit in the ordinary course of business and except for the Guaranties and the Permitted Guaranties.

         8.5 Debt. Become or remain obligated for any indebtedness for borrowed money, or for any indebtedness incurred in connection with the acquisition of any property, real or personal, tangible or intangible, or for any other Debt, except for:

                   (a)     Indebtedness to Banks hereunder;

                   (b)     current unsecured trade, utility or
non-extraordinary accounts payable arising in the ordinary course of Company's or any Subsidiary's businesses;

                   (c) purchase money debt for fixed assets (including capitalized leases or other non-cancelable leases having a term of





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twelve months or longer) not to exceed an aggregate amount, for the Company and its Subsidiaries incurred while in compliance with this Agreement and the other Loan Documents, of Three Million Dollars ($3,000,000) (or the Alternative Currency equivalent thereof) at any one time outstanding;

                   (d) the Senior Debt, Future Debt, Permitted CAC UK Debt, the Subordinated Debt, unsecured overdraft lines of credit or similar credit arrangements maintained by the Permitted Borrowers in the ordinary course of business in the countries of their formation, in an amount not to exceed, in the case of CAC UK, L.2,000,000 and in the case of each of the other Permitted Borrowers, $1,500,000, or the equivalent thereof in an Alternative Currency, and such other debt set forth in Schedule 8.5 attached hereto, if any (in addition to any other matters set forth in this Section 8.5), and any renewals or refinancing of such indebtedness in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof) on substantially the same terms and otherwise in compliance with this Agreement; and

                   (e) debt consisting of interest rate protection agreements (including interest rate caps, collars or swaps) or foreign currency exchange agreements (including foreign currency hedges and swaps) entered into by the Company and/or a Permitted Borrower, to manage existing or anticipated interest rate or foreign exchange rate risk and not for speculative purposes (copies of which shall be provided to the Agent promptly upon the execution thereof), and other Debt for borrowed money in an amount not to exceed in the aggregate for the Company and its Subsidiaries at any time outstanding, the sum of Five Million Dollars ($5,000,000) (or the Alternative Currency equivalent thereof), which Debt shall be unsecured except to the extent of any Lien permitted under Section 8.6(d) hereof.

         8.6 Liens. Permit or suffer any Lien to exist on any of its properties, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except:

                   (a)     in favor of Agent, as security for the Indebtedness;

                   (b) purchase money security interests in fixed assets to secure the purchase money indebtedness permitted in Section





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8.5(c) hereof, provided that each such security interest is created substantially contemporaneously with the acquisition of such fixed assets and does not extend to any property other than the fixed asset so financed and provided further that the sum of all such purchase money indebtedness outstanding at any time shall not exceed the aggregate amount set forth in
Section 8.5(c) hereof; and

                   (c)     Permitted Liens; and

                   (d) Liens on the property of Company or any of its Subsidiaries not otherwise permitted under subparagraphs (a) through (c) of this Section 8.6 if the obligations secured by such Liens do not exceed, in an aggregate amount from time to time outstanding, the difference between (i) on or before July 31, 1997, Fifteen Percent (15%) of Consolidated Tangible Net Worth of Company and on and after August 1, 1997, twenty percent (20%) of Consolidated Tangible Net Worth of Company, and (ii) the sum of (w) the aggregate obligations secured by Liens permitted under subparagraph (b) of this
Section 8.6, (x) the aggregate obligations secured by Permitted Liens disclosed on Schedule 8.6 attached hereto, (y) the aggregate amount of Debt of the Subsidiaries of Company and (z) the aggregate amount of Investments by Company and its other Subsidiaries in CAC UK, all as of the applicable date of determination.

         8.7 Acquisitions. Other than any Permitted Acquisition, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests of any Person, firm or corporation, or any shares of stock (or other ownership interests) of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

         8.8 Investments. Make or allow to remain outstanding any Investment in, or any loans or advances to, any Person, firm, corporation or other entity or association, other than:

                   (a) any loan or other advance by Company or a Subsidiary, as the case may be, to any and all of its officers or employees, as the case may be, in the normal course of business, so long as the aggregate of all such loans or advances by the Company and its Subsidiaries does not exceed One Million Five Hundred





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Thousand Dollars ($1,500,000) (or the equivalent thereof in an Alternative
Currency) at any time outstanding, plus reasonable, reimbursable business and travel expenses;

                   (b) Permitted Investments at any time outstanding or in effect;

                   (c) Investments in Company's Subsidiaries existing as of the date of this Agreement;

                   (d) Investments from and after the date hereof in any Subsidiary or any Person that concurrently with such Investment becomes a Subsidiary, in an aggregate amount, at any time outstanding, not to exceed in the aggregate twenty five percent (25%) of Company's Consolidated Tangible Net Worth (it being understood that loans and advances to any Subsidiary by any Person other than the Company or any other Subsidiary, regardless of whether such loans and advances are guaranteed by the Company or any other Subsidiary, shall not be taken into account in determining the aggregate amount of investments made pursuant to this clause (d));

                   (e) Floor Plan Receivables and Notes Receivable in an aggregate amount at any time outstanding not to exceed ten percent (10%) of Consolidated Total Assets;

                   (f) Advances to Dealers and, subject to the limitation contained in subparagraph (e) of this Section 8.8, receivables arising from the sale of goods and services by the Company or its Subsidiaries, in each case in the ordinary course of business of Company and its Subsidiaries;

                   (g) Permitted Acquisition(s), to the extent any such acquisition shall be deemed to constitute an Investment;

           (h)     Those Investments set forth on the attached Schedule 8.8; and

                   (i) Investments, other than those set forth in subparagraphs (a) through (h) above, in an aggregate amount at any time outstanding not to exceed One Million Five Hundred Thousand Dollars ($1,500,000), or the equivalent thereof in an Alternative Currency.





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In valuing any Investments for the purpose of applying the limitations set forth in this Section 8.8 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

         8.9 Accounts Receivable. Except to Agent on behalf of the Banks, sell or assign any account, note or trade acceptance receivable, if the sum of
(i) the face value of the account, note or trade acceptance receivables proposed to be transferred, plus (ii) the face value of account, note or trade acceptance receivables transferred by the Company and its Subsidiaries during the then current fiscal year of the Company would exceed five percent (5%) of the face value of the account, note and trade acceptance receivables of the Company and its Subsidiaries determined on a Consolidated basis as of the end of the most recently concluded fiscal year of the Company prior to giving effect to any such transfer.

         8.10 Transactions with Affiliates. Enter into any transaction with any of its stockholders or officers or its Affiliates (including without limitation affiliated Dealers), except in the ordinary course of business and on terms not materially less favorable than would be usual and customary in similar transactions between Persons dealing at arm's length.

         8.11 No Further Negative Pledges. Enter into or become subject to any agreement (other than loan documents evidencing or otherwise related to the Senior Debt, the Future Debt, the Permitted CAC UK Debt, or unsecured overdraft lines of credit or similar credit arrangements maintained by the Permitted Borrowers in the ordinary course of business in the countries of their formation or any purchase money Debt permitted under this Agreement or the other Loan Documents, but only to the extent of the property acquired with the proceeds of such purchase money Debt) (i) prohibiting the guaranteeing by the Company or any Subsidiary of any obligations, (ii) prohibiting the creation or assumption of any lien or encumbrance upon the properties or assets of the Company or any Subsidiary, whether now owned or hereafter acquired, or (iii) requiring an obligation to become secured (or further secured) if another obligation is secured or further secured.





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         8.12      Prepayment of Debts. Except for Permitted Prepayments,
prepay, purchase, redeem or defease any Debt for money borrowed, excluding, subject to the terms hereof, the Indebtedness, and excluding paydowns from time to time of permitted working capital facilities or other revolving debt and mandatory payments, prepayments or redemptions for which Company or any Subsidiary is obligated as of the date hereof or, with respect only to the Senior Debt or for any Future Debt, for which Company or any Subsidiary becomes obligated after the date hereof.

         8.13 Amendment of Senior Debt or Future Debt Documents. Except with the prior written approval of Agent and the Majority Banks, amend, modify or otherwise alter (or suffer to be amended, modified or altered) or waive (or permit to be waived) in any material respect, any documents or instruments evidencing or otherwise related to Senior Debt or Future Debt so as to shorten the original maturity date or amortization schedule thereof, or amend, modify or otherwise alter (or suffer to be amended, modified or altered) any documents or instruments evidencing or otherwise related to Senior Debt or Future Debt to include (or enter into any Future Debt Documents which include) any covenants or other provisions, other than a provision not more onerous to the Company than Section 6.18 of the note purchase agreements governing the Senior Debt as in effect on the date hereof, that require, for the amendment of any term or provision of this Agreement, or the waiver of any term or provision hereof, the approval or consent of any other creditor of the Company.

         8.14 Amendment of Subordinated Debt Documents. Amend, modify or otherwise alter (or suffer to be amended, modified or altered) any of the material terms and conditions of those documents or instruments evidencing or otherwise related to Subordinated Debt or waive (or permit to be waived) any such provision thereof in any material respect, without the prior written approval of Agent and the Majority Banks. For purposes of those documents and instruments evidencing or otherwise related to the Subordinated Debt, any increase in the original interest rate or principal amount, any shortening of the original amortization, any change in any default, remedial or other repayment terms, any change in or waiver of conditions contained therein which are required under or necessary for compliance with this Agreement or the other Loan Documents or any change in the subordination provisions contained





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therein, shall (without reducing the scope of this Section 8.14) be deemed to be material.

         9.        DEFAULTS

         9.1 Events of Default. Any of the following events is an "Event of Default":

                   (a) non-payment of the principal or interest, when due, under any of the Notes issued hereunder, or of any Letter of Credit Obligation in accordance with the terms thereof;

                   (b) Default in the payment of any money by Company or the Permitted Borrowers under this Agreement (other than as set forth in subsection (a), above), within three (3) days of the date the same is due and payable;

                   (c) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement or any of the other Loan Documents by any party thereto (provided that, with respect to the covenants set forth in Sections 7.11, 7.13, 7.16, 7.17 and 7.18(a) hereof, such event has continued for thirty (30) consecutive days) or the occurrence of any other default or event of default, as the case may be, hereunder or thereunder;

                   (d) any representation or warranty made or deemed made by Company or a Permitted Borrower herein or in any instrument submitted pursuant hereto or by any other party to the Loan Documents proves untrue in any material adverse respect when made or deemed made;

                   (e) any provision of the Company Guaranty, the CACI Guaranty, the Domestic Guaranty or the Foreign Guaranty shall at any time for any reason (other than in accordance with its terms or the terms of this Agreement) cease to be valid and binding and enforceable against the Company, CACI or any Significant Subsidiary, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any Person, or the Company, CACI or any Significant Subsidiary shall deny that it has any or further liability or obligation under the Company Guaranty, the CACI Guaranty, the Domestic Guaranty or the Foreign Guaranty as applicable, or





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         the Company Guaranty, the CACI Guaranty, the Domestic Guaranty or the
         Foreign Guaranty shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby;

                   (f) default in the payment of any other obligation of Company, its Subsidiaries or any of the Permitted Borrowers for borrowed money in an aggregate amount in excess of Two Million Dollars ($2,000,000), or the equivalent thereof in an Alternative Currency; or default in the observance or performance of any conditions, covenants or agreements related or given with respect to any other obligations for borrowed money in an aggregate amount in excess of Two Million Dollars ($2,000,000), or the equivalent thereof in an Alternative Currency, sufficient to permit the holder thereof to accelerate the maturity of such obligation;

                   (g) a final judgment or final judgments for the payment of money aggregating in excess of Two Million Dollars ($2,000,000), or the equivalent thereof in an Alternative Currency, shall be outstanding against any one or more of the Company and its Subsidiaries and any one of such judgments shall have been outstanding for more than thirty (30) days from the date of its entry, except to the extent that any such judgment is being contested in good faith by appropriate proceedings which provide for a stay of any enforcement action against the Company or such Subsidiary during the pendency of such proceedings and for which adequate reserves have been established and where nonpayment of such judgment could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole;

                   (h) any Person shall engage in any Prohibited Transaction involving any Pension Plan, (ii) any accumulated funding deficiency (as defined in Section 6.18 hereof), whether or not waived, shall exist with respect to any Pension Plan or any Lien in favor of the PBGC or a Pension Plan shall arise on the assets of the Company or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed or a trustee shall be appointed to administer, or to terminate, any Single Employer Plan, (iv) any Single Employer Plan shall





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         terminate for purposes of Title IV of ERISA or (v) the Company or any
         ERISA Affiliate shall, or in the reasonable opinion of the Majority Banks is likely to, incur any liability in connection with a withdrawal from, or the insolvency, bankruptcy or reorganization of, a Multiemployer Plan and in each case in clauses (i) through (v) above,
         (x) a period of sixty (60) days, or more, has elapsed from the occurrence of such event or condition and (y) such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole;

                   (i) Donald Foss, his wife and children or trust(s) established for his or their benefit cease to own legal or beneficial title to thirty-five percent (35%) or more of the voting stock of Company, or Donald Foss, his wife and children or trust(s) established for his or their benefit otherwise lose the practical, beneficial or effective control of the Company, whether by reason of debt, merger, consolidation, sale or purchase of stock or assets or otherwise, or the occurrence of a "Change in Control" under the documents relating to the Senior Debt or any Future Debt; or

                   (j) a receiver, liquidator, custodian or trustee of the Company or any Subsidiary, or of all or any part of the property of the Company or any Subsidiary, shall be appointed by court order and such order shall remain in effect for more than sixty (60) days, or an order for relief shall be entered with respect to the Company or any Subsidiary, or the Company or any Subsidiary shall be adjudicated a bankrupt or insolvent; or any of the property of the Company or any Subsidiary shall be sequestered by court order and such order shall remain in effect for more than sixty (60) days; or a petition shall be filed against the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within sixty (60) days after such filing; or the Company or any Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of





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         any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or the Company or any Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Company or any Subsidiary or of all or any part of the property of the Company or any Subsidiary.

         9.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent shall, if directed to do so by the Majority Banks, declare any commitment of the Banks to extend credit hereunder immediately terminated; (b) the Agent shall, if directed to do so by the Majority Banks, declare the entire unpaid Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company and the Permitted Borrower; (c) upon the occurrence of any Event of Default specified in Section 9.1(j) above, and notwithstanding the lack of any declaration by Agent under the preceding clause (a) or (b), the Banks' commitments to extend credit hereunder shall immediately and automatically terminate and the entire unpaid Indebtedness, including the Notes, shall become automatically due and payable without presentment, notice or demand; (d) the Agent shall, upon being directed to do so by the Majority Banks, demand immediate delivery of cash collateral, and the Company and each Account Party agree to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, and (e) the Agent shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the other Loan Documents or law.

         9.3 Rights Cumulative. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other power, right or privilege. The rights of Banks under this Agreement are cumulative and not





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exclusive of any right or remedies which Banks would otherwise have.

         9.4 Waiver by Company and Permitted Borrowers of Certain Laws. To the extent permitted by applicable law, Company and each of the Permitted Borrowers hereby agree to waive, and do hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, AND FURTHER HEREBY IRREVOCABLY AGREE TO WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS IN WHICH AGENT OR THE BANKS (OR ANY OF THEM), ON THE ONE HAND, AND THE COMPANY OR ANY OF THE PERMITTED BORROWERS, ON THE OTHER HAND, ARE PARTIES, WHETHER OR NOT SUCH ACTIONS OR PROCEEDINGS ARISE OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR OTHERWISE. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

         9.5 Waiver of Defaults. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with Section 13.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude any other or further exercise of the Banks' rights by Agent. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the Agent in enforcing any of the Banks' rights shall constitute a waiver of any of their rights. Company and the Permitted Borrowers expressly agree that this Section may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

         9.6 Cross-Default. In addition to the other Events of Default specified herein, any failure to perform and discharge when due, after allowance for any applicable cure period, any of the obligations, covenants and agreements required to be performed under the provisions of any instruments securing any other present and future borrowings of Company or the Permitted Borrowers from the Banks (or from Agent) in renewal or extension of, or related to, this Agreement or any of the other Loan Documents, or any security agreements in relation thereto, shall be an Event of Default under the provisions of this Agreement entitling Agent,





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with the consent of the Majority Banks (without notice or any cure period except as expressly provided herein or therein), to exercise any and all rights and remedies provided hereby. Any Event of Default shall also constitute a default under all other instruments securing this or any other present or future borrowings, or any agreements in relation thereto, entitling Agent and the Banks to exercise any and all rights and remedies provided therein.

         10.       PAYMENTS, RECOVERIES AND COLLECTIONS.

         10.1      Payment Procedure.

                   (a) All payments by Company and/or by any of the Permitted Borrowers of principal of, or interest on, the Line of Credit Notes, the Revolving Credit Notes or the Swing Line Notes or of Letter of Credit Obligations or Fees shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 11:00 a.m. (Detroit time) in Dollars in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at One Detroit Center, Detroit, Michigan 48226, in respect of Domestic Advances or Fees payable in Dollars. Payments made in respect of any Advance in any Alternative Currency or any Fees payable in any Alternative Currency shall be made in such Alternative Currency in immediately available funds for the account of Agent's Eurocurrency Lending Office, at the Agent's Correspondent, for the ratable account of the Banks, not later than 11:00 a.m. (the time of Agent's Correspondent). Upon receipt of each such payment, the Agent shall make prompt payment to each Bank, or, in respect of Eurocurrency-based Advances, such Bank's Eurocurrency Lending Office, in like funds and currencies, of all amounts received by it for the account of such Bank.

                   (b) Unless the Agent shall have been notified by the Company prior to the date on which any payment to be made by the Company or any of the Permitted Borrowers is due that the Company or such Permitted Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that the Company or such Permitted Borrower has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment.





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         If the Company or any of the Permitted Borrowers has not in fact remitted such payment to the Agent, each Bank shall forthwith on demand repay to the Agent in the applicable currency the amount of such assumed payment made available to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Prime-based Advances, the federal funds rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurocurrency-based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

                   (c) Whenever any payment to be made hereunder (other than payments in respect of any Eurocurrency-based Advance or a Quoted Rate Advance) shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. Whenever any payment of principal of, or interest on, a Eurocurrency-based Advance or a Quoted Rate Advance shall be due on a day which is not a Business Day the date of payment thereof shall be extended to the next succeeding Business Day unless as a result thereof it would fall in the next calendar month, in which case it shall be shortened to the next preceding Business Day and, in the case of a payment of principal, interest thereon shall be payable for such extended or shortened time, if any.

                   (d) All payments to be made by the Company or the Permitted Borrowers under this Agreement or any of the Notes (including without limitation payments under the Swing Line Notes) shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Company or any of the Permitted Borrowers, as the case may be, is compelled by law to make payment subject





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         to such tax. In such event, Company and such Permitted Borrower shall:

                        (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Banks (and, in the case of any Swing Line Advances, pay to the Swing Line Bank which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Bank or Banks receive a net amount in the applicable Permitted Currency equal to the full amount which would have been receivable had payment not been made subject to such tax; and

                       (ii) remit such tax to the relevant taxing authorities according to applicable law, and send to the Agent or the applicable Bank (including the Swing Line Bank) or Banks, as the case may be, such certificates or certified copy receipts as the Agent or such Bank or Banks shall reasonably require as proof of the payment by the Company or such Permitted Borrower of any such taxes payable by the Company or such Permitted Borrower.

         As used herein, the terms "tax", "taxes" and "taxation" include all taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions in any Alternative Currency hereunder, or the payment and/or receipt of funds in any Alternative Currency hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against Company, the Permitted Borrower, Agent or any of the Banks).

         10.2 Application of Proceeds. Notwithstanding anything to the contrary in this Agreement, after an Event of Default, the proceeds of any offsets, voluntary payments by the Company or the Permitted Borrowers or others and any other sums received or collected in





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respect of the Indebtedness, shall be applied, first, to the Notes in such order and manner as determined by the Majority Banks (subject, however, to the applicable Percentages of the Revolving Credit and of the Line of Credit held by each of the Banks), next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to the Company or the Permitted Borrowers, as the case may be. The application of such proceeds and other sums to the Notes shall be based on each Bank's Percentage of the aggregate Indebtedness.

         10.3 Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the Notes (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all Notes (or such participation), such Bank shall purchase from the other Banks such participations in the Notes (or subparticipations in the Letters of Credit) held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Percentages of the Revolving Credit or of the Line of Credit, as the case may be, with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         10.4 Deposits and Accounts. In addition to and not in limitation of any rights of any Bank or other holder of any of the Notes under applicable law, each Bank and each other such holder shall, upon acceleration of the indebtedness under the Notes and without notice or demand of any kind, have the right to appropriate and apply to the payment of the Notes owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Company or the Permitted Borrowers then or thereafter with such Bank or other holder; provided, however, that any such amount so applied by any Bank or other holder on any of the Notes owing to it shall be subject to the provisions of
Section 10.3 hereof.





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         11.       CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS.

         11.1 Reimbursement of Prepayment Costs. If Company or any Permitted Borrower makes any payment of principal with respect to any Eurocurrency-based Advance or Quoted Rate Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or converts or refunds (or attempts to convert or refund) any such Advance; or if Company or any Permitted Borrower fails to borrow, refund or convert into any Eurocurrency-based Advance or Quoted Rate Advance after notice has been given by Company or such Permitted Borrower to Agent in accordance with the terms hereof requesting such Advance, or if Company or any Permitted Borrower fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance or Quoted Rate Advance when due, Company shall reimburse Agent and Banks, as the case may be, on demand for any resulting loss, cost or expense incurred by Agent and Banks, as the case may be as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Banks, as the case may be, shall have funded or committed to fund such Advance. Such amount payable by Company to Agent and Banks, as the case may be may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Banks, as the case may be) which would have accrued to Agent and Banks, as the case may be, on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Calculation of any amounts payable to any Bank under this paragraph shall be made as though such Bank shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Bank may fund any Eurocurrency-based Advance or Quoted Rate Advance, as the case may be, in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph.





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Upon the written request of Company, Agent and Banks shall deliver to Company a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

         11.2 Eurocurrency Lending Office. For any Advance to which the Eurocurrency-based Rate is applicable, if Agent or a Bank, as applicable, shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent or such Bank, Agent or such Bank, as the case may be, shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

         11.3 Availability of Alternative Currency. The Agent and the Banks shall not be required to make any Advance in an Alternative Currency if, at any time prior to making such Advance, the Agent or the Majority Banks (after consultation with Agent) shall determine, in its or their sole discretion, that (i) deposits in the applicable Alternative Currency in the amounts and maturities required to fund such Advance will not be available to the Agent and the Banks; (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls); or (iii) it has become otherwise materially impractical for the Agent or the Banks, as applicable, to make such Advance in the applicable Alternative Currency. The Agent or the applicable Bank, as the case may be, shall promptly notify the Company and Banks of any such determination.

         11.4 Refunding Advances in Same Currency. If pursuant to any provisions of this Agreement, the Company or any of the Permitted Borrowers repays one or more Advances and on the same day borrows an amount in the same currency, the Agent (or the Swing Line Bank, in the case of a Swing Line Advance) shall apply the proceeds of such new borrowing to repay the principal of the Advance or Advances being repaid and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be remitted by the Agent to the Company or such Permitted Borrower, or by the Company or such Permitted Borrower to the Agent, as the case may be.





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         11.5      Circumstances Affecting Eurocurrency-based Rate
Availability. If with respect to any Interest Period, Agent or the Majority Banks (after consultation with Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars or in any applicable Alternative Currency, as the case may be, in the applicable amounts are not being offered to the Agent or such Banks for such Interest Period, then Agent shall forthwith give notice thereof to the Company and the Permitted Borrowers. Thereafter, until Agent notifies Company and the Permitted Borrowers that such circumstances no longer exist,
(i) the obligation of Banks to make Eurocurrency-based Advances (other than in any applicable Alternative Currency with respect to which deposits are available, as required hereunder), and the right of Company and the Permitted Borrowers to convert an Advance to or refund an Advance as a Eurocurrency-based Advance, as the case may be (other than in any applicable Alternative Currency with respect to which deposits are available, as required hereunder), shall be suspended, and (ii) the Company and the Permitted Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance covered hereby in the applicable Permitted Currency, together with accrued interest thereon, any amounts payable under Sections 11.1 and 11.8 hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Company notifies Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

         11.6 Laws Affecting Eurocurrency-based Advance Availability. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest at the Eurocurrency-based Rate, or in an Alternative





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Currency, such Bank shall forthwith give notice thereof to Company and to
Agent. Thereafter, (a) the obligations of Banks to make Eurocurrency- based Advances or Advances in any such Alternative Currency and the right of Company or any Permitted Borrower to convert an Advance into or refund an Advance as a Eurocurrency-based Advance or as an Advance in any such Alternative Currency shall be suspended and thereafter Company and the Permitted Borrowers may select as Applicable Interest Rates or as Alternative Currencies only those which remain available and which are permitted to be selected hereunder, and
(b) if any of the Banks may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance or in such Alternative Currency, the applicable Advance shall immediately be converted to a Prime-based Advance (in the Dollar Amount thereof) and the Prime-based Rate shall be applicable thereto for the remainder of such Interest Period. For purposes of this Section, a change in law, rule, regulation, interpretation or administration shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation or administration presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation or administration.

         11.7 Increased Cost of Eurocurrency-based Advances. If the adoption after the date of this Agreement of, or any change after the date of this Agreement in, any applicable law, rule or regulation of or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

                   (a) shall subject any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or any Note or shall change the basis of taxation of payments to any of the Banks (or any of their respective





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

         Eurocurrency Lending Offices) of the principal of or interest on any Advance or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Banks or any of their respective Eurocurrency Lending Offices imposed by the jurisdiction in which such Bank's principal executive office or Eurocurrency Lending Office is located); or

                   (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on any of the Banks (or any of their respective Eurocurrency Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance or any of the Notes;

and the result of any of the foregoing is to increase the costs to any of the Banks of maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or as an Advance in any Alternative Currency or to reduce the amount of any sum received or receivable by any of the Banks under this Agreement or under the Notes in respect of a Eurocurrency-based Advance or any Advance in an Alternative Currency, whether with respect to Advances to Company or to any of the Permitted Borrowers, then such Bank shall promptly notify Agent (or, in the case of a Swing Line Advance, shall notify Company and the applicable Permitted Borrower directly, with a copy of such notice to Agent), and Agent (or such Bank, as aforesaid) shall promptly notify Company and Permitted Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice, Company agrees to pay to such Bank such additional amount or amounts as will compensate such Bank or Banks for such increased cost or reduction. Agent will promptly notify Company and the Permitted Borrowers of any event of which it has knowledge which will entitle Banks to compensation pursuant to this Section, or which will cause Company or Permitted Borrowers to incur additional liability under Sections 11.1 and 11.8 hereof, provided that Agent shall incur no liability whatsoever to the Banks, Company or Permitted Borrowers in the event it fails to do so. A certificate of Agent (or such Bank, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall be conclusively presumed to be correct save for manifest error. For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without





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limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

         11.8 Indemnity. The Company will indemnify Agent and each of the Banks against any loss or expense which may arise or be attributable to the Agent's and each Bank's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Advances (a) as a consequence of any failure by the Company or any of the Permitted Borrowers to make any payment when due of any amount due hereunder in connection with a Eurocurrency-based Advance, (b) due to any failure of the Company or any Permitted Borrower to borrow, refund or convert on a date specified therefor in a Request for Advance or request for Swing Line Advance or (c) due to any payment, prepayment or conversion of any Eurocurrency-based Advance on a date other than the last day of the Interest Period for such Advance. Such loss or expense shall be calculated based upon the present value, as applicable, of payments due from the Company or such Permitted Borrower with respect to a deposit obtained by the Agent or any of the Banks in order to fund such Advance to the Company or to such Permitted Borrower. The Agent's and each Bank's, as applicable, calculations of any such loss or expense shall be furnished to the Company and shall be conclusive, absent manifest error.

         11.9 Judgment Currency. The obligation of the Company and Permitted Borrowers to make payments of the principal of and interest on the Notes and any other amounts payable hereunder in the currency specified for such payment herein or in the Notes shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Banks of the full amount of the particular Permitted Currency expressed to be payable herein or in the Notes. The Agent (or the Swing Line Bank, as applicable) shall, using all amounts obtained or received from the Company and from Permitted Borrowers pursuant to any such tender or recovery in payment of principal of and interest on the Notes, promptly purchase the applicable Permitted Currency at the most favorable spot exchange rate determined by the Agent to be available to it. The obligation of the Company and the Permitted





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Borrowers to make payments in the applicable Permitted Currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable Permitted Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Permitted Currency expressed to be payable herein or in the Notes.

         11.10 Other Increased Costs. In the event that at any time after the date of this Agreement any change in law such as described in Section 11.7 hereof, shall, in the opinion of the Agent or any of the Banks (as certified to Agent in writing by such Bank) require that the Revolving Credit, the Swing Line, the Line of Credit or any other Indebtedness or commitment under this Agreement or any of the other Loan Documents be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by each of the Banks or any corporation controlling such Banks, as the case may be (or shall increase the amount of capital required under such law, as of the date hereof, to be so maintained), the Agent, in consultation with the Banks, shall notify the Company. The Company and the Agent shall thereafter negotiate in good faith an agreement to increase the Revolving Credit Facility Fee, Line of Credit Facility Fee or other fees payable to the Agent, for the benefit of the Banks under this Agreement, which in the opinion of the Agent (in consultation with the Banks), will adequately compensate the Banks for the costs associated with such change in law. If such increase is approved in writing by the Company within thirty (30) days from the date of the notice to the Company from the Agent, the Revolving Credit Facility Fee, Line of Credit Facility Fee or other fees (if





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applicable) payable by the Company under this Agreement shall, effective from the date of such agreement, include the amount of such agreed increase. If the Company and the Agent (in consultation with the Banks) are unable to agree on such an increase within thirty (30) days from the date of the notice to the Company, the Company shall have the option, exercised by written notice to the Agent within forty-five (45) days from the date of the aforesaid notice to the Company from the Agent, to terminate the Line of Credit and/or Revolving Credit and the Swing Line, as the case may be, or other commitments if applicable, in which event, all sums then outstanding to Banks and to Agent hereunder shall be due and payable in full. If (a) the Company and the Agent (in consultation with the Banks) fail to agree on an increase in the Revolving Credit Facility Fee, Line of Credit Facility Fee or other fees (if applicable), and (b) the Company fails to give timely notice that it has elected to exercise its option to terminate the Revolving Credit or other commitments, if applicable, as set forth above, then the Revolving Credit and the Swing Line, and/or the Line of Credit and such other commitments shall automatically terminate as of the last day of the aforesaid forty-five (45) day period, in which event all sums then outstanding to Banks and to Agent hereunder shall be due and payable in full.

         12.       AGENT

         12.1 Appointment of Agent. Each Bank and the holder of each Note appoints and authorizes Agent to act on behalf of such Bank or holder under the Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including house and outside attorneys' fees) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Company or any of the Permitted Borrowers under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Company or such Permitted Borrower, pro rata according to such Bank's Percentage, but excluding any such expenses resulting from Agent's gross negligence or willful misconduct. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense (excluding liability resulting from its gross negligence or willful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

         12.2 Deposit Account with Agent. Each of Company and the Permitted Borrowers hereby authorizes Agent to charge its general deposit account, if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same becomes due and payable under the terms of this Agreement or the Notes.





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         12.3      Exculpatory Provisions. Agent agrees to exercise its rights and powers, and to perform its duties, as Agent hereunder and under the other Loan Documents in accordance with its usual customs and practices in bank-agency transactions, but only upon and subject to the express terms and conditions of this Section 12 (and no implied covenants or other obligations shall be read into this Agreement against the Agent); neither Agent nor any of its directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith, except for its or their own willful misconduct or gross negligence, nor be responsible for any recitals or warranties herein or therein, or for the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto, or any security thereunder, or to make any inquiry respecting the performance by Company, any of its Subsidiaries or any of the Permitted Borrowers of its obligations hereunder or thereunder. Agent shall not have, or be deemed to have, a fiduciary relationship with any Bank by reason of this Agreement. Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper person.

         12.4 Successor Agents. Agent may resign as such at any time upon at least 30 days prior notice to Company and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint a successor Agent (consisting of Co-Agent, or of any other Bank or financial institution satisfactory to such Majority Banks) which shall thereupon become Agent hereunder and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Such successor Agent shall succeed to all of the rights and obligations of the retiring Agent as if originally named. The retiring Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the retiring Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the retiring agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or willful misconduct arising prior to its retirement hereunder, and the provisions of this Section 12 shall continue in





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effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         12.5 Loans by Agent. Agent shall have the same rights and powers with respect to the credit extended by it and the Notes held by it as any Bank and may exercise the same as if it were not Agent, and the term "Bank" and, when appropriate, "holder" shall include Agent in its individual capacity.

         12.6 Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Company, the Permitted Borrowers and the Subsidiaries and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

         12.7 Notices by Agent. Agent shall give prompt notice to each Bank of its receipt of each notice or request required or permitted to be given to Agent by Company or a Permitted Borrower pursuant to the terms of this Agreement and shall promptly distribute to the Banks any reports received from the Company or any of its Subsidiaries or any of the Permitted Borrowers under the terms hereof, or other material information or documents received by Agent, in its capacity as Agent, from the Company, its Subsidiaries or the Permitted Borrowers.

         12.8 Agent's Fees. Commencing on January 1, 1997 and on the first day of each calendar quarter thereafter until the Indebtedness has been repaid and no commitment to fund any loan hereunder is outstanding, the Company and the Permitted Borrower, jointly and severally, shall pay to Agent an agency fee set forth (or to be set forth from time to time) in a letter agreement between or among Company, Permitted Borrowers and Agent. The Agent's Fees described in this Section 12.8 shall not be refundable under any circumstances.





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         12.9      Nature of Agency. The appointment of Agent as agent is for the convenience of Banks, Company and the Permitted Borrowers in making Advances of the Revolving Credit, the Line of Credit or any other Indebtedness of Company or the Permitted Borrowers hereunder, and collecting fees and principal and interest on the Indebtedness. No Bank is purchasing any Indebtedness from Agent and this Agreement is not intended to be a purchase or participation agreement.

         12.10 Authority of Agent to Enforce Notes and This Agreement. Each Bank, subject to the terms and conditions of this Agreement (including, without limitation, any required approval or direction of the Majority Banks or the Banks, as applicable, to be obtained by or given to the Agent hereunder), authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to the Company, any of its Subsidiaries, any of the Permitted Borrowers or its creditors or affecting its properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents, but in each case only to the extent of any required approval or direction of the Majority Banks or the Banks, as applicable, obtained by or given to the Agent hereunder.

         12.11 Indemnification. The Banks agree to indemnify the Agent in its capacity as such, to the extent not reimbursed by the Company or the Permitted Borrowers, pro rata according to their respective Percentages, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, and reasonable out-of-pocket expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted to be taken or suffered in good faith by the Agent hereunder, provided that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of the Agent or any of its officers, employees, directors or agents.





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         12.12     Knowledge of Default. It is expressly understood and agreed that the Agent (whether in its capacity as issuing bank, Swing Line Bank or otherwise) shall be entitled to assume that no Default or Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have actual (rather than constructive) knowledge of such occurrence or shall have been notified in writing by a Bank that such Bank considers that a Default or an Event of Default has occurred and is continuing, and specifying the nature thereof. Upon obtaining actual knowledge of any Default or Event of Default as described above, the Agent shall promptly, but in any event within three (3) Business Days after obtaining knowledge thereof, notify each Bank of such Default or Event of Default and the action, if any, the Agent proposes be taken with respect thereto.

         12.13 Agent's Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action, on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder), may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice (subject to the requirement that amendments, waivers or consents under Section 13.11 hereof be made in writing by the Majority Banks or all the Banks, as applicable), or (ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

         12.14 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall





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direct. Except as otherwise expressly provided in any of the Loan Documents,
Agent will not (and will not be obligated to) take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in violation or contravention of any express direction or instruction of the Majority Banks or all of the Banks, as the case may be (as provided for hereunder). Agent may refuse (and will not be obligated) to take any action, assert any rights or pursue any remedies under this Agreement or any of the other Loan Documents in the absence of the express written direction and instruction of the Majority Banks or all of the Banks, as the case may be (as provided for hereunder). In the event Agent fails, within a commercially reasonable time, to take such action, assert such rights, or pursue such remedies as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct in conformity with this Agreement, the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall have the right to take such action, to assert such rights, or pursue such remedies on behalf of all of the Banks unless the terms hereof otherwise require the consent of all the Banks to the taking of such actions (in which event all of the Banks must join in such action). Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its capacity as Agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.

         12.15 Co-Agents. Each of Lasalle National Bank and The Bank of New York have been designated by the Company as "Co-Agents" under this Agreement. Other than their rights and remedies as Banks hereunder, the Co-Agents shall have no administrative, collateral or other rights or responsibilities, provided, however, that the Co-Agents shall be entitled to the benefits afforded to Agent under Sections 12.5 and 12.6 hereof.

         13.       MISCELLANEOUS

         13.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP.





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         13.2      Consent to Jurisdiction. Each of the Company and the
Permitted Borrowers hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents and each of the Company and the Permitted Borrowers hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Each of the Permitted Borrowers irrevocably appoints the Company as its agent for service of process. Each of the Company and the Permitted Borrowers irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to the Company at its address specified on the signature page hereto or by certified mail directed to such address. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against the Company or the Permitted Borrowers or any of its or their property in the courts of any other jurisdiction. Each of the Company and the Permitted Borrowers hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

         13.3 Law of Michigan. This Agreement and the Notes have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan, except as and to the extent expressed to the contrary in any of the Loan Documents. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         13.4 Interest. In the event the obligation of the Company or any of the Permitted Borrowers to pay interest on the principal balance of the Notes is or becomes in excess of the maximum interest rate which the Company or each Permitted Borrower is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in





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that event, the rate of interest applicable with respect to such Bank's
Percentage of the Revolving Credit or of the Line of Credit, as applicable, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

         13.5 Closing Costs; Other Costs. Company and each of the Permitted Borrowers, jointly and severally, shall pay or reimburse (a) Agent for payment of, on demand, all reasonable closing costs and expenses, including, by way of description and not limitation, reasonable in- house and outside attorney fees and advances, appraisal and accounting fees, lien search fees, and required travel costs, incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby, or in connection with any refinancing or restructuring of the loans or Advances provided under this Agreement or the other Loan Documents, or any amendment thereof requested by Company or the Permitted Borrowers, and (b) Agent and each of the Banks, as the case may be, for all stamp and other taxes and duties payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or duties. Furthermore, all reasonable costs and expenses, including without limitation attorney fees, incurred by Agent and, after the occurrence and during the continuance of an Event of Default, by the Banks in revising, preserving, protecting, exercising or enforcing any of its or any of the Banks' rights against Company or the Permitted Borrowers, or otherwise incurred by Agent and the Banks in connection with any Event of Default or the enforcement of the loans (whether incurred through negotiations, legal proceedings or otherwise), including by way of description and not limitation, such charges in any court or bankruptcy proceedings or arising out of any claim or action by any person against Agent or any Bank which would not have been asserted were it not for Agent's or such Bank's relationship with Company and the Permitted Borrowers hereunder or otherwise, shall also be paid by Company and the Permitted Borrower. All of said amounts required to be paid by Company and Permitted Borrowers hereunder and not paid forthwith upon demand, as aforesaid, shall bear interest, from the date





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incurred to the date payment is received by Agent, at the Prime-based Rate, plus three percent (3%).

         13.6 Notices. Except as otherwise provided herein, all notices or demand hereunder to the parties hereto shall be sufficient if made in writing and delivered by messenger or deposited in the mail (certified or registered mail (or the equivalent thereof), postage prepaid), and addressed to the parties as set forth on Schedule 13.6 of this Agreement and to Permitted Borrowers at the Company's address as set forth on Schedule 13.6 or at such other address as such party may, by written notice received by the other parties hereto, have designated as its address for such purpose. Any notice or demand given to the Company hereunder shall be deemed given to each of the Permitted Borrowers, whether or not said notice or demand is addressed to or received by such Permitted Borrower.

         13.7 Further Action. Company and the Permitted Borrowers, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action, as may be required to carry out the intent and purpose of this Agreement, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

         13.8      Successors and Assigns; Assignments and Participations.

                   (a) This Agreement shall be binding upon and shall inure to the benefit of Company and the Permitted Borrowers and the Banks and their respective successors and assigns.

                   (b) The foregoing shall not authorize any assignment by Company or any of the Permitted Borrowers, of its rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Banks.

                   (c) The Company, Permitted Borrowers and Agent acknowledge that each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Bank's rights and obligations hereunder and under the other Loan Documents to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund,





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commercial finance company or other similar financial institution, the identity of which institution is approved by Company and Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of Company shall not be required upon the occurrence and during the continuance of a Default or Event of Default and (ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Bank, any other Bank or any Federal Reserve Bank; and provided further that the aggregate assignments and participation interests sold by a Bank (other than pursuant to subparagraph (ii) of this Section 13.8(c)) do not exceed fifty percent (50%) of its original interest therein.
The Company and each of Permitted Borrowers authorize each Bank to disclose to any prospective assignee or participant, once approved by Company and Agent, any and all financial information in such Bank's possession concerning the Company and such Permitted Borrower which has been delivered to such Bank pursuant to this Agreement; provided that each such prospective participant shall execute a confidentiality agreement consistent with the terms of Section
13.13 hereof.

                   (d) Each assignment by a Bank of any portion of its rights and obligations hereunder and under the other Loan Documents, other than assignments to such Bank's Affiliates under Section 13.8(f) hereof, shall be made pursuant to an Assignment Agreement ("Assignment Agreement") substantially (as determined by Agent), in the form attached hereto as Exhibit G (with appropriate insertions acceptable to Agent) and shall be subject to the terms and conditions hereof, and to the following restrictions:

                        (i) each assignment shall cover all of the Notes issued by Company and the Permitted Borrowers hereunder to the assigning Bank (and not any particular Note or Notes), and shall be for a fixed and not varying percentage thereof, with the same percentage applicable to each such Note;

                       (ii) each assignment shall be in a minimum amount of Five Million Dollars ($5,000,000);

                      (iii) no assignment shall violate any "blue sky" or other securities law of any jurisdiction or

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                                  shall require the Company, any Permitted
                                  Borrower or any other Person to file a
                                  registration statement or similar application with the United States Securities and Exchange Commission (or similar state regulatory body) or to qualify under the "blue sky" or other securities laws of any jurisdiction; and

                       (iv) no assignment shall be effective unless Agent has received from the assignee (or from the assigning Bank) an assignment fee of $3,500 for each such assignment.

In connection with any assignment subject to this Section 13.8(d), Company, each of the Permitted Borrowers and Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned until (x) the Agent shall have received a notice of assignment duly executed by the assigning Bank and an Assignment Agreement (with respect thereto) duly executed by the assigning Bank and each assignee; and (y) the assigning Bank shall have delivered to the Agent the original of each Note held by the assigning Bank under this Agreement. From and after the date on which the Agent shall notify Company and the Bank which has accepted an assignment subject to this Section 13.8(d) that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Bank under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Bank, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Within five (5) Business Days following Company's receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement, Company and the Permitted Borrowers shall, to the extent applicable, execute and deliver to the Agent in exchange for any surrendered Note, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Indebtedness retained by the assigning Bank, to the extent applicable, new Note(s) payable to the order of the assigning Bank in an amount equal to the amount retained by such Bank hereunder shall be executed and delivered by the Company and the Permitted Borrowers. Agent, the Banks and the Company and the Permitted Borrowers acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by any surrendered Note, and each such new Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Company, the Permitted Borrowers and each of the Banks a revised Exhibit D to this Agreement setting forth the applicable new Percentages of the Banks (including the assignee
Bank), taking into account such assignment.

                   (e) Each Bank agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable participation agreement):

                        (i) such Bank shall remain the holder of its Notes hereunder, notwithstanding any such participation;

                       (ii) except as expressly set forth in this Section 13.8(e) with respect to rights of setoff and the benefits of Section 11 hereof, a participant shall have no direct rights or remedies hereunder;

                      (iii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

                       (iv) such Bank shall retain the sole right and responsibility to enforce the obligations of the Company and Permitted Borrowers relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guaranties, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant, except for those matters covered by Section 13.11(a) through
                                  (e) and (h) hereof (provided that a
                                  participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank, and Company, Permitted Borrowers, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank's rights and duties hereunder).

Company and each of the Permitted Borrowers each agrees that each participant shall be deemed to have the right of setoff under Section 10.4 hereof in respect of its participation interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Bank under this Agreement, shall be subject to the pro rata recovery provisions of Section 10.3 hereof and shall be entitled to the benefits of Section 11 hereof. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Bank and the Person purchasing such participation, and none of the Company, none of the Permitted Borrowers, the Agent and the other Banks shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Bank of any of its obligations under this Agreement or any of the other Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

                   (f) Each assignment by a Bank to its Affiliates of all or any portion of the Notes, or any Advances thereunder, may be made on such terms and conditions as determined by such Bank (rather than pursuant to Section 13.8(d) hereof), provided however that (i) following each such assignment, the assigning Bank shall remain responsible for the performance of its obligations under this Agreement and the other Loan Documents (including without limitation its obligations in respect of any Notes and Advances thereunder so assigned), and each such Affiliate assignee shall not be deemed a "Bank" hereunder, (ii) Company, the Permitted Borrowers and the Agent shall be entitled to continue to deal solely and directly with such assigning Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, (iii) such assigning Bank shall retain the sole right and responsibility to enforce the obligations of Company and the Permitted Borrowers (including Company or the applicable Permitted Borrower whose Notes or Advances thereunder have been so assigned) under this Agreement and the other Loan Documents. In connection with assignments to its Affiliates under this Section 13.8(f), an assigning Bank shall act as agent for its Affiliates having received assignments hereunder, and may appoint such Affiliates as such Bank's applicable Eurocurrency Lending Office. Furthermore with respect to such assignments under this Section 13.8(f), it is expressly acknowledged that the assignment fee provided for in
Section 13.8(d)(iv) shall not apply.

                   (g) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

         13.9 Indulgence. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.

         13.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

         13.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Company or the Permitted Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or signed by the Agent at the direction of the Majority Banks), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) subject the Banks to any additional obligations, (b) reduce the principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (d) waive any Event of Default specified in Section 9.1(a) or (b) hereof, (e) release or defer the granting or perfecting of a lien or security interest in any collateral or release any guaranty or similar undertaking provided by any Person, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, (f) take any action which requires the signing of all Banks pursuant to the terms of this Agreement or any other Loan Document, (g) change the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under this Agreement or any other Loan Document, (h) change this Section 13.11, or (i) change the definition of "Majority Banks" or "Percentage", and provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any other Loan Document, whether in its capacity as Agent, issuing bank or Swing Line Bank. All references in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks.

         13.12 Taxes and Fees. Should any tax (other than a tax based upon the net income of any Bank or Agent by any jurisdiction where a Bank or Agent is located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Company and each of the Permitted Borrowers, jointly and severally, agrees to pay the same together with any interest or penalties thereon and agrees to hold the Agent and the Banks harmless with respect thereto.

         13.13 Confidentiality. Each Bank agrees that without the prior consent of Company, it will not disclose (other than to its employees, to another Bank or to its auditors or counsel) any information with respect to the Company or any of its Subsidiaries or any of the Permitted Borrowers which is furnished pursuant to the terms and conditions of this Agreement or any of the other Loan Documents or which is designated (in writing) by Company or any of the Permitted Borrowers to be confidential; provided that any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Bank from any third party under no duty of confidentiality to the Company or such Permitted Borrower known to such Bank after reasonable inquiry, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect of any inquiry by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect of any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid.

         13.14 Withholding Taxes. If any Bank is not incorporated under the laws of the United States or a state thereof, such Bank shall promptly (but in any event prior to the initial payment of interest hereunder) deliver to the Agent two executed copies of (i) Internal Revenue Service Form 1001 specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form 4224 evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent that such Bank is exempt from United States income tax withholding with respect to such income; provided, however, that such Bank shall not be required to deliver to Agent the aforesaid forms or other evidence with respect to (i) Advances to any Foreign Subsidiary which is or becomes a Permitted Borrower hereunder or (ii) with respect to Advances to the Company or any Domestic

Subsidiary which subsequently becomes a Permitted Borrower hereunder, if such Bank has assigned (pursuant to Section 13.8(f) hereof) those Notes (and the Advances thereunder) issued to it by the Company, or any Domestic Subsidiary which subsequently becomes a Permitted Borrower hereunder, to an Affiliate which is incorporated under the laws of the United States or a state thereof, and so notifies the Agent. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent. In addition, from time to time upon the reasonable request and at the sole expense of the Company or the Permitted Borrowers, each Bank and the Agent shall (to the extent it is able to do so based upon applicable facts and circumstances), complete and provide the Company or the Permitted Borrowers with such forms, certificates or other documents as may be reasonably necessary to allow the Company or the Permitted Borrowers, as applicable, to make any payment under this Agreement or the other Loan Documents without any withholding for or on the account of any tax under Section 10.1(d) hereof (or with such withholding at a reduced rate), provided that the execution and delivery of such forms, certificates or other documents does not adversely affect or otherwise restrict the right and benefits (including without limitation economic benefits) available to such Bank or the Agent, as the case may be, under this Agreement or any of the other Loan Documents, or under or in connection with any transactions not related to the transactions contemplated hereby.

         13.15 Effective Upon Execution. This Agreement shall become effective upon the execution hereof by Banks, Agent, the Company and the Permitted Borrowers signatory hereto, and the issuance by the Company and such Permitted Borrowers, as applicable, of the Line of Credit Notes, Revolving Credit Notes, and the Swing Line Notes hereunder, and shall remain effective until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit hereunder remains outstanding. Those Permitted Borrowers not signatories to this Agreement on the effective date thereof shall become obligated hereunder (and shall be deemed parties to this Agreement) upon their execution and delivery, according to the terms hereof, of the aforesaid Notes.

         13.16 Severability. In case any one or more of the obligations of the Company or any of the Permitted Borrowers under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company or such Permitted Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company or such Permitted Borrower under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

         13.17 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

         13.18 Construction of Certain Provisions. If any provision of this Agreement or any of the other Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

         13.19 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         13.20 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company or any party to any of the Loan Documents made herein or in any of the other Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of the Company, any such party in connection with this Agreement or any of the other Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of the Company and the Permitted Borrowers set forth in Section 11.8 hereof (together with any other indemnities of the Company or the Permitted Borrowers contained elsewhere in this Agreement or in any of the other Loan Documents, including but not limited to Sections 7.14, 11.1, 11.7, 11.10, 13.5 and 13.12) and of Banks set forth in Sections 12.1, 12.12 and 13.13 hereof shall, notwithstanding anything to the contrary contained in this Agreement, survive the repayment in full of the Indebtedness and the termination of any commitments to make Advances hereunder.

         13.21 Complete Agreement; Amendment and Restatement. This Agreement, the Notes, any Requests for Advance or Letters of Credit hereunder, the other Loan Documents and any agreements, certificates, or other documents given to secure the Indebtedness, contain the entire agreement of the parties hereto, and none of the parties hereto shall be bound by anything not expressed in writing. This Agreement constitutes an amendment and restatement of the Prior Credit Agreement, which Prior Credit Agreement is fully superseded and amended and restated in its entirety hereby; provided, however, that the Indebtedness governed by the Prior Credit Agreement shall remain outstanding and in full force and effect and provided further that this Agreement does not constitute a novation of such Indebtedness.




                    [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

         WITNESS the due execution hereof as of the day and year first above written.


COMPANY:                                       AGENT:

CREDIT ACCEPTANCE CORPORATION                  COMERICA BANK, As Agent



By:___________________________                By:___________________________

Its:__________________________                Its:__________________________


CREDIT ACCEPTANCE CORPORATION
  UK LIMITED



By:___________________________

Its:__________________________



                                        BANKS:

                                        COMERICA BANK



                                        By:___________________________

                                        Its:__________________________



                                        LASALLE NATIONAL BANK



                                        By:___________________________

                                        Its:__________________________


                                        THE FIRST NATIONAL BANK OF
                                        CHICAGO



                                        By:___________________________

                                        Its:__________________________



                                        BANK HAPOALIM, B.M., CHICAGO BRANCH



                                        By:___________________________

                                        Its:__________________________

                                        And

                                        By:___________________________

                                        Its:__________________________



                                        THE SUMITOMO BANK, LIMITED,
                                        CHICAGO BRANCH



                                        By:___________________________

                                        Its:__________________________

                                        and

                                        By:___________________________

                                        Its:__________________________


                                        HARRIS TRUST AND SAVINGS BANK



                                        By:___________________________

                                        Its:__________________________



                                        THE BANK OF NEW YORK



                                        By:___________________________

                                        Its:__________________________



                                        THE FIFTH THIRD BANK OF NORTHWESTERN
                                        OHIO, N.A.



                                        By:___________________________

                                        Its:__________________________



                                        CIBC INC.



                                        By:___________________________

                                        Its:__________________________

                                           UNITED STATES NATIONAL BANK OF OREGON



                                        By:___________________________

                                        Its:__________________________

                                        and

                                        By:___________________________

                                        Its:__________________________



                                        THE BANK OF TOKYO-MITSUBISHI, LTD.
                                        (CHICAGO BRANCH)



                                        By:___________________________

                                        Its:__________________________



                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LTD. (CHICAGO BRANCH)


                                        By:___________________________

                                        Its:__________________________

                                        CREDIT LYONNAIS



                                        By:___________________________

                                        Its:__________________________

                                        and

                                        By:___________________________

                                        Its:__________________________

                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA



                                        By:___________________________

                                        Its:__________________________



                                        FIRSTAR BANK MILWAUKEE, N.A.



                                        By:___________________________

                                        Its:__________________________



                                        NATIONSBANK, N.A.



                                        By:___________________________

                                        Its:__________________________

                                        THE BANK OF NOVA SCOTIA



                                        By:___________________________

                                        Its:__________________________


                                        CANADIAN IMPERIAL BANK OF COMMERCE


                                        By:___________________________

                                        Its:__________________________

                               SCHEDULE 4.1(1)

                                PRICING MATRIX


                                          APPLICABLE MARGIN FOR                    APPLICABLE FEE PERCENTAGE FOR
                             ----------------------------------------------------------------------------------------------------
    IF THE COMPANY'S(2)      PRIME-BASED       EUROCURRENCY-BASED      LINE OF CREDIT       REVOLVING CREDIT       LETTER CREDIT
    RATING LEVEL IS:            RATE                 RATE              FACILITY FEE           FACILITY FEE              FEE
---------------------------------------------------------------------------------------------------------------------------------
      Rating Level 1             0%                  .6125%                .1875%                .1875%                   .7375%
---------------------------------------------------------------------------------------------------------------------------------
      Rating Level 2             0%                   .75%                 .2000%                .2000%                   .8750%
    (and Rating Level 1
      does not apply)
---------------------------------------------------------------------------------------------------------------------------------
      Rating Level 3             0%                  .825%                 .2250%                .2250%                   .9500%
    (and neither Rating
    Level 1 nor Rating
     Level 2 applies)
---------------------------------------------------------------------------------------------------------------------------------
      Rating Level 4             0%                  1.00%                 .2500%                .2500%                   1.125%
    (and none of Rating
     Levels 1, 2 or 3
         applies)
---------------------------------------------------------------------------------------------------------------------------------
      Rating Level 5             0%                  1.20%                 .4000%                .4000%                   1.325%
    (and none of Rating
    Levels 1 through 4
         applies)
---------------------------------------------------------------------------------------------------------------------------------

__________________________________

     (1) All terms as defined in the Agreement.

     (2) The debt rating in effect at any date is that in effect at the close of business on such date.

                                 SCHEDULE 13.6


                             ADDRESSES FOR NOTICES


COMPANY:                                   AGENT:

CREDIT ACCEPTANCE CORPORATION              COMERICA BANK, As Agent
25005 W. 12 Mile Road                      One Detroit Center
Southfield, MI 48034                       500 Woodward Avenue
Attention: Richard E. Beckman              Detroit, Michigan 48226
Fax No.: (810) 827-8513                    Attention: William B. Murdock
                                           Fax No.: (313) 222-9424


CREDIT ACCEPTANCE CORPORATION
  UK LIMITED
25005 W. 12 Mile Road
Southfield, Michigan 48034
Attention: Richard E. Beckman
Fax No.: (810) 827-8513


BANKS:

COMERICA BANK
One Detroit Center
500 Woodward Avenue
Detroit, Michigan 48226
Attention: William B. Murdock
Fax No.: (313) 222-3503

LASALLE NATIONAL BANK
135 South LaSalle Street
Suite 302
Chicago, Illinois 60603
Attention: David C. Schmidt
Fax No.: (312) 904-6382

THE FIRST NATIONAL BANK OF
  CHICAGO
One First National Plaza,

Suite 0084
Chicago, Illinois 60670-0084
Attention: Jonathan Kingsepp
Fax No.: (312) 732-6222

BANK HAPOALIM, B.M., CHICAGO BRANCH
225 North Michigan Avenue,
Suite 900
Chicago, Illinois 60601-7601
Attention: Thomas J. Hepperle
Fax No.: (312) 228-6490

THE SUMITOMO BANK, LIMITED,
  CHICAGO BRANCH
233 South Wacker Drive
Suite 5400
Chicago, Illinois 60606
Attention: Mr. Thomas Garza
Fax No.: (312) 993-6255

HARRIS TRUST AND SAVINGS BANK
111 Monroe - 4E
Chicago, Illinois 60690
Attention: Michael S. Cameli
Fax No.: (312) 765-8382

THE BANK OF NEW YORK
One Wall Street
New York, New York 10286
Attention: William Barnum
Fax No.: (212) 635-6434

THE FIFTH THIRD BANK OF NORTHWESTERN OHIO, N.A.
606 Madison Avenue
Toledo, Ohio 43604
Attention: Brent J. Lochbihler
Fax No.: (419) 259-7134

CANADIAN IMPERIAL BANK OF COMMERCE
425 Lexington Avenue
New York, New York 10017
Attention: Jennifer Prugh
Fax. No.: (212) 856-3613

UNITED STATES NATIONAL BANK OF OREGON
555 S.W. Oak
Suite 400
Portland, OR 97204
Attention: Fiza Noordin, AVP
Fax No.: (503) 275-4267

THE BANK OF TOKYO-MITSUBISHI, LTD.
   (CHICAGO BRANCH)
227 W. Monroe St., Suite 2300
Chicago, Illinois 60606
Attention: Michael W. Kempel
Fax No.: (312) 696-4535

THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
   (CHICAGO BRANCH)
190 South LaSalle St., Suite 800
Chicago, Illinois 60603
Attention: Mark Thompson
Fax No.: (312) 704-8505

CREDIT LYONNAIS NEW YORK BRANCH
1301 6th Avenue
New York, New York 10019
Attention: Kathleen Deacy Bowers
Fax No.: (212) 261-3401

FIRST UNION NATIONAL BANK OF
   NORTH CAROLINA
301 S. College St.
Charlotte, North Carolina 28288-0745
Attention: Glenn Edwards
Fax No.: (704) 374-2802

FIRSTAR BANK MILWAUKEE, N.A.
777 E. Wisconsin Ave.
Milwaukee, WI 53202
Attention: Thomas V. Richtman
Fax No.: (414) 765-4632

NATIONSBANK, N.A.
600 Peachtree Street
Atlanta, Georgia 30338
Attention: Joseph Franke
Fax No.: (404) 607-6318

THE BANK OF NOVA SCOTIA
181 W. Madison St.
Chicago, Illinois 60602
Attention: Brian F. Hewett
Fax No.: (312) 201-4108